UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective
Amendment No. 3
to

Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bootheel Agri-Energy, LLC
(Name of small business issuer in its charter)

Missouri	2860	20-3538701
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1214 Linn Street, Sikeston, Missouri 63801 (573) 471-9952

(Address and telephone number of principal executive offices and principal place of business)

David Herbst
1214 Linn Street
Sikeston, Missouri 63801
(573) 471-9952

With a copy to:
Gregory G. Johnson
Thomas J. Lynn
Bryan Cave LLP
1200 Main Street, Suite 3500
Kansas City, Missouri 64105
(816) 374-3200

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Dollar	Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	per Unit	Price	Registration Fee
Membership Units	$110,000,000	$2.00	$110,000,000	$11,770*

*	The registration fee was previously paid in connection with the initial filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY 3, 2007
Bootheel Agri-Energy, LLC
A Missouri Limited Liability Company

[Effective Date]

The Securities being offered by Bootheel Agri-Energy, LLC are Limited Liability Company Membership Units

Minimum Offering Amount	$60,000,000	Minimum Number of Units	30,000,000
Maximum Offering Amount	$110,000,000	Maximum Number of Units	55,000,000

Offering Price: $2 per Unit
Minimum Purchase Requirement: 10,000 Units ($20,000)
Additional Increments: 5,000 Units ($10,000)

This is the initial public offering of limited liability company membership units in Bootheel Agri-Energy, LLC, a development-state Missouri limited liability company. We intend to use the offering proceeds to pay for a portion of the construction and start-up operating costs of a 100-million gallon per year dry mill corn-processing ethanol plant to be located in southeastern Missouri. We estimate the total project, including operating capital, will cost approximately $190,000,000. We expect to use debt financing to complete project capitalization. If we are successful in the offering and subsequently convert to a coal-fuel plant, as we plan to do following the plant’s construction and at least one year of operations, we will require approximately $220,000,000.

A unit represents a pro rata ownership interest in our capital, profits, losses and distributions. No public market exists for our units and none is expected to develop. Our units will not be listed on any national exchange. The units are subject to a number of transfer restrictions imposed by our operating agreement, as well as applicable tax and securities laws. We are selling the units directly to investors on a direct primary basis, without using an underwriter.

The offering will end no later than [one year from the effective date of this registration statement].  If we sell the maximum number of units prior to [one year date], the offering will end on the date that the maximum number of units have been sold. We may also decide to end the offering any time after we have sold the minimum number of units and prior to [one year date]. If we decide to abandon the project for any reason, we will terminate the offering and return your investment with nominal interest.

Investments will be held in escrow until earliest of (1) our receipt of $60,000,000 or more in offering cash proceeds and written debt financing commitments which, combined with the offering proceeds, would equal at least $190,000,000, including the $2,120,000 we raised in a previous private placement offering; (2) [one year from the effective date of this registration statement]; or (3) termination of the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative securities and involve a significant degree of risk. You should read this prospectus including the “RISK FACTORS” beginning on page 8. You should consider these risk facts before investing in us.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial information, and the documents attached as exhibits before you decide to invest.

The Company

Bootheel Agri-Energy, LLC (referred to herein as “we,” “us,” the “Company” or “Bootheel Agri-Energy, LLC”) is a limited liability company organized under the laws of the State of Missouri. We were initially formed as a Delaware limited liability company on September 26, 2005. We converted to a Missouri limited liability company in August 2006. We intend to construct and operate a corn-based and, initially gas-fired, then a coal-fired, dry mill fuel grade ethanol production facility in southeastern Missouri with annual design production capacity of 100 million gallons per year (mgpy). We are a development stage company with no revenues and our efforts, to date, have been devoted principally to developing a feasibility study and plans for our proposed project, engaging service providers and related activities. We will not generate revenue until we complete construction of our proposed plant, which we are targeting for           .

We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with our plans to build and operate the plant. We will also need a significant amount of debt financing in order to complete the project.

We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See “Federal Income Tax Considerations”.

In the United States, a limited liability company is a relatively new kind of business entity and is different from a corporation or partnership. Statutes providing for limited liability companies differ from state to state, but, generally, limited liability companies enjoy limited liability for their members and may feature centralized management by a board of directors or board of managers. States typically require a contract among the members of a limited liability company called an operating agreement, which sets forth the rights and powers of the limited liability company’s members and managers. Unless an election is made to take the entity as a corporation, the limited liability company is, generally, treated as a disregarded entity or partnership for tax purposes and consequently is not subject to the double taxation consequence imposed on corporations and their shareholders. Limited liability companies were created to provide an additional form of business organization with limited liability, as a corporation provides, but without the typical double taxation consequence faced by corporations.

Our principal executive office address is 1214 Linn Street, Sikeston, Missouri. Our Chair is David Herbst and we currently have 19 individuals serving on our Board of Managers. See “Managers, Executive Officers, Promoters and Control Persons.” You may contact us by phone at (573) 471-9952.

The Offering

We are offering a minimum of 30,000,000 Units and a maximum of 55,000,000 Units at a price of $2.00 per Unit. The minimum subscription required to invest in this offering is 10,000 Units ($20,000). Additional Units may be purchased in increments of 5,000 Units ($10,000).

The minimum amount of this offering is $60,000,000 and the maximum offering amount is $110,000,000. The proceeds from the sale of Units in this offering will not be sufficient to pay for all of our construction and start-up costs. Depending on the amount of equity we raise in this offering, we will require debt financing ranging from approximately $80,000,000 to $130,000,000 in order to fully capitalize the project. There is no assurance that we will be able to obtain the equity or debt capital we need to complete the project and commence operation of the plant.

We do not intend to register the offering under the “blue sky” laws of any state. We intend to offer or sell our Units in states in reliance on exemptions from the registration requirements of the laws of such states. However, we may not generally solicit investors in any jurisdictions other than Missouri. This limitation may result in the offering being unsuccessful. Our Board of Managers will sell the Units directly to investors without the use of an underwriter. We are exempt from broker-dealer registration with the Securities and Exchange Commission.

This offering will end upon the earliest of (1) our acceptance of subscriptions for Units equaling the maximum amount of $110,000,000 (2) [one year from the effective date of this registration statement], or (3) our termination or abandonment of the offering. We may end the offering any time after the acceptance of subscriptions for units equaling the minimum amount of $60,000,000 prior to [one year from the effective date of this registration statement].

Subscriptions for Units will require a cash payment equal to the total subscription amount. Subscriptions will be held in escrow until the earliest to occur of our receipt of (a) $60,000,000 or more in offering proceeds, and (b) written debt financing commitments which, combined with the offering proceeds would equal at least $190,000,000, including the $2,120,000 we raised in a previous private placement offering. If we have not satisfied the conditions for the release of funds from escrow on or prior to [one year from the effective date of this registration statement], we will terminate the offering and promptly return all subscriptions and payments received. We reserve the right to modify or terminate the offering, to waive conditions to the purchase of Units and to reject subscriptions in whole or in part. If we abandon the project for any reason, we will terminate the offering.

After the offering, we will have 57,120,000 Units issued and outstanding if we sell the maximum number of Units offered in this offering and 32,120,000 Units issued and outstanding if we sell the minimum number of Units offered. These amounts include 2,120,000 Units issued in our previous private offerings to raise seed capital. Each Unit represents an ownership interest in our capital, profits, losses and distributions. Each member is entitled to one vote per Unit; provided, however, that a member’s number of votes is at all times capped at two percent (2%) of the outstanding Units.

Our Managers will sell the Units directly to investors on a direct primary basis without the assistance of an underwriter. No commissions will be paid to any person in connection with this offering. Our Managers, affiliates and business partners may purchase Units in this offering. There is no maximum aggregate number of Units or percentage of Units offered that our Managers, affiliates and business partners may purchase in this offering. Our Managers, affiliates and business partners may invest to achieve the minimum offering.

Our Ethanol Project

We intend to construct and operate a 100 mgpy corn-based and coal-fired dry mill fuel-grade ethanol plant in southeastern Missouri, in the area of Sikeston. We expect our plant will be able to convert, on an annual basis, approximately 36 million bushels of corn into approximately 100 million gallons of fuel grade ethanol and 320,000 tons of dried distillers grains (DDGS). Although we intend to commence operations using natural gas as our source of thermal energy, we expect to convert our plant to coal as our thermal heat source in our second year of operations based on the availability and relatively stable price for coal as contrasted with the volatile and rising prices of natural gas. We believe, but there can be no assurance, that adequate supplies of coal can be obtained for our plant. There can be no assurance that we will be successful in converting to a coal-fuel plant.

We have an option to purchase a site for our plant in Sikeston, Missouri. The site is presently owned by the city of Sikeston and is part of the Sikeston industrial development zone. Although preliminary engineering and environmental studies have been conducted on the site, we do not have complete assurance that the site will not encounter issues that would make the site unsuitable for our project.

We have entered into a letter of intent with Delta-T Corp. for the engineering of our plant. We have not entered into any construction agreements. We do, however, intend to solicit bids from various engineers and construction contractors regarding the design-build and process engineering for our plant. We expect that any design-build contract we enter into would include preliminary engineering, site engineering, and permitting assistance.

After we commence operations at our plant, we expect to sell all of the ethanol and distillers grains that we produce. We presently do not plan to market any carbon dioxide produced by the plant. We expect to retain an ethanol marketing consultant or broker to assist us in marketing and selling our production in regional or national markets.

Our Financial Plan

We estimate the capital that we will require to design and construct a 100 mgpy gas-fired ethanol plant and to commence operations will be approximately $190,000,000. In order to build our plant and convert it to a coal-fired facility following its second year of operations, we will require approximately an additional $30,000,000 in capital, for a total of $220,000,000 in capital. We have received approximately $2,120,000 in seed capital. We are seeking additional equity capital of $60,000,000 to $110,000,000 and debt financing of approximately $80,000,000 to $130,000,000 to complete the project. The amount of capital available to us will determine whether we are able to convert the plant to a coal-fired facility as we intend.

We have neither solicited nor obtained any financing proposals from a commercial bank or other source for either senior or subordinated debt financing. There is no assurance that we will be able to obtain the necessary debt financing sufficient to capitalize the project. Subscriptions that we receive in this offering will not be released from escrow to us until we have written commitments to provide debt financing which, combined with the offering proceeds and proceeds from a previous private placement offering would equal at least $190,000,000.

In the future, we may explore possibility of developing and building one or more additional ethanol plants in the United States. It is possible that we will take advantage of such an opportunity which could result in our issuing additional equity and incurring additional significant debt obligations. If we decide to build one or more additional plants, we may not be successful. Even if we are successful in building additional plants, the profitability of the operations of those additional plants will affect the value of your investment in this offering.

Governance Documents

Your rights as a member of the Company will be governed by our Articles of Organization (“Articles”) and Operating Agreement (“Operating Agreement”). We have attached to this prospectus a copy of our Articles (Appendix B) and our Operating Agreement (Appendix C). These are the legal documents that will govern your membership in the Company and the management of our internal affairs.

Terms of Membership

The Units that you purchase in this offering will represent two distinct rights in our Company. Membership entitles a holder of Units to vote on matters submitted for consideration by our members and to enjoy certain other non-financial rights such as the right to review certain information concerning our business and records. All holders of Units, whether or not they are members, are entitled to the financial or economic rights associated with the Units.

If your subscription to purchase 10,000 Units or more is accepted by our Board of Managers and you agree to become a party to our Operating Agreement, you will become a member of Bootheel Agri-Energy, LLC. Our Operating Agreement governs us, our Board of Managers, our members and any other holders of our Units. Our members will be entitled to vote on a limited number of matters such as electing future Managers, amending our Operating Agreement, dissolving the Company and any matters that our Board deems appropriate to be voted on by the members. A member’s number of votes is at all times capped at two percent (2%) of the outstanding Units.

As a Unit holder, you will have a capital account to which your contributions will be credited. Your capital account will be increased by the share of our profits and other items of income or gain which are allocated to you. Your capital account will be decreased by your share of our losses, other items of expense or loss and any distributions that are made to you. Under the present terms of our Operating Agreement, we will allocate our profits and losses to Unit holders on a basis pro rata to the number of Units each of them holds.

It is our intent that we will be treated as a partnership for federal income tax purposes. As a consequence, we will not pay any federal income taxes as a company. Instead, we will allocate our taxable net income to our Unit holders. Our Unit holders will be required to include the income allocated to them in their own taxable income. Because the allocated taxable income is not the same as distributions made by our Company, you may be required to pay taxes on your share of our income without receiving any distributions from us. Our Unit holders may be able to deduct losses incurred by us and allocated to them. However, the ability to deduct losses is subject to a number of limitations such as those contained in tax provisions relating to basis, passive losses and at-risk investments.

Our Operating Agreement and a Unit transfer policy adopted by our Board of Managers impose significant restrictions on the transfer of our Units. Transfers are subject to approval by our Board of Managers and our Board of Managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time.

Our Management

Our Operating Agreement provides that our Board of Managers has the principal power and responsibility to govern our business and affairs. Subject to limited powers to approve amendments to our Operating Agreement proposed by our Board of Managers or to cause us to dissolve, our members have virtually no role in our management.

Our initial Board of Managers presently consists of nineteen Managers. After the first annual meeting of members, the Board will consist of not less than eleven Managers. The Board may increase the number of Managers. Managers are to be elected by the members. Managers are elected for three-year terms which may be staggered. Managers are elected by the affirmative vote of a majority of Units held by members present in person, by proxy or written ballot at an annual meeting of our members or special meeting called for the purpose of electing Managers. There is no cumulative voting for Managers.

Each Manager elected by the members will serve until his or her successor is duly elected and qualified, or until the Manager’s death, resignation or removal. Information regarding our current Managers may be found under “Managers, Executive Officers, Promoters and Control Persons — Board of Managers.”

Distributions to our Unit Holders

We have not made any cash distributions to our Unit holders since our inception. We do not intend to declare any distributions until after we have commenced operations of our plant, generated income and reserves sufficient for our needs and satisfied any limitations on distributions imposed by our lenders. Thereafter, our Board of Managers may make distributions of “net cash flow” at times and in aggregate amounts determined by the Board in its sole discretion. Subject to that discretion and lenders’ restrictions, we intend to make cash distributions sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities arising from our allocations to them of taxable income. We may also declare further distributions or find it necessary to curtail distributions from time to time. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debts, obligations and liabilities, including capital improvements, replacements and contingencies, all as reasonably determined by our Board of Managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established.

Holders of Units are entitled to equivalent per Unit distributions. If Units of any other class are issued in the future, each Unit of that other class will have the distribution rights established for that class by the Board of Managers with member approval.

Completion of Subscriptions

In order to purchase Units in this offering, you must:

(1) Read, complete and sign the subscription agreement included in the Subscription Package in the form attached as Exhibit A to this prospectus;

(2) Prepare a check payable to “U.S. Bank, Escrow Agent for Bootheel Agri-Energy, LLC” in the amount of the total purchase price for the Units for which you wish to subscribe;

(3) Sign a copy of the signature page to our Operating Agreement included in the Subscription Package in the form attached as Exhibit D to this prospectus; and

(4) Mail or deliver items (1) through (3) to us at 1214 Linn Street, Sikeston, Missouri 63801.

In your subscription agreement, you will be required to make representations to us that you have received this prospectus and the exhibits and any supplements to this prospectus, that you understand the risks associated with an investment in the Units, that you are aware that the Units are subject to significant restrictions on transfer and that an investment in the Units is suitable for you. You should review these representations and other provisions of the subscription agreement carefully before signing it. The subscription agreement also requires you to provide information concerning the registration of your Units, your residence, your status as an at risk agricultural producer, and your taxpayer identification or social security number.

By signing the signature page to our Operating Agreement, you will agree to be bound by the Operating Agreement as a member of Bootheel Agri-Energy, LLC and holder of our Units. Although the signature page to our Operating Agreement that you will be provided for signature will be separate from the Agreement itself for convenience of completing your subscription, you are encouraged to read carefully and thoroughly the full text of the Operating Agreement, which is contained as Exhibit C to this prospectus.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with U.S. Bank, as escrow agent, under an escrow agreement. The items deposited with the escrow agent will include the original subscription agreement, cash payment, and executed signature page to our Operating Agreement. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: our receipt of (a) $60,000,000 or more in offering proceeds and (b) written debt financing commitments which, combined with the offering proceeds, would equal at least $190,000,000 including the $2,120,000 raised in a previous private placement. If we have not satisfied the conditions for the release of funds from escrow by [one year from effective date of this registration statement], we will terminate the offering and the escrow agent will promptly return all subscriptions received, together with nominal interest on your cash deposit held in escrow. If we decide to terminate and abandon the offering before that date, the escrow agent will promptly return all subscriptions to investors, together with nominal interest on your cash deposit held in escrow.

The debt financing commitments required to satisfy the conditions to release subscriptions from escrow will not be definitive or binding commitments to lend us the amounts we require to complete our project. The commitments will be subject to various terms and conditions and the definitive loan agreements will be subject to negotiation and execution by the lender and us. Even if final loan agreements are signed, we may need to satisfy various conditions before the lenders will make the loans. Accordingly, your subscription will very likely be released from escrow before it is certain that our required loan proceeds will be available to us.

Risk Factors to Consider

An investment in our Units will involve significant risks. See “Risk Factors” beginning on page 8 for important risks you should consider before purchasing Units in this offering. These risks include, but are not limited to, risks that can be summarized as follows:

(1) We are a start-up business venture with no operating history and have no experience in the ethanol industry, which may make it difficult for us to complete and operate our proposed plant and market any ethanol we produce.

(2) We will require substantial debt financing in addition to the proceeds of this offering; there is no certainty that this debt financing will be available to us or on terms that will allow us to operate successfully and make distributions to our members.

(3) We are and will remain highly dependent on contractors and consultants to assist us in planning, developing, constructing and operating our plant, obtaining corn, coal and other inputs for our plant and marketing our ethanol and distillers grains.

(4) Currently there are significant numbers of start up, expanding and planned ethanol plant projects. This creates a “seller’s market” for providers of services and products to ethanol plants. We will be subject to the risk of rising costs and scarcity of products and services.

(4) The selection and purchase of a suitable site for our operations and the design, construction and operation of our plant will require compliance with numerous federal, state and local regulations, including the necessity to obtain environmental and other permits, which could delay or cause the failure of our project and business.

(5) Our business will depend on one primary product, ethanol, with the result that the availability and price of corn and coal, the supply and price of ethanol and other alternative fuels, technological advances in the fuels industry and competition in the marketplace will determine our success or failure.

(6) Our members and Unit holders have very limited power to affect our management and our Units are subject to substantial restrictions on transferability, with the result that an investment in our Units will involve the assumption of the risks of investment for an indefinite period without the ability to mitigate those risks.

(7) Distributions of any cash to our Unit holders may be limited by operating losses, operating cash requirements, debt covenants and other factors, but because Unit holders will be taxed on any profits we generate, Unit holders may be required to cover their tax obligations with funds from other sources.

(8) Our Unit holders may face increased complexity in preparing their Federal income tax returns. We do not intend to offer tax filing guidance to our Unit holders.

The foregoing summaries of the risks which will be encountered in any investment in our Units are summaries only. Your attention is directed to the section of this prospectus entitled “Risk Factors” beginning on page    for an expanded discussion of the foregoing and other risks relevant to this offering, your investment, our Company and our proposed business.

Prospective investors must rely upon their own analysis of the terms of this offering, the terms of our Units and Operating Agreement and our proposed business, including the risks involved, in making a decision to invest in our Units. An investment in our Units is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success of our business, the value of our Units, any financial returns that we may generate or any tax benefits or consequences that may result from an investment in us.

IMPORTANT NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

Investing in our units involves significant risk. Please see “Risk Factors” beginning on page    to read about important risks you should consider before purchasing our units. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.

These securities have not been registered under the securities laws of any state and may be offered and sold in any state only in reliance on exemptions from the registration requirements of the laws of such states.

In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the Units in the foreseeable future. Furthermore, federal and state securities laws and our Operating Agreement place substantial restrictions on the transferability of the Units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

[The remainder of this page is left blank intentionally.]

RISK FACTORS

An investment in our Units will involve a high degree of risk. An investment in our Units is suitable only for investors who can assume the financial risks of an investment for an indefinite period of time and who can afford to lose their entire investment. You should carefully consider the Risk Factors set forth below, and the other information provided about us and our Units in this prospectus, before deciding to make an investment in the Units. If any of these risks occur, our business, financial condition or results of operations could be harmed, which could cause the value of your Units to decline and you could lose all or part of your investment.

Risks Related to the Offering

The offering price for our Units has been arbitrarily determined and may bear very little or no relationship to the current value of the Units or the value which the Units might have in the future.

The offering price for the Units in this offering has been arbitrarily determined by us based on our estimate of our capital requirements and is not based on perceived market value, book value or other measurable criteria of value. The Units may have a current value significantly less than the offering price and we make no representations, express or implied, as to the value of the Units offered hereby. There is no assurance that the Units will ever obtain a value equal to or greater than the offering price or that the Units will be able to be sold at either the offering price or any other price in the future.

The Units sold in this offering will be diluted in value and will be subject to further dilution in value.

Prior to this offering, we have issued a total of 2,120,000 Units. Those Units will dilute the value of the Units to be sold in this offering. All current Unit holders will realize an immediate increase of at least $1.48 per Unit in the pro forma net tangible book value of their Units if the minimum number of Units is sold in this offering at a price of $2.00 per Unit, and an increase of at least $1.52 if the maximum number of Units is sold at a price of $2.00 per Unit. Purchasers of Units in this offering will realize an immediate dilution of at least $.10 per Unit in the net tangible book value of their Units if the minimum number of Units is sold at a price of $2.00 per Unit, and a decrease of at least $.06 per Unit if the maximum numbers of Units is sold at a price of $2.00 per Unit. Consequently, you will incur an immediate dilution of your investment in us upon completion of this offering.

We may, in the future, issue additional Units to meet capital needs and for other purposes. Units or warrants to purchase Units could be issued in order to obtain debt financing or as compensation to Managers, officers, employees or consultants. We may also adopt a Unit incentive plan or otherwise grant Units or options in order to attract and retain key personnel to operate our plant. The sale or issuance of additional Units or rights to purchase additional Units could cause additional dilution to your equity interest in the Company, reduce the amount of any distributions you might receive on your Units and reduce the value of your Units.

If we fail to sell the minimum number of Units in this offering, we will terminate the offering and return your subscription funds to you with nominal interest.

We may not be able to sell the minimum amount of units required to close on this offering. The minimum subscription price for Units sold to complete this offering successfully is $60,000,000. In addition, in order to release the subscription funds from escrow, we must have written debt financing commitments which, when combined with the proceeds of this offering and the $2,120,000 raised in a previous private placement offering, will equal $190,000,000, the amount we believe we will require to complete construction of our plant using natural gas as our thermal heat source and to commence operations. If we do not obtain the $190,000,000 in financing necessary to fund our project, we will be required to promptly return all subscriptions to investors with nominal interest on subscription funds held in escrow. The subscription amount returned to you may be substantially less than what you could earn from alternative investments during the period that your subscription is in escrow.

We are selling the Units in this offering ourselves, without the assistance of an underwriter, and have no commitments from any prospective purchasers of the Units, which means that the offering may fail and your subscription funds may be returned to you.

We are not using an underwriter or outside placement agent to assist us in selling the Units in this offering. We have no commitments from any prospective purchasers to subscribe for our Units. Our Managers and officers have limited or no experience in selling securities and have limited time to devote to this offering. Thus, there is no assurance that we will be successful in attracting investors for our Units or that the offering will be successful. If the offering is unsuccessful, we will be required to return your subscription funds to you.

The conditions to the release of subscriptions from escrow do not provide complete protection from risks which may be encountered before we can build and commence operations of our plant.

Subscriptions in this offering may be released from escrow if we have received cash for the $60,000,000 minimum proceeds of this offering and written debt commitments from debt financing sources for the balance we believe will be required to construct and commence operations of our plant. Even if we satisfy the conditions to release subscriptions from escrow, there are many other contingencies that could prevent us from completing our plant and operating our business successfully. Many of those contingencies are discussed in the other paragraphs of this “Risk Factors” section of this prospectus. The conditions to release of subscriptions from escrow do not provide protection from those risks.

Even if we obtain commitment letters for the debt financing required to release subscriptions from escrow, we will still be required to satisfy all of the conditions of the commitment. Those conditions will likely include, among others, execution of a definitive loan agreement satisfactory to the lender, assurance that the total cost of the project will be within a specified amount, execution of engineering and construction contracts acceptable to the lender, issuance of all regulatory permits, receipt of binders or commitments for title and other insurance coverage, receipt of subscriptions for a specified amount of equity investments and other business, financial and closing covenants and conditions. If we are unable to satisfy the loan commitment conditions after breaking escrow, we may be forced to locate an alternative lending source, seek additional equity capital to complete our project or terminate our plans, liquidate our assets and return any remaining subscription funds to investors.

You will not be allowed to withdraw your subscription for Units after it is submitted to us.

After you submit your subscription for Units, you will not be allowed to withdraw your subscription for any reason unless a material change in this offering requires us to make a rescission offer to investors. If we complete the offering, your cash payment will be invested in Units. Thereafter, because there are significant restrictions on transfer of our Units and you will have no other right to withdraw your investment or to request redemption of your Units, your investment will be difficult to liquidate. Even if our offering fails, your cash payment will be unreachable by you until the offering is terminated and subscriptions are returned to investors. Consequently, if you subscribe for Units in this offering, you should be prepared to have the amount of your investment unavailable to you for an indefinite period.

Risks Related to Our Financial Plan

Even if we raise a substantial amount of equity in this offering, if we do not secure the debt financing necessary to construct and operate our plant, we would very likely be unable to proceed with our project and may be required to modify our financial plan substantially or to liquidate.

In addition to the $60,000,000 to $110,000,000 in equity capital that we hope to raise in this offering, we will require $80,00,000 to $130,000,000 in debt financing to construct and commence operations of our proposed plant. We may also need to obtain additional debt financing to operate our plant following construction. We presently have no commitments from any bank, lender or financial institution for our debt financing. We will not release subscriptions in this offering from escrow until we receive written debt financing commitments in an amount which, together with our offering proceeds and the $2,120,000 in proceeds from a previous private placement offering, would equal the $190,000,000 that we believe we will require to construct and commence operations of our plant. If we are unable to obtain commitments for debt financing in a sufficient total amount and on acceptable terms, we will likely be forced to abandon our project and promptly return your subscription.

Although our receipt of debt financing commitments is a condition to the release of subscriptions from escrow, the lender or lenders will not be fully bound by the commitments. A commitment letter is a conditional agreement to lend, typically subject to several terms and conditions and to the negotiation, execution and delivery of a loan agreement and other agreements and documents required by the lender. The lender could decline to provide financing if the terms and conditions in the commitment letter are not satisfied. Thus, your subscription will very likely be released from escrow and we may begin spending the proceeds of this offering, including your investment, before there is complete assurance that loan commitments received by us will result in adequate or satisfactory debt financing for our project.

If for any reason expected debt financing fails or becomes unavailable after subscriptions have been released from escrow, we may be unable to construct the plant, we may need to seek alternative lenders or invite other equity investors to participate in our project on terms unfavorable to us and our existing Unit holders, including you, we may be required to raise additional equity through an alternative ownership structure, our ownership of the project or your interest in us could be substantially diluted, any distributions made by us could be greatly reduced, we may be forced to sell our entire interest in the project at a price which reflects a minimal asset value and the value of your Units would very likely decline significantly or be lost entirely.

The terms of any debt or supplemental equity financing may require us to issue warrants to the lender or investor. If we issue warrants to purchase additional Units, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the purchase price for Units in the warrants is lower than the price for Units in this offering.

Our debt financing agreements will contain restrictive covenants that will limit distributions and impose restrictions on our use of working capital, and these restrictions could hinder our operations and reduce the value of your investment.

Under the terms of any debt financing agreements signed by us, lenders may require that we spend the proceeds we raise in this offering before they release any loan proceeds to us. Thus, your invested funds will very likely be at risk prior to funds from debt financing sources. In addition, the terms of our debt financing agreements will contain financial, maintenance, organizational, operational and other restrictive covenants. These covenants may make it more difficult for us to operate because they will have significant impacts on our operations, such as:

•	Reducing funds available for operations and distributions because a substantial portion of our cash flow must be used to service the debt;

•	Limiting our ability to obtain additional debt financing, enter into lease financing arrangements or place liens on our assets;

•	Making us vulnerable to increases in prevailing interest rates;

•	Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

•	Limiting our ability to make capital expenditures or investments in excess of prescribed amounts;

•	Subjecting all or substantially all of our assets to liens, with the result that there may be virtually no assets left for Unit holders in the event of a liquidation;

•	Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in the general economic conditions of our business;

•	Limiting our ability to make distributions to our Unit holders, even for the purpose of covering tax liabilities, or to redeem or repurchase Units; and

•	Restricting our freedom to merge or consolidate with or to sell our assets to another company or entity.

If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, if we default on the debt, we may be forced to liquidate or the lender may foreclose on the debt and sell our plant and other assets for an amount less than the outstanding debt. If that occurs, your Units could be worth little or nothing.

Significant increases in the cost of the plant may require us to obtain additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Certain events and conditions, including among others, delays, change orders we may submit, increasing material and equipment costs, and site conditions that may differ from what we expect, could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. We may modify or change the location of the plant if we do not move forward with our principal proposed site, if we find another site that better suits our needs, or if we cannot obtain necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost. Changing the location of the plant from our primary site may increase the cost of the plant and delay construction and start-up operations of the plant. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Risks Related to us as a Development-Stage Company

We are a recently formed company, have no operating history or experience operating an ethanol plant and may have difficulties successfully completing and operating the plant.

We are a recently organized company with no operating history and limited resources. We will be subject to all of the risks typically encountered by development stage companies. Our lack of an operating history and inexperience may make it difficult for us to successfully develop, complete and operate our ethanol plant. If we do not manage the development, construction and start-up of our plant successfully, our ability to generate operating income, meet our debt obligations and make distributions on our Units could be adversely affected and the value of your Units could be reduced significantly.

Our Managers and officers have little to no experience in the ethanol industry or in managing an ethanol plant, which increases the risk that we will be unable to manage our development and operate successfully.

We are highly dependent on our Managers and officers to develop and operate our ethanol plant and manage our business. Our Managers and officers have substantial business experience but have little or no experience in raising large amounts of equity and debt capital or building and operating an ethanol plant. See “Managers, Executive Officers and Control Persons”. Our Managers and officers have other business commitments that will continue to require most of their time and attention. Although we expect to hire additional personnel and enter into agreements with contractors and consultants to assist us in constructing our plant and with respect to all aspects of our operations, there is no assurance that we will be able to hire employees or sign agreements satisfactory to us. If our Managers and officers are unable or find it difficult to manage our development and operations successfully, our potential to succeed as a business and the value of your Units will be adversely affected.

We will depend on key service providers for assistance and expertise in beginning operations and any inability to obtain, failure or loss of these relationships could delay our operations, increase our expenses and hinder our success.

We must establish and maintain relationships with several providers for contracting, consulting and other services. The construction company which we will require to construct our plant and to supply other services has not yet been identified. This company will be an essential provider during our development and start-up phase. Other consultants will be required to provide services relating to securing transportation and utility services, ensuring environmental compliance and obtaining required permits, contracting for supplies of coal and corn and, eventually, marketing any ethanol and distillers grains that we produce. If we should be unable to establish or should lose our relationship with any of these key providers, or if any of these providers should fail to perform, we would be forced to locate and retain alternative providers. As a consequence, due to the critical nature of these services, our commencement of operations could be very seriously delayed, our start-up expenses could be significantly increased and our business could be greatly harmed, even to the point of failure of our Company.

There are several agreements and relationships that remain to be negotiated, executed and implemented which will have a critical impact on our operations, expenses and profitability.

We have several agreements, documents and relationships that remain to be negotiated, executed and implemented before we can develop and construct our plant and commence operations. In most cases, the parties with whom we would need to establish a relationship have yet to be identified. Examples include agreements with debt financing sources, a definitive design-build contract with a contractor to construct our plant, agreements to supply us with access to transportation facilities and utilities, agreements to supply us with corn and coal, contracts to sell our production and agreements with numerous consultants. Our expectations regarding the likely terms of these agreements and relationships, as discussed in this prospectus, could vary greatly from the terms of any agreement or relationship that may eventually be executed or established. If we are unable to enter into these agreements or relationships on satisfactory terms, or if revisions or amendments to existing terms become necessary, our plant and commencement of operations could be delayed, our expenses could be increased, our profitability and the likelihood of distributions to our Unit holders could be adversely affected and the value of your investment could decline or vanish.

We have incurred costs since we were organized and may never operate profitably.

Since September 26, 2005, when we were organized, to September 30, 2006 we have incurred organization and start up costs of $1,070,348. We will continue to incur significant start up and financing costs and operating losses until we commence operations of our plant and begin to sell our production. If we are unable to commence operations, we will never generate a profit. Even if we commence operations and sell our production, expenses, competition and other factors may make it impossible for us to operate profitably. In that case, the value of your investment would likely be quite low.

Risks Related to Construction of the Ethanol Plant

Acquisition of a plant site may be delayed for environmental or other reasons, resulting in delays or interruptions in site acquisition or plant construction and additional costs, which may delay our ability to generate revenues and reduce the value of your Units.

We have an option to purchase a site for our plant in Sikeston, Missouri which appears to be suitable for the construction of the plant. If we are unable to obtain and exercise or extend this option prior to our ability to release subscriptions from escrow, we may find it necessary to pay more than the purchase price for the site or to locate an alternative site. There is no assurance that after full investigation we will determine that any site will be suitable for our plant or be acquired for that purpose. Our Board of Managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. Although zoning has been completed and preliminary environmental reviews have been made at our Sikeston site, there is no assurance that zoning requirements, environmental conditions or archaeological artifacts at any site will not delay the construction of our plant. The presence of a serious environmental problem or archaeological artifacts would very likely delay construction of our plant and could require us to locate a different site, either of which would result in substantially increased costs and delays. These delays and increased costs could require additional financial resources, would very likely delay our commencement of operations, reduce our profitability and diminish the value of your Units and could force us to terminate our plans and liquidate at substantial cost to your investment.

Our proposed sites are located in the New Madrid Seismic Zone, which means that the facility is susceptible to damage from earthquakes.

The New Madrid Seismic Zone, which is an area in Missouri and adjacent states that was the site of the largest earthquake sequence to occur in recent history in the continental United States. Four great earthquakes were part of a series at New Madrid in 1811 and 1812. Being located in a seismic-prone area means that seismic risk is unavoidable. It is impossible to manage the risk through prevention of future earthquakes. While we will attempt to engineer the facility to withstand an earthquake and we will seek insurance to cover a portion of our losses in the event of an earthquake, it is possible that an earthquake will occur and the plant will suffer damage that would halt production for an extended period of time or that the plant will not withstand the earthquake, in which case we may never rebuild the facility. If an earthquake causes us to halt or discontinue our production of ethanol, we will not be able to generate revenues and your Units may become worthless.

Our plant site may be located in a floodplain, which means that our plant may be susceptible to flood damage.

Major flooding on the Mississippi River and its tributaries in Missouri can occur at any time of the year and occur often. Although our proposed Sikeston site is not in a flood plain, some of the sites that we have considered or may consider for our plant are located in a floodplain. If our plant would be located in a floodplain, we would attempt to engineer the plant to mitigate any damage that may be caused by flooding. Nevertheless, it is possible that flooding would occur and that the plant could suffer damage that would halt the production for an extended period of time, or that the plant would not withstand the flooding, in which case we may never rebuild the plant. If flooding causes us to halt or discontinue our production of ethanol, we will not be able to generate revenues and your Units may become worthless.

We will require an engineering and construction contractor to design and build our plant and if we are unable to conclude an agreement with such a contractor or the contractor fails to complete our plant to operate at design capacity, we could be forced to terminate and liquidate our business.

We will be highly dependent upon an engineering and construction firm or firms to design and build the plant and train our personnel to operate the plant, but we currently have no binding agreement with any such firm. Various firms have indicated an interest in negotiating a design-build contract which would provide for the firm to serve as our general contractor and would provide or engage another firm to supply essential design and engineering services and would set forth the terms on which the firm would design and build our plant. However, the leading ethanol plant contracting firms are engaged in many other projects and we may have difficulty obtaining these services on a satisfactory timeline. Thus, there is no assurance that we will be able to identify a satisfactory contractor or to negotiate and execute a satisfactory design-build contract. If we are unable to execute a design-build contact or if the contractor terminates its relationship with us, we could be forced to abandon our project and liquidate our Company. Any delay in the construction of our plant or commencement of our operations would delay our ability to generate revenue, service our debt, compete effectively and make distributions to our Unit holders.

If the plant is built and does not operate to the level anticipated by us or as provided in our design-build contract, we will rely on the design-build firm to adequately address such deficiency. There is no assurance that the design-build firm will be able to address such deficiency in an acceptable manner. Failure to do so could cause us to halt or discontinue our production of ethanol, which could damage our ability to generate revenues and reduce the value of your Units.

We may be unsuccessful on converting our plant to a coal-fuel plant.

If we are successful in this offering, we intend to convert from a natural-gas fuel plant to a coal-fuel plant. The conversion to a coal-fuel plant may require additional equity capital, which may dilute the value of the Units to be sold in this offering. The conversion to a coal-fuel plant is subject to regulatory approval and application for such approval can only be made after required air quality sampling and modeling, which may take two or more years from the date we begin operating to complete. There are significant regulatory approvals required for our conversion to a coal-fuel plant, and we may have difficulty in obtaining those required approvals. If we are unable to convert to a coal-fuel plant, we would be forced to operate as a natural-gas fuel plant, which we believe could keep our operating costs higher than they would otherwise be.

Significant increases in the cost of the project may require us to obtain additional debt or equity capital which may be difficult and expensive to obtain, or may not be available at all, and which could delay and diminish our profitability and decrease the value of your Units.

It is anticipated that the design-build firm we contract with will design and construct the plant for a fixed contract price, based on the plans and specifications in the anticipated design-build contract. We have based our capital needs on a design for a 100 mgpy coal-fired facility with total project costs of approximately $220 million. The estimated cost of the project is based on preliminary discussions, and there is no assurance that the final cost of the facility will not be higher, especially because of the engineering requirements to satisfy seismic 3 specifications. Certain other events and conditions, including economic factors, site conditions, design modifications and construction delays or overruns, could also lead to significant increases in our project costs. Delays and changes are not uncommon in construction projects such as the one in which we intend to engage. We may modify or change the location of the plant from sites to be selected. Changing the location of the plant from a proposed site may increase the cost of the project and delay construction and start-up operation of the plant. Increases in the cost of the project would very likely require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all. If the cost of the design-build contract or other costs increase, the total cost of our project and capital required would increase, perhaps significantly and our revenues may not be able to adequately support the increased expense and debt attributable to increased construction costs In that event, our profitability and potential distributions could be delayed and decreased and the value of your Units could be reduced.

Delays due to, among others, weather, labor or material shortages, permitting or zoning delays, or opposition from local groups, may hinder our ability to timely commence operations and service our debt.

Our construction timetable, which we believe to be reasonable, assumes the commencement of construction approximately two months after our required equity and debt financing and major source air permit are available to us and a construction period of approximately 18 to 24 months, resulting in the commencement of ethanol production at          , 2008. Our schedule depends upon several assumptions, including the effectiveness of agreements that remain to be negotiated and signed, including our design-build agreement and many others. We could also incur delays in the construction of our plant if we need to change the site for our plant due to permitting or zoning delays, opposition from local groups, adverse weather conditions, labor or material shortages, defects in materials or workmanship or other causes. In addition, the availability of financing, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards ethanol or our plant could result in delays in our timetable for construction and commencement of operations. Delays will hinder our ability to commence operations, generate revenue and service our debt. If this occurs, we may have to seek permission to reschedule payment of our debt, and this could be expensive. The value of your Units could be reduced significantly as a result.

Defects in the construction or performance of our plant could result in a reduction in our revenues and profitability and in the value of your Units.

We expect that the design-build contract for construction of our ethanol plant will contain warranties with respect to materials and workmanship and assurances that the plant will operate at design capacity. However, defects in the construction or performance of the plant could occur and there is no assurance that our construction contractor could correct any problem that occurs. If defects delay the construction or hinder the operations of the plant, our revenues, profitability and the value of your Units could be materially adversely affected. If defects require a lengthy or permanent discontinuance of production, your Units could have very little or no value.

Any delay in or increased costs for rail access could delay the construction and operation of our plant, reducing our profitability and the value of your Units.

We expect to ship a substantial amount of our ethanol and distillers grains by rail. The BNSF and Union Pacific railroads have rail service available near our proposed Sikeston plant site. However, we have not received satisfactory confirmation of rail access from the railroad or the construction of the rail spurs which would be necessary to provide service to our plant. Any delay or sizable cost in securing rail access could adversely affect our construction timetable, commencement of operations and profitability, resulting in a decrease in the value of your Units.

We will require improved road access to our plant, which will depend on action by local authorities and may require significant expense for us.

Our Sikeston site and other potential sites may require improved road access, including relocation of existing roads and upgrading of capacity to weight limits required for our use. Local authorities must approve any roadway changes that we need and are likely to require us to fund a substantial part or all of the cost of relocating and improving these roads. This additional expense may increase our costs of construction and may increase the capital required by us.

Risks Related to Ethanol Production

Our business will not be diversified because we will be primarily dependent upon one product. As a consequence, we may not be able to adapt to changing market conditions or endure any decline in the ethanol industry.

We expect our business to solely consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell ethanol and distillers grains, or if the markets for those products decline. Our plant will not have the ability to produce any other products, other than carbon dioxide. Our lack of diversification means that we may not be able to adapt to changing market conditions or to weather any significant decline in the ethanol industry. The value of your Units will be subject to this risk.

Our financial results will greatly depend on prices for our supplies of corn and market prices for the ethanol and distillers grains that we produce, and the value of your Units will be impacted by changes in those prices.

The cost that we incur for our supplies of corn and the market prices for the ethanol and distillers grains that we produce and sell will have a major impact on our financial results and profitability. These prices will change based on available supplies, the supply and market prices for alternative products and many other market factors. For instance, increased supplies of ethanol may lead to lower prices for both ethanol and ethanol by-products, such as distillers grains. In addition, increased production of ethanol could result in increased demand for corn, resulting in higher prices for corn and lower profits for us. There can be no assurance as to the price of these commodities in the future, and any increase in the price of corn or decrease in the price of ethanol or distillers grains would very likely result in less profitability for us and a reduction in the value of your Units.

Our operating costs could be higher than we expect, and this could reduce our income and any distributions we may make.

In addition to general economic conditions, market fluctuations and commodity prices, significant operating cost increases could adversely affect us due to numerous factors, many of which are beyond our control. These increases could arise from higher natural gas or coal prices, because of rising energy prices in general or related labor and transportation costs; higher costs for electricity; higher transportation costs, because of greater demands on truck and rail transportation services; higher labor costs, particularly if there is any labor shortage; and other factors. Operating the plant will also subject us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, occupational safety and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly. Increases in operating costs would have a negative impact on our operating income, and could result in substantially decreased earnings or a loss from our operations, little or no distributions to our Unit holders and substantially decreased value of your Units.

The ethanol and fuel additives industry is very competitive.

Competition in the ethanol industry is intense. Our business faces competitive challenges from larger facilities that can produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed plant. Our plant will be in direct competition with other ethanol producers, many of which have greater resources than we do. Larger ethanol producers such as Archer Daniels Midland, Aventine Renewable Energy, Inc., and Abengoa Bioenergy Corp., among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. ADM recently announced plans to expand its ethanol capacity by 500 million gallons through the construction of two new dry corn milling facilities, which will be adjacent to certain of its (unspecified) existing ethanol plants. Regional ethanol producers include, among others, Northeast Missouri Grain, LLC (40 mgpy plant located in Macon, Missouri), Golden Triangle Energy, LLC (20 mgpy plant in Craig, Missouri), Mid-Missouri Energy, Inc. (40 mgpy plant located in Malta Bend, Missouri), and Commonwealth Agri-Energy, LLC (30 mgpy located in Hopkinsville, Kentucky). Nationally, the ethanol industry is likely to become more competitive given the substantial initial construction and expansion that is occurring in the industry.

In addition, we must also compete against producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of petroleum-based MTBE. While the recently enacted Energy Policy Act of 2005 generally prohibits the use of MTBE within four years of its enactment (other than in states submitting a notice to the Department of Energy Information Administration that the state authorizes the use of MTBE), the major oil companies have substantial resources to develop alternative products, and to influence legislation and the public’s perception about ethanol. These companies also have sufficient resources to begin producing ethanol should they choose to do so. We may not have sufficient resources to compete against the ethanol and other fuel additive producers in the industry.

As more ethanol plants are built, ethanol production will increase and, if demand does not sufficiently increase, this could result in lower prices for ethanol and distillers grains, which will decrease the amount of revenue we may generate.

A significant number of ethanol plants are currently being planned and built in the United States. As a consequence, ethanol production is expected to increase rapidly in the next two to three years. That rate of increase may continue. In particular, we believe there is a significant push in Missouri to develop and construct ethanol plants that would compete with us in the marketplace. The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, whether the phase out of restrictions on the use of MTBE continues and the development of other technologies or products that may compete with ethanol. If the demand for ethanol does not sufficiently increase, then increased ethanol production may lead to lower ethanol prices. In addition, because ethanol production produces distillers grains as a co-product, increased ethanol production will also lead to increased supplies of distillers grains. Demand for distillers grains depends upon various factors such as the strength of the local and national poultry, swine, beef and dairy cattle industries, and the availability of other feed products at more economical prices. An increase in the supply of distillers grains, without offsetting increases in demand, could lead to lower prices. Decreases in the market price of ethanol and distillers grains will result in lower revenues for us, would decrease our profitability, could result in operating losses and would reduce the value of your Units.

Ethanol imported from Caribbean basin countries, Brazil and other areas may become a significant competitive factor in the United States, which could affect our profitability and reduce the value of your Units.

Ethanol produced in the Caribbean basin and Central America may be imported into the United States at low tariff rates or free of tariffs under the Caribbean Basin Initiative and the Dominican Republic — Central

America — United States Free Trade Agreement. Brazil is reported to be the world’s largest producer and exporter of ethanol. With lower costs of production, ethanol imported from these countries may be less expensive than ethanol produced in the United States. Further decreases in tariffs, or relaxation of existing restrictions on import volumes, could dramatically increase the supply of ethanol from these and other countries. Large domestic ethanol producers, such as Cargill, are reported to be considering the importation of ethanol from these areas. Competition from ethanol imported from these and other areas may affect our ability to sell our ethanol profitably, which would reduce the value of your Units.

Technological advances and changes in production methods in the ethanol industry could render our plant obsolete and adversely affect our ability to compete and the value of your investment.

Technological advances could significantly decrease the cost of producing ethanol. If we are unable to adopt or incorporate technological advances into our operations, our plant could become uncompetitive or obsolete. We expect that technological advances in ethanol production methods will continue to occur. If improved technologies become available to our competitors, they may be able to produce ethanol at a lower cost or of higher quality than our plant. If that occurs, we may be required to acquire new technology and retrofit our plant so that we remain competitive. There is no assurance that third-party licenses for any new technologies would be available on commercially reasonable terms or that any new technologies could be incorporated into our plant. The costs of upgrading our technology and plant could be substantial. If we are unable to obtain, implement or finance new technologies, our plant could be uncompetitive and our operating income, funds available for distribution and the value of your Units could be substantially reduced.

Research in the basic technologies of ethanol production may result in even greater changes in the industry. One focus is the production of ethanol from less expensive cellulose-based biomass such as agricultural waste, forest residue and municipal solid waste. This effort is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. On January 31, 2006, President Bush announced the Advanced Energy Initiative, which will fund additional research to produce ethanol from wood chips, stalks and switch grass, intended to make this technology competitive within six years. Another focus is ethanol production based on a chemical process rather than fermentation, which may significantly increase the ethanol yield per pound of feedstock used to create the gas being converted chemically into ethanol. Although these production methods are not currently competitive, new technologies may develop that would allow these methods to become viable means of ethanol production in the future. Because we may be unable to incorporate these advances into our operations, our cost of producing ethanol could be significantly higher than new competitors, which could make our plant obsolete and cause your Units to decrease in value or become worthless.

The development of alternative fuels, oxygenates and energy sources may reduce the demand for ethanol, resulting in a reduction in our profitability and the value of your Units.

Alternative fuels, including gasoline oxygenates and a variety of energy alternatives to ethanol, are continually under development. Fuel additives or oxygenates that compete with ethanol are already in use and more acceptable oxygenates may be developed in the future, which may decrease the demand for ethanol. Technological advances in engine and exhaust system design and performance could decrease the use of oxygenates, which would reduce the demand for ethanol. Further advances in power generation technologies, based on cleaner hydrocarbon based fuels, fuel cells and hydrogen are actively being researched and developed. If these technological advances and alternatives prove to be economically feasible, environmentally superior and accepted in the marketplace, the market for ethanol could be significantly diminished or replaced, which could substantially reduce our revenues and profitability and the value of your Units.

Consumer perceptions of ethanol and other fuels may have a negative impact on the acceptability of ethanol in the market, reducing our revenues and the value of your Units.

Many consumers have been exposed to the belief that ethanol production uses more energy than the ethanol produced can deliver. Others believe that ethanol damages vehicle engines. Some expect that ethanol, particularly if use is mandated, will result in higher fuel prices. These and similar perceptions could negatively impact the acceptability and price of ethanol in the marketplace, reducing market volumes and prices, and resulting in greater competition, lower revenues for us and less value for your Units.

The price of distillers grains is affected by the price of other commodity products, such as soybeans and corn, and decreases in the price of these commodities could decrease the price of distillers grains, which will decrease the amount of revenue we may generate.

Distillers grains compete with other protein-based animal feed products. The price of distillers grains may decrease when the prices of competing feed products decrease. The prices of competing animal feed products are based in part on the prices of the commodities from which they are derived. Downward pressure on commodity prices, such as soybeans and corn, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains. Decreases in the price of distillers grains will result in our generating less revenue.

If we do not recover and market the carbon dioxide we produce, we may be subject to future prohibitions and expense.

We do not presently plan to recover and market the carbon dioxide produced by our plant. Our ability to market carbon dioxide in the future will depend on the identification of markets, cost of recovery and shipment and existing competition. If we do not recover the carbon dioxide we produce, we expect to vent it into the air. Concerns regarding the environmental and climatic impacts of carbon dioxide may result in regulation or prohibitions on carbon dioxide emissions in the future. This could result in a requirement that we cease these emissions, install equipment to recover the carbon dioxide and locate a market or acceptable disposal method for it, all of which could subject us to significant expense.

Corn prices will fluctuate and could increase significantly in the future, which will increase our operating costs and adversely affect our operating results.

We will require significant amounts of corn to produce ethanol. The availability and price of corn will significantly influence our financial performance. The price of corn, as with most other crops, is affected by weather, disease, changes in government incentives, demand and other factors. A significant reduction in the supply of corn because of weather or disease, or increases in the demand of corn because of increased ethanol production or other factors, could result in higher corn prices. Because there is little correlation between the price of corn and the price of ethanol (which tends to track with gasoline prices), increases in corn prices generally produce lower profit margins for ethanol producers. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or operate at a loss. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. Increased ethanol production from new or expanded ethanol production facilities may increase the demand for corn and increase the price of corn or decrease the availability of corn in areas where we intend to source corn for our ethanol plant. We may have to source corn from greater distances from the plant at a higher per bushel delivered cost. If corn prices increase, our production costs will increase and our profit margins will likely decrease because we may not be able to pass any of the increased costs on to our customers.

We will not have corn marketing agreements with our members to assure us a source for corn and protect us from corn price fluctuations.

Many producers of ethanol have corn delivery programs which require their members or stockholders to deliver specified quantities of corn to the producer at established, formula or market prices. These agreements may protect ethanol producers from supply and price fluctuations. We do not expect to have any corn delivery agreements and will be required to acquire substantial quantities of corn in the marketplace based upon the then-prevailing market price of corn. If the supplies of corn available in the vicinity of our plant are not adequate, we may not be able to procure adequate supplies of corn at reasonable prices. This could result in a utilization of less than the full capacity of our plant, reduced revenues, higher operating costs, reduced income or losses, and a reduction in the value of your Units.

Hedging transactions could significantly increase our operating costs if we incorrectly estimate our corn requirements and are not able to utilize all of the corn subject to our futures contracts.

We may attempt to minimize the effects of fluctuations in the price of corn on our operations by taking hedging positions in the corn futures markets. Hedging is a means of protecting the price at which we will buy corn in the future. In a hedging transaction, we will purchase futures contracts that lock in the amount and price of corn that we will purchase at a future date. There is no assurance that our hedging activities will successfully reduce the risk caused by corn price fluctuations. Whether our hedging activities are successful will depend upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we cannot use all of the corn subject to our futures contracts.

Because we intend to commence operations using natural gas as our thermal source, we must obtain access to significant natural gas for our plant. Any interruption in our natural gas supply may force us to halt operations and increases in the price of natural gas may increase our costs of operation, thereby harming our profitability.

We will require a significant amount of natural gas to operate our plant, at least until we can use coal as our primary thermal source. We will need to access natural gas in large volumes to service our plant and those supplies may only be available at increased costs. The price of natural gas, like other commodities, fluctuates significantly. Any significant increase in the price of natural gas will result in increased operating costs and lower profit margins because the price of ethanol tends to track with the price of gasoline and not the cost of production. We may not be able to pass the higher costs on to our customers. An interruption in supply or problems with delivery could have a material adverse effect on our business.

Any interruption in our coal supply may force us to halt operations and may harm our business and your investment.

If we are successful in converting our plant from a natural gas fueled plant to a coal-fired plant, we will require substantial amounts of coal to operate. The price of coal, like other commodities, may fluctuate. More significantly, we may experience transportation or handling problems in bringing coal to our plant. Any significant increase in the price of coal will result in lower profit margins because it is unlikely that we would be able to pass the higher costs on to our customers. Although it is our intention to retain our access to natural gas after our conversion to coal as the thermal heating source for our plant, there can be no assurance that natural gas supplies will be immediately available to us. Thus, if there is any interruption in our coal supply, we may have to halt operations. Interruptions of a frequent or ongoing nature could substantially harm our business and the value of your Units.

Our facility will require substantial amounts of electricity for which we will depend on independent utilities or on our ability to generate our own electricity.

We expect that our plant will commence operations utilizing natural gas as its heat source. During that period we expect to purchase electricity from an independent utility. If and when we convert our plant to coal-fired, we may generate our own electricity. If we produce our own electricity, we will be at risk to a shutdown of our generating unit and will need to maintain a commercial source of electricity in the event of an interruption at our plant. In either case, any interruption in our electricity supply may force us to halt operations. The market price of electricity fluctuates significantly. Any significant increase in the market price of electricity or our generating costs will result in increased operating costs and lower profit margins and could have a material adverse effect on our business and the value of your Units.

Our operations will depend on the availability of water and waste water discharge facilities.

We will require plentiful supplies of water for our operations. Although we expect to drill wells for our volume water needs and to connect to municipal water mains, if available, for potable water and fire fighting supplies, our water sources will be determined by our site location and we presently have no agreements to obtain supplies of water. We have also not yet obtained required water usage and discharge permits. Water and discharge rights will be essential to our operations and their cost will impact our profitability and the value of your Units.

If we are unable to obtain the services of third-party marketers, or we subsequently lose those services, we will not be able to sell the ethanol or distillers grains that we produce.

We do not intend to hire a sales staff to market our ethanol and distillers grains. We expect to enter into agreements with third-party marketers to market and sell our ethanol and a portion of our distillers grains. The cost of utilizing independent marketers could place us at a competitive disadvantage. We presently have no contracts with any marketers for the sale of our products. If we are unable to secure the services of third-party marketers or if any of the marketers that we contract with breaches or terminates our agreement or is unable to provide any of the services contracted for, we may not have any readily available means to sell our ethanol and distillers grains. Further, these third-party marketers will likely have relationships and other agreements with other ethanol producers. It is possible that a marketer’s ability or willingness to market and sell our products could be impaired by agreements that the marketer has with other entities not related to us. Consequently, we may not obtain the best possible prices for our products. We will depend upon the financial health and performance of the marketers with whom we contract and our failure to sell all of our ethanol and distillers dried grains may result in less income from sales, reduced distributions to our Unit holders and reduction in the value of your Units.

Competition for qualified personnel in the ethanol industry is intense and we may not be able to hire and retain qualified managers, engineers and operators to operate our plant efficiently.

When construction of the proposed plant nears completion, we will need to hire a significant number of employees to operate the plant. Our success depends in part on our ability to attract and retain competent personnel. We must hire qualified managers, engineers and accounting, human resources, operations and other personnel. Competition for employees in the ethanol industry is intense. If we are unable to hire, train and retain qualified and productive personnel, we may not be able to operate the plant efficiently and the amount of ethanol we produce and market may decrease.

Risks Related to Regulation and Governmental Action

Compliance with new and existing environmental laws and regulations could significantly increase our construction and start-up costs, and force us to delay or halt construction or operation.

To construct the plant, we will need to obtain and comply with a number of permitting requirements. In particular, because we expect to convert the plant to be a coal-fired ethanol production plant, we may have difficulties obtaining the permits we need. The burning of coal often results in the emission of a significant amount of air pollutants, some of which may not be present in ethanol plants that use natural gas. As a condition of granting necessary permits, regulators could make additional demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. Environmental issues, such as contamination and compliance with applicable environmental standards, could arise at any time during the construction and operation of the plant. If this occurs, it would require us to spend significant resources to remedy the issues and may delay or prevent construction or operation of the plant. This would significantly increase the cost of the plant. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and operate the plant.

Our business is subject to extensive and potentially costly environmental regulations that could change and significantly increase our operating costs.

We are subject to environmental regulations of the United States Environmental Protection Agency (“EPA”) and the Missouri Department of Natural Resources (“MDNR”). These regulations could result in significant compliance costs and may change in the future. For example, although carbon dioxide emissions are not currently regulated, some authorities support restrictions on carbon dioxide emissions that, if adopted, could have a significant impact on our operating costs. We expect to emit a significant amount of carbon dioxide into the air. Also, the MDNR or the EPA may seek to implement additional regulations or implement stricter interpretations of existing regulations. Recently, the EPA cautioned ethanol producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations. In a recent test of certain ethanol plants, the EPA expressed concerns over the discovery of certain “volatile organic compounds,” some of which may be carcinogenic. While the plant will use technology that includes thermal oxidation designed to limit the amount of emissions, there still may be risks that the environmental laws and regulations may change with respect to “volatile organic compounds.” In addition, because our proposed plant is expected to be converted to a coal-fired ethanol plant, it may be more difficult and costly for us to comply with applicable environmental regulations than ethanol plants that use natural gas. Burning coal results in the emission of air pollutants that may not be present when burning natural gas. Changes in environmental laws or regulations or stricter interpretation of existing regulations may require significant additional capital expenditures or increase our operating costs and may cause the loss of some or all of your investment.

In addition, the plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the plant arising from air or water discharges. These individuals and entities may object to the air emissions from our plant. Also, ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

The use and demand for ethanol is dependent on various environmental regulations and governmental programs that could change and cause the demand or governmental support for ethanol to decline.

There are various federal and state laws, regulations and programs that have led to increased use of ethanol in fuel. These laws, regulations and programs are constantly changing. Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol. Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state. Material changes in environmental regulations regarding the use of MTBE or the required oxygen content of automobile emissions or the enforcement of such regulations could decrease the need to use ethanol. For example, in April 1999, California requested a waiver from the Environmental Protection Agency from the oxygenated fuel requirement of the Clean Air Act Amendments of 1990. Although the Environmental Protection Agency initially denied this request, the Ninth Circuit Court of Appeals recently vacated the denial on the grounds that the Environmental Protection Agency did not consider the effects of such a waiver on both the ozone and particulate matter pollution. The court remanded the matter to the Environmental Protection Agency for further review. Georgia and New York have also submitted requests for waivers. In addition, future legislation may reduce or eliminate the reformulated gasoline requirements under the Clean Air Act amendments. If the oxygenated fuel requirements were eliminated or if any state were to receive a waiver, the use and demand for ethanol may decline significantly. Future changes in the law may further postpone or waive requirements to use ethanol.

Other laws, regulations and programs provide economic incentives to ethanol producers and users. For example, Congress recently adopted a Renewable Fuels Standard directing the Environmental Protection Agency to adopt rules requiring refineries, blenders, distributors and importers to introduce or sell volumes of ethanol and biodiesel into commerce in accordance with an annual renewable fuels schedule. The passage of pending federal or state energy legislation or any other revocation or amendment of any one or more of these laws, regulations or programs could have a significant adverse effect on the ethanol industry and our business. We cannot assure you that any of these laws, regulations or programs will continue in the future or that these laws, regulations or programs will benefit us or benefit us more than our ethanol-producing competitors. Some of these laws, regulations and programs will expire under their terms unless extended, such as the federal partial excise tax exemption for gasoline blenders who use ethanol in their gasoline, which is scheduled to expire in December 2010. Government support of the ethanol industry could change, and Congress and state legislatures could remove economic incentives that enable ethanol to compete with other fuel additives. The elimination or reduction of government subsidies and tax incentives could cause the cost of ethanol-blended fuel to increase. The increased price could cause consumers to avoid ethanol-blended fuel and cause the demand for ethanol to decline.

Loss of favorable tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry and our business are aided by the continuation of federal ethanol tax incentives. These incentives have supported a market for ethanol that might disappear without the incentives. The federal tax incentives are scheduled to expire September 30, 2010. These tax incentives may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the government eliminates or sharply curtails these tax incentives, we believe that a decreased demand for ethanol could result, which could result in the failure of less efficient or highly leveraged plants and the potential loss of some or all of your investment.

Risks Related to the Units

There has been no independent valuation of the Units, which means that the Units may be worth less than the offering price.

The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived or actual market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the Units. The Units may have a value significantly less than the offering price and there is no guarantee that the Units will ever obtain a value equal to or greater than the offering price.

The Units to be issued in this offering have no public market and no public market is expected to develop.

There is no public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

There are significant restrictions on the transfer of our Units.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our Board of Managers. All transfers of Units must comply with the transfer provisions of our Operating Agreement and a Unit transfer policy adopted by our Board of Managers. Our Board of Managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time. See “Description of Units — Restrictions on Transfer of Units,” and “Federal Income Tax Considerations — Tax Status of the Company.”

There is no assurance that we will be able to make distributions to our Unit holders, which means that you could receive little or no return on your investment.

Distributions of our net cash flow may be made at the sole discretion of our Board of Managers, subject to the provisions of the Missouri Limited Liability Company Act, our Operating Agreement and restrictions imposed by our creditors. There is no assurance that we will generate any distributable cash from operations.

Although our intention is to make cash distributions sufficient to discharge our members’ anticipated tax liabilities arising from any taxable income generated, our Board may elect to retain cash for operating purposes, debt retirement, plant improvements or expansion. Consequently, you may receive little or no return on your investment. See “Distribution Policy” and “Description of Membership Units.”

We may authorize and issue Units of new classes which could be superior to or adversely affect you as a holder of Units.

Our Board of Managers and members have the power to authorize and issue Units of classes which have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights, different from or superior to those of the Units. These Units may be issued at a price and on terms determined by our Board of Managers. The terms of the Units and the terms of issuance of the Units could have an adverse impact on your rights and could dilute your financial interest in us.

Our Units represent both financial and membership rights, and loss of status as a member would result in the loss of your voting and other rights and would allow us to redeem your Units.

As a holder of Units, you will be entitled to certain financial rights, such as the right to any distributions, and to membership rights, such as the right to vote as a member. If you do not qualify as a member or your member status is terminated, you would lose certain rights, such as voting rights. The minimum number of Class A Units required for membership is 10,000 Units. In addition, you may be terminated as a member if you die or cease to exist, violate our Operating Agreement or take actions contrary to our interests, and for other reasons.

Our Articles of Organization and Operating Agreement contain restrictions on a member’s right to participate in the management of our affairs and this makes a change in control of our business difficult to accomplish.

We are governed by our Articles of Organization and Operating Agreement (our “governing documents”). Our governing documents contain significant restrictions on a member’s right to influence the manner or direction of management. Essentially, members have no right to participate in management other than to elect or appoint representatives to the Board of Managers or to vote on matters that require the consent of our members. These matters include transactions such as a merger, consolidation, the sale of all or substantially all of our assets or dissolution, amending our Articles or Operating Agreement and electing or removing our managers. Without approval or consent by our members, our Board of Managers is authorized to create additional classes of Units, issue additional Units of any authorized class, admit additional persons as members, add Managers to our Board of Managers, adopt and amend a Unit transfer policy regulating the transfer of Units, and amend provisions of our Operating Agreement relating to allocations of profit and loss, distributions and tax matters. As a consequence, our Board of Managers has the primary power and responsibility to govern and direct the management of our business and affairs and our members have no significant role in our governance or management. A member’s inability to control management may make it very difficult for any member to effect changes to our management or affairs, which makes a change in control difficult to accomplish and may make your Units unattractive to prospective purchasers.

Voting rights of members are subject to certain limitations.

Members who are holders of Units are entitled to one vote for each Unit held on matters submitted to our members for approval. Cumulative voting for Managers is not allowed, which makes it substantially less likely that a minority of members could elect a member to the Board of Managers. Members do not have dissenter’s rights. This means that they will not have the right to dissent and seek payment for their Units in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property. Holders of Units who are not members have no voting rights. These provisions may limit the ability of members to change the governance and policies of our Company.

The presence of members holding as little as 10% of our outstanding Units will constitute a quorum at meetings of our members, and a majority vote of the Units represented may generally take action on matters presented.

A quorum of members holding 10% or more of the outstanding Units represented in person, or 20% if the Board of Managers has authorized the use of mail ballots or proxies, is required at meetings of our members. Unless a higher percentage is required by our Operating Agreement or Missouri law, members take action by a majority vote of the Units represented and entitled to vote. This means that the holders of a small minority of outstanding Units could take an action which would not necessarily be in the best interests of all Unit holders. The quorum requirement also means that we must secure the presence of members holding at least 10%, or 20% if mail ballots or proxies are authorized, of the outstanding Units in order to take actions which may be in the best interests of our Company. See “Summary of our Operating Agreement.”

You will be bound by actions taken by a majority of our members, and because you have no dissenters’ rights and there is no public market for the Units, you could be forced to hold a substantially changed investment.

We cannot engage in certain transactions, such as a merger, consolidation or sale of all or substantially all of our assets, without the approval of our members. However, if a majority of our members approve a transaction, then you will also be bound to that transaction regardless of whether you agree with the transaction. Consequently, because there is no public market for the Units, you may be forced to keep a substantially changed investment.

We will have substantial indebtedness and our Units will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our Units are equity interests which will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to the holders of our Units. We expect to incur substantial indebtedness to finance the construction of our plant and commencement of operations. The amount of that financing, plus possible additional borrowings and operating liabilities, creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our Unit holders after payment of our debts.

Risks Related to Tax Issues

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL AND STATE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY AND THE IMPACT ON THE INVESTOR’S TAX REPORTING OBLIGATIONS AND LIABILITY.

We do not know when, or if, we will make distributions to you on the Units you purchase.

We do not know when, or if, we will make cash distributions in the future. There can be no assurance that there will be any cash distributions, or if there are distributions, when such distributions will be made. Cash available for distribution on the Units, if any, will at all times also be subject to the required payment of operating expenses and the maintenance of reserves as deemed appropriate by the manager. Since it is anticipated that we will be treated as a partnership for federal income tax purposes, you may be allocated income and gain, and incur a resulting tax liability, without receiving a corresponding cash distribution. See “Federal Income Tax Considerations — Federal Income Tax Consequences of the Ownership of Units.”

Your investment in Units may have significant tax consequences to you.

There are certain tax risks associated with an investment in the Units offered by this memorandum. No rulings have been sought by the Company from the Internal Revenue Service (“IRS”). As with other investments of this type, the tax risks include the following:

•	the risk that you will incur tax liability for a year without receiving any cash distributions to cover the tax liability;

•	the risk that the IRS will disallow our claimed deductions;

•	the risk that losses or other deductions will not be currently allowed as a deduction to you pursuant to some limitation imposed by the Internal Revenue Code (i.e., passive loss limitations, investment interest limitations);

•	the risk that we will not make a “Section 754 election” in respect of the transfer of your Units;

•	the risk that the IRS will treat the Company as a publicly-traded partnership;

•	the risk that we will terminate for federal income tax purposes; and

•	the risk that changes in the Internal Revenue Code or the regulations thereunder will have adverse tax consequences to us or to you.

You are encouraged to consult with your tax advisor. See “Federal Income Tax Considerations.”

The classification of us as a corporation rather than as a partnership by the Internal Revenue Service would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Missouri limited liability company that expects to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the Units. This means that we will not pay any federal or state income tax, and our members will pay tax on their allocated share of our income. The IRS may from time to time review our tax status, and we cannot assure you that there will not be changes in the law or our operations that could cause us to lose our partnership tax status. If for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes and at applicable rates for state income tax purposes. In that event, all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the Units. If we were taxed as a corporation, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. This would reduce the cash that we would otherwise have available to distribute to our Unit holders. See “Federal Income Tax Considerations.”

You may not be able to fully deduct your share of our losses or your interest expense.

It is likely that your interest in us will be treated as a “passive activity” for federal income tax purposes. In the case of Unit holders who are individuals or personal services corporations, this means that a Unit holder’s share of any loss incurred by us will be deductible only against the holder’s income or gains from other passive activities, e.g., S corporations and partnerships that conduct a business in which the holder is not a material participant. Some closely held C corporations have more favorable passive loss limitations. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of a taxpayer’s entire interest in a passive activity to an unrelated person in a taxable transaction, suspended losses with respect to that activity may then be deducted.

Interest paid on any borrowings incurred to purchase Units may not be deductible in whole or in part because the interest must be aggregated with other items of income and loss that the Unit holder has independently experienced from passive activities and subjected to limitations on passive activity losses.

Your tax liability from your share of our taxable income may exceed any cash distributions you receive, which means that you may have to satisfy this tax liability using your personal funds.

Because we expect to be treated as a partnership for federal income tax purposes, we do not expect to pay any federal tax, and all of our profits and losses will “pass through” to our Unit holders. You must pay tax on your allocated share of our taxable income every year. You may not receive cash distributions from us sufficient to satisfy these tax liabilities. This may occur because of various factors, including accounting methodology, lending covenants that restrict our ability to pay cash distributions, or if we decide to retain cash generated by the business to fund our activities or other obligations. Accordingly, you may be required to satisfy these tax liabilities out of your personal funds.

You may be subject to federal alternative minimum tax in the early years of our operations.

While we do not presently intend to adopt accelerated methods of depreciation, we may do so. If we do so, we anticipate that in the early years of our operation taxable income for alternative minimum tax purposes will exceed regular taxable income passed through to the members. Such excess alternative minimum taxable income passed through to you as a member may subject you to the federal alternative minimum tax. You are encouraged and expected to consult with your individual tax advisor to analyze and determine the effect on your individual tax situation of the alternative minimum taxable income you may be allocated in the early years of our operations.

Any audit of our tax returns resulting in adjustments could cause the Internal Revenue Service to audit your tax returns, which could result in additional tax liability and expense to you.

The IRS may audit our tax returns and may disagree with the tax positions we take on our returns. The rules regarding partnership taxation are complex. The IRS could challenge the allocations set forth in our Operating Agreement and reallocate items of income, gains, losses, deductions or credits in a manner that adversely affects our members. If challenged by the IRS, the courts may not sustain the position taken by us on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required. This could result in adjustments on your tax returns and in additional tax liabilities, penalties, interest and expense to you.

Reporting of partnership tax information is complicated.

We will file a partnership income tax return and will furnish each unitholder with a Schedule K-1 that sets forth that unitholder’s allocable share of income, gains, losses and deductions. If any of the information on our partnership tax return or a Schedule K-1 is successfully challenged by the IRS, the character and amount of items of income, gain, loss or deduction previously reported by unitholders may change, and unitholders may be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments. In addition to United States federal income taxes, unitholders will likely be subject to other taxes, such as state and local taxes, that are imposed by the various jurisdictions in which the unitholder resides or in which we do business or own property. A unitholder will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of the various jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. It is the responsibility of each unitholder to file all applicable United States federal, state and local tax returns. Bryan Cave LLP has not rendered an opinion on the tax consequences of an investment in us other than with regard to the United States federal income tax consequences.

Risks Related to Conflicts of Interest

There may be conflicts of interest in our business because we may have relationships with and may enter into transactions with our officers, managers and affiliates, which could impair an interested officer’s or manager’s ability to act in our best interest.

Conflicts of interest exist in our proposed structure and operation and we may enter into transactions with our officers, managers and affiliates. Conflicts of interest could cause our managers and officers to put their personal interests ahead of those of the Company and our Unit holders. If our Managers, officers and affiliates individually or collectively own a significant percentage of our Units, their voting power could increase the likelihood of conflicts of interest and reduce the ability of members to replace them as Managers and officers. These conflicts of interest could harm our business and reduce the value of your Units.

Our Managers and officers have other business interests that may receive a greater share of their time and attention than they will devote to us.

Our Managers and officers have other business interests and responsibilities that may be given priority over the time and attention that they are willing to devote to us. This could result in errors of management and governance that could adversely affect our operations, financial results and the value of your Units.

Our consultants and contractors may have financial and other interests which conflict with our interests, and they may place their interests ahead of ours.

Entities and individuals who are engaged or may in the future be engaged by us as consultants and contractors will have financial interests which may conflict with our interests and the interests of our Unit holders. Each of our consultants and contractors is likely to be a creditor of ours, which could affect their advice and commitment of time and resources to us. In addition, our consultants and contactors may have commitments to and financial interests in other ethanol plants which may be located in our geographic and market area. As a result, they may have a conflict of interest as they allocate personnel, materials and other resources to our plant and others. It is also possible that some of our consultants and contractors, or their affiliates, may invest in this offering, in which case they may be in a position to influence our decisions and actions in favor of their own interests.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents it references contain forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the risks described in this prospectus, and events that are beyond our control. We are not under any duty to update the forward-looking statements contained in this prospectus. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus.

You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

DETERMINATION OF OFFERING PRICE

The offering price for the Units does not have any direct relationship to the assets, earnings, book value or other measurable criteria of value of the Company or the project. We make no representations, whether express or implied, as to the value of the Units offered hereby. There can be no assurance that the Units can be sold at either the offering price or any other price in the future.

DISTRIBUTION POLICY

We will not declare any distributions until we begin operating our proposed plant and are generating revenue. After we begin generating revenue, we intend to distribute our net cash flow to our Unit holders by class and then ratably to Unit holders in each class in proportion to their units held, subject to Missouri law, our Operating Agreement and applicable loan covenants and restrictions from our lenders. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debts, obligations and liabilities, including capital improvements, replacements and contingencies, all as determined by our Board of Managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. If our financial performance and loan covenants permit, the Board of Managers will try to make cash distributions at times and in amounts that will permit our Unit holders to make income tax payments at assumed normal rates on profits allocated to our Unit holders. If our financial performance and loan covenants permit, we intend to make distributions in excess of the amount necessary for Unit holders to make income tax payments.

Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will generate sufficient free cash flow from our business to make distributions depends on numerous factors, including:

•	Successful and timely completion of our proposed plant;

•	Required principal and interest payments on outstanding debt and compliance with loan covenants;

•	Our ability to operate the facility at full capacity and generate revenue;

•	Our ability to control operating costs;

•	Adjustments and the amount of cash set aside for reserves, capital expenditures and unforeseen expenses;

•	State and federal incentives and subsidies which can impact our profitability and free cash flow; and

•	Supply and demand for ethanol and distillers grains.

We cannot make a distribution to a Unit holder if, after the distribution, we become unable to pay our debts or liabilities when they become due, excluding liabilities to our members on account of their capital contributions, would exceed our assets.

MARKET FOR UNITS; RESTRICTIONS ON TRANSFER

There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our Board of Managers. All transfers of Units must comply with the transfer provisions of our Operating Agreement and a Unit transfer policy adopted by our Board of Managers. Our Board of Managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. The

Units are being offered and sold in this offering in accordance with exemptions from registration under federal and state securities laws which require that subsequent sales or transfers of the Units be registered or exempt from such registration requirements. These restrictions may also make your Units unattractive to prospective transferees. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time. See “Description of Units — Restrictions on Transfer of Units,” and “Federal Income Tax Considerations — Tax Status of the Company.”

DILUTION

As of September 30, 2006 we had a net tangible book value of $883,555, or $.42 per Unit. The net tangible book value per Unit represents members’ equity, less deferred offering costs divided by the number of Units outstanding. All of the Units sold by us in our two seed capital offerings prior to this offering were sold at a purchase price of $1.00 per Unit and expenditures of funds raised in those offerings result in a net tangible book value less than the offering proceeds in those offerings. The offering price of $2.00 per unit in this offering exceeds the net tangible book value of our outstanding Units. Consequently, our current members will realize an immediate increase of $1.48 in the per Unit net tangible book value held prior to this offering if the minimum number of Units is sold and an increase of $1.52 in their per Unit net tangible book value held prior to this offering if the maximum number of Units is sold. Purchasers of Units in this offering will realize an immediate dilution of $.10 per unit in their net tangible book value of their Units if the minimum number of Units is sold and a dilution of $.06 per unit in the net tangible book value of their Units if the maximum number of Units is sold.

	Minimum	Maximum

Offering Price per Unit	$2.00	$2.00
Net tangible book value per Unit at September 30, 2006	$.42	$.42
Increase in net tangible book value per Unit attributable to the sale of 30,000,000 Units (Minimum) or 55,000,000 Units (Maximum)	$1.48	$1.52
Net tangible book value per Unit post investment	$1.90	$1.94
Dilution per Unit to new investors in this offering	$.10	$.06

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering and a reduction in their equity interest. The holders of the Units purchased in this offering will have no preemptive rights on any Units to be issued by us in the future in connection with any such additional equity financing. If we sell additional Units the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of an existing investor’s Units.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2006 on an actual and pro forma basis to reflect the Units offered in this offering and the receipt of senior and subordinated debt financing which we will require for the construction and commencement of operations of our plant.

		Pro Forma(1)
	Actual	Minimum(3)	Maximum(4)	Minimum(5)	Maximum(6)

Long-Term Debt	$—	$130,000,000	$110,210,000	$160,000,000	$80,210,000
Subordinated Debt	$—	$—	$—	$—	$—
Unit Holders’ Equity(2)	$2,120,000	$62,120,000	$112,120,000	$62,120,000	$112,120,000
Accumulated Deficit	$(1,070,348)	$(1,070,348)	$(1,070,348)	$(1,070,348)	$(1,070,348)
Total Unit Holders’ Equity(2)	$1,049,652	$61,049,652	$111,049,652	$61,049,652	$111,049,652
Total Capitalization(2)	$1,049,652	$191,049,652	$221,259,652	$221,049,652	$191,259,652

(1)	As adjusted to reflect the anticipated amount of long term debt and receipt of gross process from this offering, prior to deducting offering expenses estimated at $125,000.

(2)	Assumes that all proceeds are received; any unpaid subscriptions would reduce equity.

(3)	Assumes the offering minimum proceeds of $60,000,000 and does not reflect expected requirements to convert to a coal-fired facility.

(4)	Assumes the offering maximum proceeds at $110,000,000 and reflects expected requirements to convert to a coal-fired facility.

(5)	Assumes the offering minimum proceeds of $60,000,000 and reflects expected requirements to convert to a coal-fired facility.

(6)	Assumes the offering maximum proceeds of $110,000,000 and does not reflect expected requirements to convert to a coal-fired facility.

We issued a total of 2,120,000 Units in two seed capital offerings at a price of $1.00 per share, for total proceeds of $2,120,000. At September 30, 2006, we held $994,531 in current assets, principally in money market funds, remaining from these offering proceeds and interest earned. If we receive the minimum proceeds of $60,000,000 in this offering, less offering expenses estimated at $125,000, plus cash on hand, on a pro forma basis we would have a total of approximately $61,000,000 in cash from equity offerings and interest available upon the completion of this offering and would need approximately $129,000,000 in debt financing to reach the cash capitalization of $190,000,000 that we believe will be required for the construction and commencement of operations of our plant on a natural gas-fired basis. If we receive the maximum offering proceeds of $110,000,000 in this offering, less offering expenses estimated at $125,000, plus cash on hand, on a pro forma basis we would have a total of approximately $111,000,000 in cash from equity offerings and interest available upon the completion of this offering and would need approximately $109,000,000 in debt financing to reach the cash capitalization we will require for the construction and commencement of operations of our plant, including the contemplated conversion of our plant to a coal-fired facility. If we do not receive $60,000,000 or more in offering proceeds and written debt financing commitments which, combined with the other proceeds and the proceeds from a previous private placement offering would equal at least $190,000,000, we will be required to promptly return all subscriptions to investors with interest on the cash payments held in escrow.

SELECTED FINANCIAL DATA

The following table summarizes financial information for the Company from our financial statements September 30, 2006 and for the period from the formation of the Company to that date.

From Inception
(September 26,
2005) to September 30,
2006

Statement of Operations Data:
Revenues	$0
Operating Expenses	1,270,179

Loss from Operations	(1,270,179)
Grant Income	135,000
Other Income (interest)	64,831

Deficit Accumulated during Development Stage	$(1,070,348)

September 30, 2006

Balance Sheet Data:
Assets:
Current Assets	$994,531
Property and Equipment, Net	15,245
Other Assets	175,797

Total Assets	$1,185,573

Liabilities and Members’ Equity:
Current Liabilities	$135,921
Total Members’ Equity	1,049,652

Total Liabilities and Members’ Equity	$1,185,573

We have adopted a fiscal year that ends on December 31 of each year.

ESTIMATED SOURCES OF FUNDS AND ESTIMATED USE OF PROCEEDS

The following tables set forth our anticipated use of the gross proceeds from this offering assuming we sell the minimum 30,000,000 Units ($60,000,000) or the maximum 55,000,000 Units ($110,000,000) in this offering. The Sources of Funds table shows the proceeds of this offering combined with the debt financing that we believe will be required to fund the development, construction and commencement of operations of our ethanol plant. The allocation of the debt financing between senior debt and subordinated debt takes into consideration the position senior debt lenders may take regarding debt-equity ratios and the need for subordinated debt financing. The Uses of Funds table sets forth the estimated use of the combined proceeds of this offering and the debt financing.

We intend to use the proceeds of this offering and the proceeds of senior and subordinated debt financing that we expect we will require, totaling $190,000,000 as shown in the Sources of Funds table, to develop, construct and commence operations of a 100 million gallons per year gas-fired ethanol plant in southeastern Missouri. If we receive offering and debt financing proceeds totaling $220,000,000, or such lower amount as may be required for the purpose, we intend to convert the plant to a coal fired facility following at least one year of operations. The amount of combined equity and debt financing that we will require and our actual use of funds will depend on several variables such as the suitability and cost of our plant site, the cost of plant construction, regulatory permits required, the cost of debt financing and inventory costs. There can be no assurance that we will be successful in converting our plant to a coal-fueled plant.

The information set forth in these tables is only an estimate of the funds which will be required and the purposes for which they will be allocated. Our actual sources and uses of funds could differ significantly as a consequence of various factors, including those discussed under the headings “Management’s Discussion and Analysis and Plan of Operation” and “Risk Factors” in this prospectus. We reserve the right to modify the purposes for which the proceeds will be allocated in the event of changes in our anticipated business plan or occurrence of other events, as we deem necessary or appropriate to continue the project.

Estimated Sources of Funds

	Minimum	Maximum

Offering Proceeds(1)	$60,000,000	$110,000,000
Senior Debt Financing	130,000,000	110,000,000
Subordinated Debt Financing	0	0
Total Sources of Funds	$190,000,000	$220,000,000

(1)	Estimated offering expenses of approximately $125,000 are not deducted.

Estimated Uses of Funds

	Minimum Offering	Maximum Offering
	Amount(1)	Amount(2)

Project Engineering and Construction Costs:
EPC Contract	$110,000,000	$110,000,000
Site Development	5,000,000	5,000,000
Rail	3,150,000	3,150,000
Grain Receiving and Storage	9,000,000	9,000,000
Coal Fired Boiler	0	30,000,000
Seismic Upgrade	$22,000,000	$27,000,000

Total Engineering and Construction Costs	$149,150,000	$184,150,000
Development and Startup Costs:
Inventory — Feedstock	$2,500,000	$2,500,000
Inventory — Chemicals/Yeast/Denaturant	700,000	700,000
Inventory — Spare Parts	600,000	600,000
Startup Costs	2,200,000	2,200,000
Land	1,000,000	1,000,000
Fire Protection and Potable Water	1,050,000	1,050,000
Administration Building and Office Equipment	650,000	650,000
Insurance and Performance Bond	925,000	925,000
Rolling Stock and Shop Equipment	675,000	675,000
Organizational Costs and Permits	1,060,000	1,060,000
Capitalized Interest and Financing Costs	4,700,000	6,700,000
Working Capital/Risk Management	$24,790,000	$17,790,000

Total Development and Startup Costs	$40,850,000	$35,850,000
Total Uses of Funds	$190,000,000	$220,000,000

(1)	Estimated expenditures required for a natural gas-fired plant.

(2)	Estimated expenditures required for a natural gas-fired plant converted to a coal-fired plant in our second year of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

This Management’s Plan of Operations is a discussion of our plans for the project from the commencement of this offering up to the start-up of our facility, which we estimate will occur           . This plan reflects our current assumptions and is subject to change as the project progresses.

Overview

Bootheel Agri-Energy, LLC (referred to herein as “we,” “us,” the “Company” or “Bootheel Agri-Energy”) is a limited liability company organized under the laws of the State of Delaware on September 26, 2005. We converted to a Missouri limited liability company in August 2006. We are a start-up company in the development stage, with no current operations or revenues. We plan to build and operate a 100 million gallons per year (mgpy) dry mill ethanol plant in southeastern Missouri that will process corn into fuel grade ethanol and distillers grains. We expect to begin construction of the plant as soon as we close on debt financing needed for the project and estimate that it will take approximately 18 to 24 months to complete construction of the plant.

We intend to build our proposed ethanol plant in the area of Sikeston, Missouri. We estimate that the total cost of the project, including construction of the plant and start-up costs, will be approximately $190 million for a 100 mgpy facility, with a total cost of $220 million if we are successful in converting to a coal-fuel plant. The plant will have approximately 50 employees after we commence operations.

We have an option to purchase a site for our plant in the Sikeston Industrial Park in Scott County, Missouri. The site, owned by the City of Sikeston, covers 159 acres and has access to highway, rail, natural gas, electricity, water and water treatment services and facilities. Mississippi river barge terminals are located approximately 30 miles from the site. Subject to unanticipated problems or difficulties, it is our intention to acquire and locate our plant on this site. However, our Board of Managers reserves the right to change the location of the plant for any reason.

We intend to construct our plant to use natural gas as its heat source but, if our equity and debt financing resources are adequate, we plan to convert the plant to use coal as its primary heat source in our second year of operations.

To date, our efforts have been devoted principally to developing our planned project and related activities. We will not generate revenue until we complete construction of our proposed plant. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs that we expect to incur in building and commencing operations of our plant. We will also need a significant amount of debt financing in order to complete the project. Assuming we raise the equity needed to obtain debt financing, we hope to seek and close on our debt financing within 30 to 60 days following the completion of this offering.

The plant will consist principally of a coal handling, storage and combustion area, storage and processing area for corn; a fermentation area comprised mainly of fermentation tanks; an ethanol storage and loading area; a drying unit for processing the distillers grains; a storage and loading facility for dried distillers grains; truck scales for weighing incoming grain and coal and outgoing distillers grains; and an administrative office. The following discussion of our plans for the development, construction and operation of the plant reflects our current expectations and may be subject to changes as the project progresses and as circumstances require.

Background of the Project

In May 2005, a small group of farmers, representatives of a local lending institution and agribusiness people began researching the possibility of locating an ethanol plant in southeastern Missouri. Even though another group had announced plans to construct a plant further south, the group felt this region could support two ethanol plants. After a series of trips to visit an ethanol plant in Marshall, Missouri, to learn more about ethanol and project development, this group had its first structured meeting on June 8, 2005, and has been developing the project since then.

The mission of the founding group is to construct and operate a modern fuel ethanol facility in southeastern Missouri, which will promote economic development in the area while providing a fair return to investors. We expect to add value to local agricultural commodities by producing ethanol, distillers grains and carbon dioxide while operating as a low cost producer of those products. We wish to participate in extending our nation’s gasoline supplies as MTBE is phased out and U.S. refining capacity tightens. Our project is intended to bring significant economic development to rural Missouri in the form of high paying jobs, with increased local and regional income and tax revenues.

Activities of the group in the second half of 2005 consisted principally of planning for the project, exploring possible sites for our plant, meeting with potential contractors, consultants, service providers and lending sources and raising seed capital to support our planning and development activities.

Following our organization as a limited liability company in September 2005, we commenced an offering of our Units to raise funds to support planning and development of the project. A total of $420,000 was raised from 21 investors, all of whom were members of our Board of Managers and qualified as accredited investors under applicable securities laws. We then raised an additional $1,700,000 from 85 other investors, all of whom qualified as accredited investors under applicable securities laws. The offering made by this prospectus is intended to provide the additional equity funding necessary, together with debt financing, to construct and commence operations of our plant.

Plan of Operations Until Plant Start-Up

From the date of this prospectus to the [date of anticipated start-up], we will be actively involved in five principal tasks: (1) raising our equity and securing debt capital; (2) acquiring and preparing our plant site; (3) completing construction agreements and securing necessary permits; (4) constructing our plant; and (5) arranging and negotiating agreements for the purchase of corn, natural gas, coal and other needs and for marketing our ethanol and distillers grains. Assuming that we successfully complete this offering and obtain adequate debt financing, we believe that we will have sufficient cash resources to cover all of our expenses associated with the construction and commencement of operations of the plant, including site acquisition and development, installation of road and rail access and utilities, application for and receipt of permits, equipment acquisition and plant construction. We also believe that we will have sufficient operating capital to cover our staff, office, audit, legal, compliance, training and other start-up expenses during this period. We estimate that we will need approximately $190 million to complete the project using natural gas as our fuel source and an additional approximately $30 million to convert our plant to a coal-fired facility.

Site acquisition and development

During and after the offering, we expect to continue work principally on the preliminary design and development of our proposed ethanol plant, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and distillers grains marketing, utility and other contracts. We plan to fund these initiatives using the seed capital that we have raised. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations. We may seek bridge financing to extend the seed capital, or we may discontinue operations until close of the offering.

Plant construction and start-up of plant operations

We expect to complete construction of the proposed plant and commence operations approximately 18 to 24 months after construction commences. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational.

Project Financing

We estimate the cost of our project, including land, site development, organizational, financing, pre-production period and start-up expenses, will be approximately $190 million for a 100 mgpy gas-fired facility. The cost of the project including the anticipated conversion to a coal-fueled facility is $220,000,000. In this offering, we plan to raise a minimum of $60 million and a maximum of $110 million. Depending upon the amount of equity capital raised in this offering, we would need to raise an additional $80,000,000 to $130,000,000 in debt financing to complete the gas-fired facility. We anticipate that if the equity we raise is near the $60 million minimum, we may find it necessary to supplement any available senior debt financing with subordinated debt.

We have contacted and have had limited discussions with prospective lenders, but have no agreement with or commitment from any lender for the senior debt financing that we need. We presently have no sources for subordinated debt financing. During this offering, we intend to continue to seek sources for our debt financing with a view to negotiating terms and conditions for a construction/term loan and revolving line of credit. However, there is no assurance that the debt financing will be available or, if available, on terms that are favorable to the Company. Even if this offering is successful, if we do not secure the debt financing that we require, we will not be able to construct our plant and will be forced to abandon our plans.

Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations

If we are able to build the plant and begin operations, we will be subject to industry-wide factors, as well as factors affecting the economy at large, that affect our operating and financial performance. The industry-wide factors include, but are not limited to, the available supply and cost of corn from which our ethanol and distillers grains will be processed; the cost of natural gas, which we will use in the production process; dependence on our ethanol marketer and distillers grains marketer to market and distribute our products; the intensely competitive nature of the ethanol industry; possible legislation at the federal, state and/or local level; changes in federal ethanol tax incentives and the cost of complying with extensive environmental laws that regulate our industry.

We expect ethanol sales to constitute the bulk of our future revenues. Ethanol prices have recently been much higher than their 10 year average. However, due to the increase in the supply of ethanol from the number of new ethanol plants scheduled to begin production and the expansion of current plants, we do not expect current ethanol prices to be sustainable in the long term. Areas where demand may increase are new markets in New Jersey, Philadelphia, Baltimore, Boston, North Carolina, South Carolina, Michigan, Nashville, Baton Rouge and Houston. Minnesota may also generate additional demand due to the recent passage of state legislation mandating a 20% ethanol blend in its gasoline. Montana passed a similar mandate this year, but it will not go into effect until 60 million gallons of ethanol are produced in the state. Missouri has enacted a law requiring a 10% ethanol blend in its gasoline, effective January 1, 2008 in some circumstances.

We expect to benefit from federal ethanol supports and federal tax incentives. Changes to these supports or incentives could significantly impact demand for ethanol. In late July 2005, the U.S. House of Representatives and the U.S. Senate passed the Energy Policy Act of 2005, containing a Renewable Fuel Standard (“RFS”). President George W. Bush signed the measure in to law on August 8, 2005. The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. The RFS will begin at 4 billion gallons in 2006, and increase to 7.5 billion gallons by 2012. The Act is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this Act may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings in the long term.

Although the Act did not impose a national ban of MTBE, its failure to include liability protection for manufacturers of MTBE could result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short-term, we do not expect this to have a long term impact on the demand for ethanol as the Act repeals the

Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere.

Demand for ethanol may also increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70% to 85% ethanol and 30% to 15% gasoline. E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 is used as an aviation fuel and as a hydrogen source for fuel cells. In the United States, there are currently about 3 million flexible fuel vehicles capable of operating on E85 and 400 retail stations supplying it. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year.

Ethanol production continues to grow as additional plants become operational. Demand for ethanol has been supported by increasing oil prices and its refined components and by clean air standards mandated by federal agencies have required highly populated areas to blend ethanol into their gasoline supplies as an oxygenate. The intent of the air standards is to reduce harmful emissions into the atmosphere. These mandates have been challenged in several metropolitan areas, and are currently being reviewed by the courts. In the future, the combination of additional supply, successful challenges to the clean air standards and stagnant or reduced demand may damage our ability to generate revenues and maintain positive cash flows.

Technology Developments

A new technology has recently been introduced, to remove corn oil from concentrated thin stillage (a by-product of “dry milling” ethanol processing facilities) which would be used as an animal feed supplement or possibly as an input for bio-diesel production. Although the recovery of oil from the thin stillage may be economically feasible, it fails to produce the advantages of removing the oil prior to the fermentation process. The FWS Group of Companies, headquartered out of Canada with offices in the United States, is currently working on a starch separation technology that would economically separate a corn kernel into its main components. The process removes the germ, pericarp and tip of the kernel leaving only the endosperm of the kernel for the production of ethanol. This technology has the capability to reduce drying costs and the loading of volatile organic compounds. The separated germ would also be available through this process for other uses such as high oil feeds or bio-diesel production. Each of these new technologies is currently in its early stages of development. There is no guarantee that either technology will be successful or that we will be able to implement the technology in our ethanol plant.

Trends and Uncertainties Impacting the Corn and Natural Gas Markets and Our Future Cost of Goods Sold

We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol and distillers grains for sale. The 2004 corn crop was the largest corn crop on record with national production at approximately 11.8 billion bushels. This allowed ethanol plants to purchase corn cheaply throughout 2005, which widened profit margins for many ethanol plants in the current year. We do not expect corn prices to remain this low. Variables such as planting dates, rainfall, and temperatures will likely cause market uncertainty and create corn price volatility throughout the year. Although we do not expect to begin operations until for some time, we expect these same factors will continue to cause volatility in the price of corn, which will significantly impact our cost of goods sold.

Natural gas is also an important input commodity to our manufacturing process. We estimate that our natural gas usage will be approximately 10% to 15% of our annual total production cost. We use natural gas to dry our distillers grains to moisture contents at which they can be stored for long periods of time, and can be transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Recently, the price of natural gas has risen along with other energy sources. Natural gas prices are considerably higher than the 10-year average. In late August 2005, Hurricane Katrina caused dramatic damage to areas of Louisiana, which is the location of one of the largest natural gas hubs in the United States. As the damage from the hurricane became apparent, natural gas prices substantially increased. It is currently unknown how the damage will affect intermediate and long term prices of natural gas. Future hurricanes in the Gulf of Mexico could cause similar or greater uncertainty.

We look for continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.

Liquidity and Capital Resources

As of September 30, 2006, we have total assets of $1,185,573 consisting primarily of cash, prepaid expenses and deferred offering costs. We have current liabilities of $135,921 consisting primarily of our accounts payable. Since our inception through September 30, 2006, we have an accumulated deficit of $(1,070,348). Total members’ equity as of September 30, 2006, was $1,049,652. Since our inception, we have generated no revenue from operations. For the period from inception to September 30, 2006, we had a net loss of $1,070,348, primarily due to start-up business costs.

Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $190,000,000, and up to $220,000,000 if we convert to a coal-fired facility. We are seeking to raise a minimum of $60,000,000 and a maximum of $110,000,000 of equity in this offering. Depending on the level of equity raised in this offering, we expect to require debt financing ranging from a minimum of $80,000,000 to a maximum of $130,000,000 to complete the gas-fired facility.

We expect to use senior debt financing to construct the proposed ethanol plant. We expect the senior loan will be a construction loan secured by all of our real property, including receivables and inventories. Based on our knowledge of similar loans made in the industry, we anticipate that we will pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender, however, there is no assurance that we will be able to obtain binding debt financing documents or that adequate debt financing will be available on the terms we currently anticipate. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing.

We do not have definitive contracts with any bank, lender or financial institution for debt financing and there is no assurance that we will be able to secure such financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.

Critical Accounting Policies

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

We will defer offering costs until the sale of units is completed. Upon issuance of the units, these costs will be netted against the proceeds received. If the offering is not completed, such costs will be expensed.

DESCRIPTION OF THE BUSINESS

The Dry Mill Process

We anticipate that our plant will use a dry milling process. This dry milling process transforms corn into fuel-grade ethanol as its main product and distillers grains as a co-product. We plan to receive corn by rail and semi-trailer truck. The corn will be weighed and stored in receiving facilities. It will then be transported to a scalper to remove rocks and debris before it is conveyed to processing bins. The corn will then be transported to a hammer-mill or grinder where it is ground into a mash and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin the fermentation process, which generally takes about 50 to 60 hours. The resulting “beer” is pumped to distillation columns, which divides the alcohol from the corn mash. The alcohol is concentrated to 190 proof in the distillation columns and is then partially dehydrated. The resulting 200 proof alcohol is blended with up to five percent denaturant (such as unleaded gasoline or natural gasoline) as it is pumped into storage tanks.

Meanwhile, corn mash from the distillation process is pumped into a centrifuge that separates the coarse grain from the solubles. The solubles are then dried into a thick syrup. The coarse grain that exits the centrifuge is then conveyed to dryers. Syrup is added to the coarse grain as it enters the dryer, where moisture is removed. This process produces distillers grains with various moisture levels, which can be used as animal feed. The fermentation process will also produce carbon dioxide. We have no current plans to sell this carbon dioxide to a third-party processor. Unless we identify a market for our carbon dioxide, we expect to emit the carbon dioxide into the air.

The Plant

Our plant will have a design capacity to produce approximately 100 million gallons of ethanol per year. In addition, we expect the plant to produce approximately 320,000 tons of distillers grains. We expect that when completed, the plant will operate utilizing the following facilities and processes:

•	Grain Receiving, Storage and Milling Equipment. The plant will contain receiving facilities that will have the ability to receive corn by rail, truck and, possibly by barge through nearby river terminals. Upon delivery, the corn will be weighed and a weight ticket will be issued. The corn will then be moved through a scalper to remove rocks and debris before conveying the product to storage bins. A dust collection system will be installed in the grain receiving system to limit particulate emissions. We plan to build approximately 1,000,000 bushels of corn storage as part of the plant construction. The corn will be removed from storage and processed through a hammer-mill or grinder. The result of this process is ground corn.

•	Conversion and Liquefaction System, Fermentation System and Evaporation System. Ground corn will be mixed with recycled process condensate water, alpha amalyse and aqueous ammonia are added. The mash is cooked with a proprietary, indirect contact, steam cooker and then continues through liquefaction tanks and into fermenters. Simultaneously, yeast and a secondary enzyme will be added to the cooked mash as it is cooled and enters the fermenters. After fermentation is complete, the liquid produced by the fermentation process is pumped to a large tank called a beerwell and then sent to the distillation column to separate the alcohol from the mash.

Enzymes are proteins produced by microorganisms grown in controlled fermentations. The proteins contain catalytic sites that allow specific chemical reactions to occur at more moderate temperatures and pH’s than normal. A new generation of alpha amylases eliminates the need to add lime and also tolerates lower pH, allowing thinner stillage to be recycled to the slurry tank. Both of these help reduce environmental impact and ethanol production cost. Enzymes play a critical role in ethanol production with new developments improving ethanol production efficiencies.

During fermentation, high performance liquid chromatography measures the concentration of ethanol in the mash and provides crucial information on the quality of fermentation for a wide genetic base of corn. This aids the sourcing and utilization of corn that yields more ethanol.

•	Distillation and Molecular Sieve. The alcohol is distilled in three columns (the Beer Column, the Rectifier and the Side Stripper) and then dehydrated in the molecular sieve system. The alcohol is then blended with denaturant as it is pumped into storage tanks. The storage tanks will contain meters, filters, pumps and loading equipment for transfer to rail cars or trucks.

•	Liquid/Solid Separation System. The ethanol plant will also produce distillers grains. The resulting corn mash from the Beer Column will be piped to centrifuges and then to dryers, where moisture is removed. The plant will utilize a dryer system with a thermal oxidizer and heat recovery steam generation. After it is dried, the distillers grains will be conveyed to the filter receiver and then to a storage building.

•	Product Storage Area. We expect to have storage tanks on site to store the ethanol we produce. The plant will also contain a storage building to hold distillers grains until shipped.

•	Product Shipment Facilities. We will have facilities for the shipment, by truck or rail, and possibly barge of our ethanol and distillers grains produced at our plant.

•	General Plant Infrastructure and Utilities. The facility will also consist of administration facilities, chillers, cooling towers and other processing equipment, some of which require fresh water to operate. Boiler water is conditioned in regenerative softeners and/or other treatment equipment and pumped through a deaerator and into a deaerator tank. Appropriate boiler chemicals are added and the pre-heated water is pumped into the boiler. Steam energy will be provided by a heat recovery steam generator. Process cooling will be provided by circulating cooling water through heat exchangers, a chiller and a cooling tower. We expect the facility to also contain a compressed air system consisting of an air compressor, receiver tank, pre-filter and air dryer. We expect that the plant design will also incorporate the use of a clean-in-place system for cooking, fermentation, distillation, evaporation, centrifuges and other systems.

The block flow diagram below illustrates how the plant will process corn into ethanol:

Conversion to Coal in Our Plant

We expect to construct our plant to initially utilize natural gas as its fuel source. During the third year of operations of the plant, we expect to incorporate coal burning facilities into the project, which will allow us to capture the economic advantages of utilizing coal as a fuel source as compared with natural gas.

Heat is defined in terms of British Thermal Units, or BTU’s, where one BTU is the amount of heat required to raise one pound of water one degree Fahrenheit. A gallon of ethanol will release about 76,100 BTUs when combusted. A net energy gain over the energy feedstock makes ethanol marketable as a liquid fuel, particularly where gas or solids cannot be easily consumed. Experience in the ethanol industry indicates that using coal as a thermal heat source requires approximately 37,000 BTU’s to produce one gallon of ethanol. Natural gas requires approximately 34,000 BTU’s to produce one gallon of ethanal. The market price differential between coal and natural gas, based on prices in recent years, allows coal to more than compensate for the BTU efficiency of natural gas. There can be no assurance that we will be successful in converting to a coal-fuel plant.

We believe that the advantages of coal include the following:

•	The cost of natural gas has been increasing and shows no sign of declining in the near-term. The price of coal, in contrast, has remained relatively static around $2.30 per million BTU’s for the past few years.

•	New technologies for coal-fired facilities are now available which allows nearly complete combustion of the coal with reduced emissions and increased burning efficiency.

•	The abundant supply and relative price stability of coal should result in a fairly stable thermal energy cost to operate our plant.

Mass production, energy efficiency and controlling emissions define ethanol production today. Controlling and reducing combustion emissions are the most challenging problems. New technologies allow the thermal destruction of volatile organic compounds (“VOCs”) from ethanol plant dryers and heat recovery technologies maintain energy efficiencies. Burning coal adds emission issues because coal contains impurities and solid handling issues. Impurities include, but are not limited to, ash, which consists of silica and many other minerals, sulfur, chlorine, mercury and others.

Combustion equipment currently available is designed to limit and control the production of ash, both ash residue in the combustor and fly ash. Ultimately the ash is collected for disposal, which adds a cost factor to the use of coal. Oxides of nitrogen are also reduced by treating flue gas emitted by the combustion unit. Sulfer dioxide can be controlled by adding limestone to the coal in the combustor. Calcium in the limestone reacts with the sulfur to form less harmful compounds.

The federal Environmental Protection Agency (“EPA”) and the Missouri Department of Natural Resources (“MDNR”) have established limits for all emissions. The air permitting process requires identification of potential emissions and what equipment and operating procedures will be in place to control within the allowable limits of the permit.

An advantage of commencing operations with natural gas is that we will be able to begin production before the more complex permitting process associated with coal and installation of the coal burning facilities are completed.

Given the amount of corn we estimate the plant will consume, and the fact that corn is projected to account for approximately 60% to 62% of our annual cost of production, we placed significant emphasis upon locating the plant in an area with abundant supplies and historically competitive corn prices.

We have selected a site in Sikeston, Missouri which, based on preliminary engineering and environmental reviews and many other factors, appears to be an optimum location for our facility. We have an option to purchase the site. The site is a 159-acre site owned by the City of Sikeston and is located in the Sikeston Industrial Park, just north of the city. It is located approximately halfway between markets in St Louis and Memphis, is in close proximity to Mississippi river transportation facilities and has access to regional corn and coal supplies. This site can easily be reached from U.S Highway 61 and Interstate Highways 55 and 57. The plant will have access to the BNSF railroad, and has adequate room for a 100-car unit rail track to receive corn and ship ethanol and distillers grains. The industrial park has dual 69 kV electric power feeds with adequate capacity for our plant and we expect to purchase electricity from the City of Sikeston at attractive rates. Natural gas is available via a 6-inch diameter high pressure gas line in the park. Water is available via city mains and a wastewater treatment facility is located immediately southwest of the site.

The Sikeston Industrial Park site is also in an Enterprise Zone which may provide financial and tax advantages for our project. If we qualify for enterprise zone benefits, we may be entitled to tax reductions or abatements and our members may qualify for an investment tax credit against State of Missouri income tax for investments in our Company. At the present time, we have not assumed that any enterprise zone benefits will be available for purposes of our financial plan.

Preliminary engineering and environmental investigations indicate that the site appears to be suitable for construction of an ethanol plant. Further investigations relating to environmental and archeological conditions will be conducted. We believe that the site can accommodate our project from the standpoint of local zoning requirements. Although other permits are required, we are optimistic regarding our ability to obtain all permits necessary for us to build our plant. Accordingly, we presently believe and intend that our plant will be built on the Sikeston site.

If for any reason our Sikeston site would prove unsuitable for our plant, if we cannot obtain an option to acquire the site or if our option expires before we have our equity and debt financing available to acquire that site, we may find it necessary to pay more than the option purchase price for the site or to locate an alternative site. Although we have identified other possible sites which may be suitable for our use, we do not have options on any other sites. There is no assurance that after full investigation we will determine that our Sikeston site or any other site that we have identified will be suitable for our plant or be acquired for that purpose. Further, because of uncertainties in the permitting process and site-specific criteria, we may ultimately find it necessary to locate our plant on a site that has not yet been identified. A new site could be located outside the southeastern Missouri area. Our Board of Managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. During and after this offering, we expect to continue the permitting process on our Sikeston site, and, if necessary, conduct investigations on other sites, including overall suitability for our plant, environmental matters and road and rail access considerations. Our goal, working with consultants, will be to confirm the suitability of and obtain permits for the Sikeston site or identify the best alternative site for our use so we will be in a position to acquire the site immediately upon successful completion of our equity and debt financing.

We may modify or change the location of the plant if we find another site that better suits our needs, or if we cannot obtain the necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost, or if the proposed site proves otherwise unsuitable. Changing the location of the plant from the proposed site may increase the cost of the plant and delay construction and start-up operation of the plant. Certain events and conditions, including among others, delays, change orders we may submit and site conditions that differ from what we expect could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

There can be no assurance that we will not encounter hazardous conditions at the plant site. We will rely on our construction engineer to determine the adequacy of the site for construction of our plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that our engineer or construction contractor will be responsible for any hazardous conditions encountered at the site. If a hazardous condition is encountered, our contractor may suspend work and we may be required to correct the condition prior to the resumption of construction. The presence of a hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. If we encounter any hazardous conditions during construction that require time or money to correct, it may have a material adverse effect on our operations, cash flows and financial performance.

The entire area in which we propose to locate our project is in the New Madrid Seismic Zone, which is an area in Missouri and adjacent states that was the site of the largest earthquake sequence to occur in recent history in the continental United States. Four great earthquakes were part of a series at New Madrid in 1811 and 1812. Being located in a seismic-prone area means that seismic risk associated with our site is unavoidable. We anticipate that our engineers and construction contractor will be attentive to the seismic risk and may rule out a site or sites where topography or soil conditions suggest enhanced seismic risk. Working with our engineer and contractor, we will attempt to engineer the plant to withstand an earthquake on whatever site we choose, but there can be no assurance that our plant site will afford any degree of protection against seismic risk.

Other sites we might consider may be located in a floodplain. Although the siting, engineering and construction of our plant will take the possibility of flooding into consideration, it is possible that our site selection may result in an acceptance of the risk of flooding and damage to our plant.

Site Infrastructure and Improvements

We will need to make improvements to the site we select and infrastructure in order to construct and operate the plant. The full extent of the improvements and their exact costs will depend on our final site selection. Although the Sikeston site is well provided with necessary infrastructure, the site will require internal road access, construction of rail loop access, extension of facilities for water, sewer, electric and natural gas service, a coal handling and storage facility, and site grading and other dirt work. Other sites may require greater or more costly site access improvements, infrastructure development, utility facilities and other site work.

Selection of Engineering and Construction Firms

We have engaged in a developmental agreement with the process designer for the plant. However, we have not yet entered into a contract for the design and construction of our plant. We have had discussions with various engineering and construction firms experienced in designing and building ethanol plants substantially similar to the 100 mgpy plant that we wish to construct. We will continue our process to identify an engineering firm and construction contractor with a view to having them prepared to commence construction as soon as possible after we secure our necessary equity and debt capital.

Following is an outline of the process we are using to select the firms with which we will contract:

1. We will prepare a Request for Statement of Qualifications for Engineering Services that will include services to be provided.

2. Qualified and experienced firms will be solicited to submit qualifications, experience and resumes.

3. Our Board of Managers will review and interview prospective process and design engineering firms.

4. Process and design firms will be selected based on a thorough decision matrix with the parties entering into engineering contracts with us. We may select a building design engineering firm that is separate from the ethanol process engineering firm.

5. After the engineers have prepared a process and design approved by the Board of Managers, we will solicit qualified contractors and then contract with our general construction contractor.

We have identified the qualified and experienced engineering and construction firms from whom we plan to request a Statement of Qualifications. Our goal is to identify the lead engineering firm and enter into an Engineering, Procurement and Construction (EPC) contract with that firm within the next few months.

Initially, we would expect to enter into a letter of intent with the general construction contractor, to be followed by a definitive design-build construction contract. The letter of intent would set forth the general specifications for our plant as provided by our lead engineering firm and would establish a design-build price for the plant. We anticipate that the construction price would be fixed based on specific dates for the completion of our financing and commencement of construction. The price may be subject as well to escalators based on cost of construction indices and extension provisions may also provide for or require price increases. We would expect to negotiate and execute the definitive design-build construction contract, incorporating the terms set forth in the letter of intent, as soon as we have our equity and debt financing in place, our site available and pre-construction permits in hand or expected.

Environmental and Other Regulatory Matters

Under laws and regulations administered by the United States Environmental Protection Agency (“EPA”) and Missouri Department of Natural Resources (“MDNR”), we will be required to perform certain studies, satisfy regulatory standards and obtain various environmental, construction and operating permits, as discussed below. If we build our plant on a site in a state other than Missouri, we will need to comply with that state’s environmental laws and regulations as applied by that state’s environmental regulatory agency. Even if we receive all MDNR and other environmental permits for construction and operation of the plant, we will also be subject to oversight functions of the EPA. There is also a risk that the EPA may enforce certain rules and regulations differently than the state’s environmental administrators. EPA and state rules and regulations are subject to change, and any changes may result in greater regulatory burdens and expense for us. We anticipate that our construction contractor will be responsible for the construction permits and registrations and we will be required to obtain the necessary air, water and operating permits. If permitting delays occur, construction of the ethanol plant may be delayed. If we are unable to obtain necessary permits or to comply with the requirements of such permits or any other environmental regulations, our business may be adversely affected and we may not be able to construct or operate our ethanol plant as proposed. The following is a preliminary list of the principal federal and state actions and permits that are or may be required depending on the ultimate location of the plant:

Federal Permits

Clean Air Act Requirements

•	Prevention of Significant Deterioration (PSD) and Construction Permits

•	Applicable Federal New Source Performance Standards (NSPS)

•	Applicable National Emission Standards for Hazardous Air Pollutants (NESHAPS)

•	Title V Operating Permit of the Clean Air Act Amendments of 1990

•	Risk Management Plan

•	OSHA 1910 Process Safety Management (PSM) Plan Clean Water Act Requirements

•	Missouri/National Pollutant Discharge Elimination System Permits (includes utility water discharge, storm water pollution prevention during construction and storm water pollution prevention during operation)

•	Oil Pollution Prevention and Spill Control Countermeasures

Comprehensive Environmental Response Compensation and Liability Act & Community Right to Know Act (CERCLA/EPCRA) Requirements

•	Tier II Forms — listing of potentially hazardous chemicals stored on-site

•	EPCRA Section 313 and 304 and CERCLA Section 103. These reports track use and release of regulated substances above threshold and/or designated quantities annually.

Bureau of Alcohol, Tobacco, Firearms and Explosives Requirements

•	Alcohol Fuel Permit

State Permits and Licenses

•	Air Quality Permits

•	Storage Tank Permits

•	Water Quality Permits

•	State Liquor License, if necessary, because ethanol production creates alcohol

•	State Department of Motor Fuels permits and licenses

•	State Department of Transportation (Highway Access Permit; Possible Easement Rights)

•	State Department of Health permits and licenses

•	State Department of Public Service (Boiler License)

•	State Department of Natural Resources

•	Water Appropriation Permits

•	Other water and wetland considerations

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits, which include air construction permit, stormwater pollution prevention plan and notice of intent, national pollution discharge elimination system permit, industrial water permit, hydrostatic test water discharge permit, spill prevention control and countermeasures plan, above ground storage tank permit, risk management plan, endangered species, archaeological and historical/historical review, and alcohol, tobacco tax and trade bureau permit in order to construct and operate the plant. In addition, it is likely that our debt financing will be contingent on our ability to obtain the various required environmental permits. We expect to engage a consultant to coordinate and assist us with obtaining critical environmental permits and to advise us on environmental compliance.

Of the permits described below, we must obtain the Air Emission Source Construction Permit and the Construction Storm Water Discharge Permit, above ground storage tank permit, endangered species, archaeological and historical review prior to starting construction. The remaining permits will be required before or shortly after we can begin to operate the plant. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the MDNR or other state requirements, the EPA could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The state could also modify the requirements for obtaining a permit. This would likely have a material adverse impact on our operations, cash flows and financial performance.

Even if we receive all required permits from the State of Missouri, or other state where we decide to build our plant, we may also be subject to regulations on emissions from the EPA for which the state has been delegated enforcement authority. In the event that the EPA is dissatisfied with enforcement of air emission rules and regulations, it has the authority to overfile and directly enforce the federal rules otherwise delegated to the state. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Pollution Standards and Permits

There are a number of standards that may affect the construction and operation of the plant. Title V of the Environmental Protection Act, the EPA’s New Source Performance Standards that apply to the plant’s boilers, and the EPA’s Prevention of Significant Deterioration (“PSD”) regulations create stringent and complex requirements for obtaining the necessary construction permits.

The plant will need to obtain a permit as a major source of regulated air pollutants. We are planning to use Illinois coal with a tested sulfur content of 3.44%. As a result of this testing, we anticipate our plant will emit in excess of 100 tons/year of sulfur dioxide (“SO2”), thereby causing our plant to be classified as a major source for purposes of permitting our air emissions. This classification brings with it the requirement that we not only meet the requirements specified in the EPA’s New Source Performance Standards for our boilers but also that we employ air pollution control devices and techniques that are deemed to constitute the “best available control technology” for SO2 removal. This best available control technology represents the best performing air pollution control equipment in use today. This is often more stringent than the New Source

Performance Standards that are updated periodically but which never represent a control strategy that is more stringent than the “best available control technology.”

We believe that all other pollutants will be emitted at minor source levels. The permit will have terms and conditions which include strict emission limits which must be maintained and monitoring and recordkeeping requirements that must be provided or made available to environmental officials. Any failure to comply with these requirements can result in a notice of violation and penalties which can include fines and even a requirement to cease plant operations until the violation is remedied.

Prevention of Significant Deterioration (PSD)

In addition to other permitting requirements, the plant must demonstrate as part of its permit application that the emissions it will add to the environment will not rise to levels that cause the air quality in the area to deteriorate by more than the amounts prescribed by law. This demonstration is performed by using approved atmospheric dispersion models that simulate the transport and fate of the pollutants coming from the plant. If the emissions cannot be demonstrated to be within these prevention of significant deterioration limits, changes must be made to reduce the predicted levels or a permit to construct the facility will not be issued.

National Pollution Discharge Elimination System Permit (Individual NPDES Permit)

We will use water to cool our closed circuit systems in the proposed plant. Although the water in the cooling system will be re-circulated to decrease plant water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. Depending upon the water quality, up to 200,000 gallons of water per day will be discharged. This figure could increase to as much as 300,000 gallons of water per day depending upon the quality of the water available at the site. We expect to apply for a pollutant discharge elimination system permit from the State of Missouri. Although we expect to receive the permit, we cannot assure that it will be granted. If this permit is not granted, then our plant may not be allowed to operate.

NRG has been engaged to assist us with obtaining the necessary water discharge permits. NRG’s services will include preparation of preliminary evaluations of our waste water discharge system, field investigations, follow-up waste management options screening and assistance with permit applications as well as other on-call services.

Storm Water Discharge Permit and Storm Water Pollution Prevention Program (General NPDES Permits)

Before we can begin construction of our proposed ethanol plant, we must obtain a construction storm water discharge permit from the MDNR (“General Permit No. 2”). This permit application must be filed 90 days before construction begins. In connection with this permit, we must have a Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted to but does not need to be approved by the MDNR. We must also either file a separate application for a General Permit No. 1 storm water discharge permit or add the information to our individual NPDES permit application if we also file an individual NPDES permit application for process water discharge. The application for the General Permit No. 1 must be filed 24 hours prior to the start of operations.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare and implement a Spill Prevention Control and Countermeasure (“SPCC”) plan. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Alcohol Fuel Producer’s Permit

Before we can begin operations, we must comply with applicable regulations of the Bureau of Alcohol, Tobacco and Firearms which require that we apply for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special stamp tax.

Clean Air Act Risk Management Plan

Anhydrous ammonia will be used in our production process. Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. We must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before operations begin.

Endangered Species

We will seek an air pollution construction permit from the MDNR under the major source category to permit air discharges which will arise in connection with our plan to use coal to fire our plant. As part of the application process, we will be subject to the state and federal threatened and endangered species requirements and will consult with both state and federal agencies to determine whether the project will impact state or federal threatened and endangered species. In Missouri, the state requirement is implemented by the MDNR and the federal requirement arises under the Endangered Species Act and is implemented by regulations and policies of the U.S. Fish and Wildlife Service.

Nuisance

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers grains from the plant. These activities may subject us to nuisance, trespass or similar claims by employees, property owners or residents in the vicinity of the plant. We intend to minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products by utilizing current thermal oxidation technologies. Nonetheless, any claims or increased costs to address complaints may have a material adverse effect on us and on our operations, cash flow and financial performance.

Plant Construction and Start-up of Plant Operations

Construction of our plant will include completion and approval of the final design for the plant, final site preparation, installation of underground piping, conduits and footings, structural framing, installation of tanks, equipment and above-ground piping, enclosing structures, installation of outside yard facilities, loading docks and related structures, and a variety of other tasks. The construction phase will include testing of the plant through certification by the construction engineers. Commencement of operations will include training of plant operations personnel and incorporation of operational testing, quality control and safety procedures. We expect to complete construction of our plant 18 to 24 months after completion of this offering, execution of loan agreements for our necessary debt financing and receipt of the pre-construction permits for our plant.

Utilities and Supplies

The production of ethanol is a very energy intensive process that requires significant amounts of water, electricity and natural gas. We currently have no agreements for the utilities that we need to operate the plant. The size of the facility, particularly a 100 mgpy facility, will require a significant supply access which may influence which site we select. We anticipate entering into negotiations and to the extent practical, enter into agreements with various utility service providers before we begin construction of our proposed plant. If there is any interruption in our supply of energy, such as due to insufficient supply, delivery or mechanical problems, we may have to halt production. Halting production for any extended period of time will harm our business.

Natural Gas

The plant will require a significant and uninterrupted supply of natural gas for its operations during at least the first 1.5 years of operations while we complete development of the plant to use coal as the thermal source. We need to satisfy our natural gas requirements by arranging construction of a new natural gas pipeline to our site. We currently have no agreement with any natural gas supplier to provide us the natural gas that we need. In particular with a 100 mgpy facility, we would need to locate the plant closer to a larger supply line. We believe that our Sikeston site would assure the natural gas supply that we would require.

Natural gas prices have historically fluctuated dramatically. Because we would require a significant amount of natural gas, the price of natural gas would have a significant impact on our profitability. We estimate that natural gas would account for approximately 10% - 15% of our total production costs.

Our Sikeston site will have access to a 6-inch high pressure natural gas line which serves the Sikeston Industrial Park. Before we convert our plant to coal, we expect to purchase natural gas on the open market and pay transmission and distribution fees to the pipeline. Based on recent natural gas futures prices on the New York Mercantile Exchange, we have assumed that natural gas will be priced at approximately $7.00 per million BTU’s when our plant commences operations.

Coal

We plan to commence operations using natural gas. If our equity and debt financing resources are adequate, we intend to complete development of the plant to use coal as the thermal source and convert to coal in our third year of operations. By doing this, we will be able to commence operations sooner and we will continue to have natural gas available if there are interruptions in our coal supply, if coal prices are high and when our coal facilities are shut down for maintenance. There can be no assurance that we will be successful in converting to a coal-fuel plant. See Risk Factors — “We may be unsuccessful in converting our plant to a coal-fuel plant”.

The projected consumption of coal for the ethanol plant is approximately 160,000 tons per year. Coal mines located in central Illinois are the closest source of supply to our plant location. In 2002, Illinois produced 33.2 million tons of coal from 22 mines. The mines in central Illinois can be classified as large underground operations which typically have a large initial capital development cost, but have low operating costs due to the favorable mining conditions and seam thickness.

In general, the market for coal in central Illinois has been in a state of slight oversupply, which we believe should result in very competitive coal prices in the short term. The use of steam coal should provide the ability to source the coal from multiple suppliers if needed and provide operational stability through improved product quality. The recent market price for central Illinois steam coal at the mine site has been approximately $27 to $30 per ton.

Water

We will require a significant supply of fresh water every day to maintain consistent plant operations. We expect that our plant will require approximately 1.2 million gallons per day of process make-up water. We expect to utilize wells to provide this supply. We believe that an adequate supply of groundwater would be available at our Sikeston site. Potable water and hydrants would be served by City of Sikeston mains.

Our boiler and cooling tower are major areas of production where fresh water is needed. Creation of boiler makeup water generates a waste stream, as the contaminants from the raw water, such as dissolved minerals like calcium and magnesium, are removed via this waste stream. Making steam without first removing the solids would foul the boiler and cause it to fail. The makeup water requirements for the cooling tower are primarily a result of evaporation, just like the boiler, but nearer to ambient temperatures. As with the boiler, operating the cooling water system without treatment would cause it and the cooling heat exchangers through which the cooling water is circulated to foul. The quantity of the water used and wastewater discharged is dependent upon the quality of the raw water. Our water source will need to be evaluated to determine what treatment processing and equipment we will require.

The water used in our plant process would be recycled to the extent feasible.

Electricity

Our plant will also require a continuous supply of electricity. We currently have no agreement with any service provider for the electrical services that we need, but expect that a local utility service would be sufficient to meet our needs. The price of electricity, like any commodity, could fluctuate and increase significantly as it has in the past. Our site in the Sikeston Industrial Park would be adequately supplied with electricity.

If we convert our fuel source from natural gas to coal, we may include generating capability to supply our plant with coal-based electrical power.

Other Supplies

Other production inputs include chemicals, enzymes and yeast. In total, we estimate that these costs will account for approximately 6% of our input costs.

Corn Market and Procurement Plan

Corn generally represents approximately 60% to 62% of the cost of producing ethanol. Most ethanol plant design-build construction companies guarantee their plants to produce at least 2.8 gallons of denatured ethanol per 56 pound bushel of #2 grade yellow dent corn with a starch content of 71% by weight. On that basis, we anticipate that we will need to procure approximately 35.7 million bushels per year for our plant. We expect to pay market price for our corn. The price and availability of corn is subject to significant fluctuation depending upon a number of factors that affect commodity prices generally. These include, among others, crop conditions, crop production, weather, government programs and export demands.

Local corn availability is determined by three factors: production, disappearance and carryover. Production is simply the amount of feedstock produced each year. These data are readily available from the USDA on a county-level basis. Disappearance is based on current uses of the corn. For most grains, there are three major categories for disappearance: animal feed (on farm and off farm), industrial/commercial and export. The local grain not used as feed for local livestock or used as feedstock in local industrial and commercial applications is known as “net exportable” corn. Net exportable corn is generally considered to be what is available for new uses in the local area.

In 2004, Missouri was ranked 8th and Illinois 2nd in corn production in the U.S., with 467 million bushels and 2,088 million bushels of production, respectively. Kentucky and Tennessee combine to produce approximately 210 million bushels annually. Variation in yields is typically due to weather conditions.

Corn is a major crop in the Sikeston area. In the 35 counties in Missouri, Illinois, Kentucky, Tennessee and Arkansas in the 70 mile radius around Sikeston, corn production averaged 142 million bushels per year over the past five years (2000 to 2004). Annual production fluctuated between 110 million bushels in 2002 to 163 million bushels in 2004. There has been little change in the acres planted. There appears to be no reason to believe land use patterns will change significantly in the area except perhaps to meet increasing demands for corn by the ethanol industry.

Analysis of corn disappearance in our market area suggests that approximately 36 million bushels of corn, or about 25% of average local production, are consumed as feed for local swine, cattle and poultry. Existing corn wet mills and ethanol plants should have a negligible impact on local corn use. The nearest operating ethanol plant is in Hopkinsville, Kentucky, about 150 miles from Sikeston.

As a result, we estimate there to be an average of 93 million bushels of net exportable corn available annually in the 70 mile radius of Sikeston. We understand that lenders prefer that no more than 50% of the net exportable corn be required for a new ethanol plant. For our 100 mgpy plant, our 35.7 million bushels of corn required would equal 38% of the average net exportable corn in the area. If our plant operates above its nameplate capacity, its corn usage would still be comfortably below 50% of the average exportable corn figure.

Carryover is the corn stored from one harvest season to another. These supplies moderate fluctuations in corn available for use and pricing from one season to the next.

The 10-year average prices of corn in Missouri and adjacent states of Illinois, Kentucky and Tennessee are slightly higher than the U.S. average due to the accessibility of export markets. The average price for corn shipped from the area by barge over the past nine years is $2.31 per bushel, higher than statistics from local elevators and other sources. We have used the higher price for purposes of our analysis. Considering the impact our plant may have on the market, we are assuming that the average cost per bushel to us will be $2.37.

We expect that the majority of our corn will be purchased in the local market and, if necessary from more distant areas of Illinois, Iowa and other states. We expect local corn to arrive by truck and corn from greater distances to arrive by 100-car unit trains. Until the market adjusts to the demands of our plant, we are estimating that approximately 40% of our plant’s annual corn requirements will arrive by train, decreasing to 10% within a few years. We intend to build facilities at our plant for the storage of up to 1,000,000 bushels of corn.

Sales and Marketing

We plan to hire national marketing firm(s) to sell our ethanol and distillers grains. However, because of the number of local feedlots and livestock operations, we plan to sell a portion of our distillers grains locally, either as distillers dried grains or distillers modified wet grains.

Ethanol

We intend to engage ethanol marketers to market 100% of our ethanol, although we have not yet entered into any agreements with such marketers. The cost associated with this service is typically 1% of the net sales price of the ethanol. We believe that this strategy not only enables us to bypass the need to develop our own internal sales organization, but also provides us access to markets that we would otherwise not be able to penetrate on our own. These marketing companies are large and have access to numerous markets because they manage large quantities of ethanol and can provide flexibility to meet varying customer needs. We believe that having a diverse customer base through these ethanol marketers will provide us better flexibility to respond to negative localized market fluctuations. However, we will seek to deliver as much product as possible to local markets, which would help minimize our freight costs.

In addition, these marketers offer a variety of services and infrastructure that would be expensive and inefficient for us to implement on our own. For example, these marketing companies also typically provide scheduling, transportation logistics, permits, invoicing, account collection and payment services. We believe it is more cost effective for us to contract for these services from our marketer rather than developing and funding in house expertise to handle these matters.

The market segments for our ethanol depends in part on the buyers and marketers we work with and their size and geographic reach. These customers vary in terms of where they distribute the ethanol and the transportation methods and costs associated with delivering the ethanol to their facilities. We believe that our ethanol will be sold into regional markets in the Midwest and into national markets. We also believe that our project offers several advantages for servicing the Gulf Coast and Southeast U.S. markets. Unless rail is an option, ethanol sold in local and regional markets will typically be shipped by truck. Ethanol sold into national markets will be shipped via rail.

To help meet the challenges of marketing our ethanol into the various market segments, the facility will be designed with truck and rail facilities. The use of rail will enable us to quickly and cost effectively move large quantities of ethanol into various markets, which we hope will allow us to capitalize on markets with the best prices.

Distillers Grains

The market for distillers grains generally consists of local markets for distillers dried grains and distillers modified wet grains and national markets for distillers dried grains. The bulk of the current demand for distillers dried grains comes from geographic regions without significant local corn or ethanol production, such as the Southwest and West coast regions of the United States. Our market strategy includes shipping a substantial amount of our distillers grains as distillers dried grains to these markets by rail. This would help us to minimize freight costs.

We expect that most of the distillers grains that we sell will be in the form of dried distillers grains with solubles (DDGS). If all of our distillers grains are marketed in the form of DDGS, we expect that our plant will produce approximately 320,000 tons of distillers grains annually. We intend to engage buyers and distributors to buy and market our distillers grains, but we may also independently market some of our distillers grains to local markets. We plan to hire a marketer that markets multiple types of feed. As acceptance of DDGS grows in the feed industry, we believe we will benefit from utilizing marketers that handle several different feeds in national and international markets. Feed is typically sold based on energy value, and a marketer that handles comparative feeds can identify and move specific feed to target areas, which may help us realize better pricing.

In addition, we believe that the abundant number of livestock operations (including cattle, hogs, poultry and turkeys) in the area surrounding the ethanol plant create an opportunity to market our distillers grains locally, either as distillers dried grains or distillers wet grains. This may allow us to realize reduced drying costs and save on transportation costs.

Carbon Dioxide

The plant is expected to produce approximately 336,000 tons annually of raw carbon dioxide as a by-product of the ethanol production process. CO2 is easily captured from ethanol plants but must be processed further for commercial use. Typically, a CO2 processing company will construct a CO2 recovery facility next to the ethanol plant. The raw CO2 is then piped to the processing facility for finishing. In order for the recovery and processing facility to be economically viable, there must be a nearby market for the finished product. We do not currently plan to build a CO2 recovery facility but will investigate its feasibility in the future. Instead, we expect to vent the CO2 into the air. As a greenhouse gas, vented CO2 may become subject to environmental regulation in the future.

Competition

Ethanol

We expect to be in direct competition with producers of ethanol and other alternative fuel additives. Many of these producers have significantly greater resources than we do. We also expect the number of competitors to increase. Three ethanol plants in Missouri currently have production capacities of at least 105 mgpy. With our estimated production of 100 mgpy, the ethanol production and corn consumption in the State of Missouri will almost double. The development of other ethanol plants, particularly those in close proximity to our facility, will increase the supply of ethanol and may result in lower local ethanol and distillers grains prices and higher costs for supplies of corn.

We will be in direct competition with numerous other ethanol plants that produce the same products that we do. We plan to compete with other ethanol producers on the basis of price of ethanol and delivery service.

Our proposed plant is expected to produce 100 million gallons of ethanol annually. We believe that this volume will give us certain procurement and production efficiencies over smaller competitors. In addition, with the amount of livestock in the area, we believe we can sell a portion of our distillers grains to local markets in the form of dried distillers grains and wet distillers grains. We believe that the close proximity of these markets will allow us to save on transportation and delivery costs. We believe that these advantages will allow us, if necessary, to sell some or all of our products at lower prices because of efficiencies arising from the plant and our anticipated production volume, and the close proximity of the plant to existing corn supplies and ethanol and distillers grains markets.

As of February 2006, 94 U.S. ethanol plants have the capacity to produce approximately 4.381 billion gallons of ethanol annually, with an additional approximately 2.101 billion gallons under construction or expansion. These plants and expansions when completed will increase the competition for corn and price competition for ethanol delivered from Missouri and Tennessee and from our plant area. A majority of the ethanol plants are located in the Midwest, in the corn-producing states of Illinois, Iowa, Nebraska, Minnesota and South Dakota. The largest ethanol producers include Archer-Daniels-Midland Company, Cargill, Incorporated, New Energy Corporation, Aventine Renewable Energy, Inc., VeraSun Energy Corporation and Abengoa Bioenergy Corporation. In total, there are a number of other producers that are of a similar or greater size as our proposed plant, many of which may have substantially greater financial and other resources than we do. We also expect that additional ethanol producers will continue to enter the market if the demand for ethanol continues to increase.

We expect to be in direct competition with other ethanol producers in close proximity to our proposed plant. Although the closest existing plant to our site area is 120 miles away in Hopkinsville, Kentucky, we expect other plants to be built in our site area. These competitors will compete with us for, among other things, corn and personnel. Because of their close proximity, these competitors may also be more likely to sell to the same markets that we intend to target for our ethanol and distillers grains.

The following table identifies U.S. ethanol producers and their production capacities as of February 2006 (does not include any projects in the development stage):

U.S. FUEL ETHANOL INDUSTRY PLANTS AND PRODUCTION CAPACITY
million gallons per year (mgpy)

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgpy)	(mmgpy)

Abengoa Bioenergy Corp.	York, NE	Corn/milo	55
	Colwich, KS		25
	Portales, NM		30
	Ravenna, NE			88
ACE Ethanol, LLC	Stanley, WI	Corn	39
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn		100
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a. EXOL*	Albert Lea, MN	Corn	40	8
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	35
Amaizing Energy, LLC*	Denison, IA	Corn	40

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgpy)	(mmgpy)

Archer Daniels Midland	Decatur, IL	Corn	1,070
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Columbus, NE	Corn
	Marshall, MN	Corn
	Peoria, IL	Corn
	Wallhalla, ND	Corn/barley
ASAlliances Biofuels, LLC	Albion, NE	Corn		100
	Linden, IN	Corn		100
Aventine Renewable Energy, LLC	Pekin, IL	Corn	100	57
	Aurora, NE	Corn	50
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC*	West Burlington, IA	Corn	40
Broin Enterprises, Inc.	Scotland, SD	Corn	9
Bushmills Ethanol, Inc.*	Atwater, MN	Corn		40
Cargill, Inc.	Blair, NE	Corn	85
	Eddyville, IA	Corn	35
Central Indiana Ethanol, LLC	Marion, IN	Corn		40
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	24	9
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn		40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
E3 Biofuels	Mead, NE	Corn		24
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol 2000, LLP*	Bingham Lake, MN	Corn	32
Frontier Ethanol, LLC	Gowrie, IA	Corn		60
Front Range Energy, LLC	Windsor, CO	Corn		40
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy, LLC*	Mason City, IA	Corn	40
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC	Granite Falls, MN	Corn	45
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	50

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgpy)	(mmgpy)

Green Plains Renewable Energy	Shenandoah, IA	Corn		50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	50	50
	Fairbank, IA	Corn		100
Heartland Corn Products*	Winthrop, MN	Corn	36
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9
	Huron, SD	Corn	12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn		50
Horizon Ethanol, LLC	Jewell, IA	Corn		60
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Illinois River Energy, LLC	Rochelle, IL	Corn		50
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	50
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn		40
James Valley Ethanol, LLC	Groton, SD	Corn	50
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn		50
Liquid Resources of Ohio	Medina, OH	Waste Beverage	3
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Merrick/Coors	Golden, CO	Waste beer	1.5	1.5
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78
	Atchison, KS
Michigan Ethanol, LLC	Caro, MI	Corn	50
Mid America Agri Products/Wheatland	Madrid, NE	Corn		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Grain Processors*	Lakota, IA	Corn	95
	Riga, MI	Corn		57
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	17.5	4.5
Minnesota Energy*	Buffalo Lake, MN	Corn	18
Missouri Ethanol	Laddonia, MO	Corn		45
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20
Northeast Missouri Grain, LLC*	Macon, MO	Corn	45
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	50
Northstar Ethanol, LLC	Lake Crystal, MN	Corn	52
Otter Creek Ethanol, LLC*	Ashton, IA	Corn	55
Pacific Ethanol	Madera, CA	Corn		35
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum		30
Parallel Products	Louisville, KY	Beverage waste	5.4
	R. Cucamonga, CA
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels	Goshen, CA	Corn	25

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgpy)	(mmgpy)

Pinal Energy, LLC	Maricopa, AZ	Corn		55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Platte Valley Fuel Ethanol, LLC	Central City, NE	Corn	40
Prairie Ethanol, LLC	Loomis, SD	Corn		60
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn		40
Pro-Corn, LLC*	Preston, MN	Corn	42
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn		50
Redfield Energy, LLC	Redfield, SD	Corn		50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25
Siouxland Ethanol, LLC	Jackson, NE	Corn		50
Sioux River Ethanol, LLC*	Hudson, SD	Corn	55
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	49
Tate & Lyle	Loudon, TN	Corn	67
The Andersons Albion Ethanol LLC	Albion, MI	Corn		55
Trenton Agri Products, LLC	Trenton, NE	Corn	35	10
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA	Corn		100
	Lake Odessa, MI	Corn		45
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
Val-E Ethanol, LLC	Ord, NE	Corn		45
VeraSun Energy Corporation	Aurora, SD	Corn	230	110
	Ft. Dodge, IA	Corn
	Charles City, IA	Corn
Voyager Ethanol, LLC*	Emmetsburg, IA	Corn	52
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn		40
Wind Gap Farms	Baconton, GA	Brewery waste	0.4
Wyoming Ethanol	Torrington, WY	Corn	5
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5
Total Current Capacity			4381.4
Total Under Construction/Expansions				2101
Total Capacity			6482.4

*	Farmer Owned

We may also compete in the future with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries. Ethanol produced in the Central America and Caribbean countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (“CBI”) and the Dominican Republic —

Central America — United States Free Trade Agreement (“CAFTA”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission recently announced the 2005 CBI import quota of 240.4 million gallons of ethanol (seven percent of the previous year’s total ethanol production). Last year, legislation was introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that any legislation will be introduced or adopted. Brazil is reported to be the world’s largest producer and exporter of ethanol and produces substantial quantities of ethanol from sugarcane. Although tariffs impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make Brazilian ethanol a major competitive factor in the United States.

Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by various ethanol and oil companies that have far greater resources than we do. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages over us and harm our business.

The development of ethers intended for use as oxygenates is also continuing. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are MTBE or ethyl tertiary butyl ether (“ETBE”). We expect to compete with producers of MTBE, a petrochemical derived from methanol, which costs less to produce than ethanol. MTBE has been commonly used as an oxygenate in fuels for compliance with the federal Clean Air Act, and is a major competitor of ethanol. Many major oil companies produce MTBE. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so. As discussed previously, however, MTBE has been linked to groundwater contamination at various locations in the United States and, as a result, twenty-five states have enacted legislation prohibiting the sale of gasoline containing certain levels of MTBE or are phasing out the use of MTBE entirely. In addition, the recently passed Energy Policy Act of 2005 (“EPAct of 2005”) generally prohibits the use of MTBE within 4 years of its enactment (other than in states submitting a notice to the DEIA that the state authorizes the use of MTBE.) States that authorize the use of MTBE may limit the beneficial impact of the EPAct of 2005 on the ethanol industry.

ETBE’s advantages over ethanol as a fuel blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE’s low affinity for water allows it to be distributed through existing pipeline systems. This is not possible for ethanol, which must be shipped via transport trucks or rail cars. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

Risk Management

As an ethanol producer, we will be exposed to commodity supply and price risks as an integral part of our business. We intend to manage that exposure in corn, coal, ethanol and distillers grains. We realize that trading commodities can be a risky endeavor if not managed properly.

Our major expenditure, corn, and our biggest revenue source, ethanol, are relatively volatile markets. We expect to hire a commodities manager or retain a commodities market consultant, or both, to manage these risks. This will involve the development and implementation of a risk management plan.

The commodities manager or consultant will seek to assure consistent corn deliveries at attractive pricing. The manager or consultant will arrange forward contracts through local grain elevators and utilize hedging strategies, including futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. These strategies will afford some protection against price movements that often occur in corn markets.

The effectiveness of hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts that we purchase as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur these costs and these costs may be significant.

Employees and Operations

Upon completion of the ethanol plant, we will employ 50 to 55 employees, of which approximately 44 to 49 will be in ethanol production and maintenance, and 6 in general management and administration. Our management personnel will include our Chief Executive Officer, a General Manager, Plant Manager and Chief Financial Officer. Ethanol production uses a high degree of automation and therefore is not a labor-intensive industry. It does, however, create relatively high paying jobs that require intensive training. We do not intend to maintain an internal sales organization, but will instead rely upon third-party buyers and distributors to buy or distribute the ethanol and distillers grains that we produce. Accordingly, our principal operations will be the general management of our business and the operation of the plant.

Consultants

BBI International

We have contracted with BBI International (“BBI”) as our consulting partner for project development. BBI has assisted us with the development of our business plan and carried out the feasibility study for our project. BBI is an independent, international consulting firm that offers a variety of services for diverse public and private clients for proposed bioenergy and agricultural processing projects. BBI’s services include feasibility studies, market analyses, resource assessments, economic impact studies, business plans and business development services. BBI has been involved in all aspects of comprehensive ethanol project development for more than six years. BBI publishes the Ethanol Producer Magazine and Biodiesel Magazine. BBI also organizes and administers major industry and client-specific conferences, meetings and workshops, including the annual International Fuel Ethanol Workshop, the annual National Ethanol Conference on Policy and Marketing, and the U.S. Department of Energy Ethanol Workshop Series.

Natural Resource Group, Inc.

We have retained Natural Resource Group, Inc. (“NRG”) to assist us with our environmental regulation and permitting needs. NRG will provide assistance in obtaining permits at both the federal and state level, which will be particularly important with respect to our air pollution control permit that we will require prior to commencing construction of our plant. NRG will also assist us with wetland and archaeological issues which we may encounter at our site.

Process Design Company/General Contractor

We have entered into a letter of intent with Delta-T corporation for Delta-T to act as the exclusive process designer and as a potential Engineering, Procurement and Construction (EPC) contractor for the overall project. Our goal is to finalize development of the project and enter into an EPC contract within the next three months.

Grain Procurement Consultant

We expect the majority of our corn to be procured locally and to be delivered by truck to our plant. In the first few years of operation, we expect to procure corn from outside the Bootheel area. We are actively interviewing grain procurement companies that could assist us in obtaining corn from outside the local area at the lowest cost and lowest freight possible.

Ethanol Marketing Company

We are interviewing a number of ethanol marketing groups in the U.S. Each of these companies currently controls over 400 mgpy and has multiple years of experience in the marketplace. When selected, the marketing firm will employ its experience and expertise to maximize the netback price for the ethanol produced by us. They will rely on their market knowledge, long and short term contracts, and transportation arbitrage to obtain the best prices and lowest shipping costs possible for us.

Distillers grains Marketing

We are interviewing several distillers grains marketing groups in the U.S. All of these companies currently market hundreds of thousands of tons each and have multiple years of experience in the marketplace. When selected, the marketing firm will employ its experience and expertise to maximize the net back price for our distillers grains. They will rely on their market knowledge, long and short term contracts, and transportation arbitrage to obtain the best prices and lowest shipping costs possible for us.

Energy and Risk Management Companies

We are also actively interviewing and will ultimately contract with one or two of several leading risk management firms. These firms bring years of expertise in managing the inherent risks that accompany commodity-based businesses. Maintaining profitable margins between the costs of the grain feedstock and coal or natural gas (the two largest and most sensitive cost items) and the price of ethanol (80% of the revenue) is the business of these firms. When hired, they will employ their expertise and proprietary analysis tools to daily assess and recommend to us the strategies and forward path that minimizes risk while maximizing profit for us.

Description of the Ethanol Industry

Principal Products and Related Markets

Once completed, we expect the plant will convert, on an annual basis, approximately 35.7 million bushels of corn into approximately 100 million gallons of ethanol, 320,000 tons of dried distillers grains and 314,000 tons of carbon dioxide. We intend to sell the ethanol and the dried distillers grains we produce, but our feasibility study does not currently contemplate that we will sell the carbon dioxide we will produce.

Overview of the Ethanol Industry and Related Products

Ethanol

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains (and other plant sources containing starch and sugar), which can be used as:

•	An octane enhancer in fuels;

•	An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and

•	A non-petroleum based gasoline substitute.

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the federal Clean Air Act has made ethanol an important domestic renewable fuel additive. The principal purchasers of ethanol are generally wholesale gasoline distributors or blenders.

Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat and sorghum, as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Today, approximately 90% of the ethanol produced in the United States is produced from corn.

Ethanol has been utilized as a fuel additive since the late 1970s when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. In the 1980s, the widespread use of ethanol as an octane enhancer began, replacing other environmentally harmful components in gasoline such as lead and benzene. Ethanol’s use as an oxygenate continued to increase with the passage of the Clean Air Act Amendments of 1990, which required the addition of oxygenates to gasoline in the nation’s most polluted areas. Ethanol contains approximately 35% oxygen and when combined with gasoline, it acts as an oxygenate that increases the percentage of oxygen in gasoline. As a result, the gasoline burns cleaner and releases less carbon monoxide and other exhaust emissions into the atmosphere. Although not all scientists agree about the existence or extent of environmental benefits associated with its use, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

Ethanol has achieved new status as a gasoline substitute with the development of flex fuel vehicles that are capable of utilizing an 85% gasoline blend (“E85”). Ford, General Motors and Chrysler have marketed over 1/2 million flex fuel vehicles annually in the past 10 years. Numerous E85 pumps installed in the U.S. Midwest in the past two years. Recent gasoline prices above $2.00 a gallon have increased E85 sales to flex fuel vehicles. E85 has 94,190 BTU’s per gallon compared to 120,830 BTU’s per gallon in 10% blended gasoline. A corresponding price differential that can adequately overcome a gas mileage decrease that occurs within the lower BTU’s in the E85 can reinforce the role of ethanol as a gasoline substitute.

Distillers Grains

The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed ingredient. Research has shown that distillers grains is a good source of protein, vitamins, iron, fiber and other key nutrients that are important to promoting animal growth and health. The protein content of distillers grains averages 27-30% and the fat content averages 8-9%. Distillers grains are highly digestible and can be mixed with other products to enhance the nutritional properties of the feed product. Distillers grains has a “by-pass” protein, which means that it by-passes the rumen of cattle and is broken down in the small intestines for more efficient and faster utilization than other protein supplements such as cottonseed meal and soybean meal. Bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle.

Dry mill ethanol processing creates three primary forms of distillers grains: distillers wet grains, distillers modified wet grains and distillers dried grains with solubles. Distillers wet grains is processed corn mash that contains a substantial amount of moisture. It has a shelf life of approximately three days and can be sold only to feeders of beef animals within the immediate vicinity of the ethanol plant. Distillers modified wet grains is similar to distillers wet grains except that it has been partially dried and contains less moisture. Distillers modified wet grains has a shelf life of fourteen days, contains less water to transport, is more easily adaptable to some feeding systems, and can be potentially sold to regional markets of both beef and dairy animals. Distillers dried grains with solubles is corn mash that has been dried to approximately 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market and to almost all types of livestock.

Carbon Dioxide

Another by-product of the ethanol production process is raw carbon dioxide. Raw carbon dioxide can be processed and used in various food and non-food related applications, such as beverage and dry ice production, pharmaceutical manufacturing, shrink-fitting and cryogenic blasting. Carbon dioxide is principally used as expendable refrigerants and is commonly used in food processing facilities such as slaughterhouse operations, frozen food storage and as supplemental cooling for refrigerated products.

Carbon dioxide is easily captured from ethanol plants but must be processed further for commercial use. Typically, a CO2 processing company will construct a processing facility next to the ethanol plant. The raw CO2 is then piped to the processing facility for finishing. In order for the processing facility to be economically viable, there must be a close market for the finished product. We do not plan to build a CO2 recovery facility at this time, but we plan to investigate its feasibility in the future.

Federal and State Regulation

Overview

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. Recently, the demand for ethanol has increased, particularly in the upper Midwest, in part because of two major programs established by the Clean Air Act Amendments of 1990. The first program, the Oxygenated Gasoline Program, is a recurring wintertime program designed to reduce carbon monoxide levels during the winter months. The Clean Air Act Amendments originally required the use of oxygenated fuels at a minimum rate of 2.7% oxygen by weight (unless otherwise specified) during the winter months in approximately 43 metropolitan areas that were not in compliance with carbon monoxide standards. As of October 2004, a total of 17 metropolitan areas were required to implement the program.

The second program created by the Clean Air Act Amendments is the Reformulated Gasoline Program. This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the year round use of oxygenated fuel in nine metropolitan areas with severe ozone pollution. Other less severely troubled areas have been or are to be phased into the program over time. As of February 2004, various regions of 14 states and the District of Columbia must comply with the program. Although not required, As of February 2004, all or a portion of 12 states had also voluntarily opted into the program.

Although the Reformulated Gasoline Program has been in place for several years, we cannot determine its future impact on the demand for ethanol. Prior to the program’s inception, the EPA mandated that 30% of the oxygen required in oxygenated fuel be derived from renewable oxygenates such as ethanol. In April 1995, however, a federal appellate court struck down the rule on the basis that it exceeded the EPA’s authority. While it appears the ethanol industry has generally discounted the effect of the court case on the basis that ethanol can compete in the marketplace with other oxygenates (primarily methyl tertiary butyl ether, or MTBE) on its own merits, the prospects for the ethanol market are further clouded by the growing resistance to the Reformulated Gasoline Program. Consumers have resisted higher oxygenated fuel prices and a few areas that had opted into the program have now opted out. Moreover, Congress has indicated a willingness to reexamine the program. There is some opposition to ethanol from non-corn producing states. These states contend that gasoline prices in the state may increase significantly due to shipping costs, because most ethanol is currently produced in corn producing states. Citing costs and supply issues, a few states have requested that the EPA grant waivers from compliance with the oxygenate requirements of the Clean Air Act. Although the EPA has been reluctant and, in most cases, has refused to grant waivers, if a number of states were able to obtain waivers from the federal oxygenate requirements, the use and demand for oxygenates, including ethanol, could be significantly reduced.

The most common oxygenate competing with ethanol is MTBE. MTBE is a petroleum-based product produced from methanol and natural gas. Until recently, a majority of the oxygenated fuel sold in the United States used MTBE as an oxygenate. Recently, MTBE has faced pressure from substantial lawsuits and production has been curtailed, causing the price to escalate equal to or above ethanol. Since the introduction and widespread use of MTBE as an oxygenate, it has been discovered in ground water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. The U.S. General Accounting Office recently noted that MTBE contamination across the United States is widespread because, among other things, many storage tanks holding MTBE continue to have problems with leakage, pipelines used to transport gasoline are also used to transport MTBE and MTBE dissolves more easily in water than other gasoline components, which allows it to travel faster and farther than gasoline components. In April 2002, a San Francisco jury ordered Royal Dutch Shell and Phillips Petroleum Company to pay for the clean-up of public wells near Lake Tahoe that were contaminated with MTBE.

Governmental Activity

As a result of environmental problems associated with its use as a fuel oxygenate, in March 2000 the EPA announced that it had commenced regulatory action to achieve a significant reduction in or a complete ban on MTBE. The EPA recommended the following legislative framework to reduce or eliminate the use of MTBE:

•	First, Congress should amend the Clean Air Act to provide the EPA the authority to significantly reduce or eliminate the use of MTBE;

•	Second, as MTBE use is reduced or eliminated, Congress must ensure that air quality gains are not diminished; and

•	Third, Congress should replace the existing oxygenate requirement in the Clean Air Act with a renewable fuel standard for all gasoline.

Many states voluntarily responded to the EPA’s announcement by enacting legislation prohibiting the sale of gasoline containing certain levels of MTBE or by phasing out the use of MTBE entirely. As of August 2005 twenty-five states, including Missouri, Illinois, Iowa, Indiana, Wisconsin, California, New York and New Jersey, have enacted legislation restricting or banning the use of MTBE.

The recently enacted Energy Policy Act of 2005 contains generally favorable provisions for the ethanol industry. It prohibits the use of MTBE within four years of its enactment (other than in states submitting notice to the Department of Energy Information Administration that the state authorizes the use of MTBE). However, states that authorize the use of MTBE may limit the beneficial impact of the Act on the ethanol industry. Future changes in the law may further postpone or waive requirements to use ethanol.

The Act also established a national renewable fuel standard (“RFS”) that sets a national minimum usage requirement for renewable fuels that increases to 7.5 billion gallons per year by the year 2012. Although it is anticipated that ethanol will account for the largest share of renewable fuel produced and used under the RFS, the RFS is also expected to stimulate the production of biodiesel fuel as a result of the Act’s extension of the volumetric excise tax credit for biodiesel, currently scheduled to expire at the end of 2006, through 2008. Consequently, the overall impact of the RFS on the ethanol industry cannot be precisely determined.

Ethanol Markets

The regional and national markets for ethanol appear to be strong. The Renewable Fuels Association estimates that in 2004, approximately 1.95 billion gallons of ethanol were utilized as an oxygenate in the Reformulated Gasoline Program, 290 million gallons in the federal winter Oxygenated Gasoline Program, 280 million gallons in Minnesota to satisfy the state’s oxygenated fuels program, and 1.05 billion gallons in conventional gasoline markets as an octane enhancer and gasoline extender. California, Illinois, Minnesota and Ohio are among the largest consumers of ethanol.

Approximately 2.75 billion gallons of ethanol were used in the year 2003. The following table illustrates the estimated usage in 36 state markets during 2003.

Total Ethanol
Consumption in
2003
State	(Gallons)
(In thousands)

Alabama	14,986
Alaska	2,634
Arizona	13,020
California	588,743
Colorado	82,970
Connecticut	20,478
Illinois	385,054
Indiana	131,143
Iowa	104,391
Kansas	40,820
Kentucky	57,484
Louisiana	46,732
Maryland	231
Massachusetts	857
Michigan	151,418
Minnesota	275,210
Missouri	88,260
Montana	1,228
Nebraska	37,155
Nevada	42,103
New Jersey	1,056
New Mexico	6,027
New York	22,440
North Carolina	85,932
North Dakota	11,133
Ohio	183,722
Oregon	25,952
Pennsylvania	6,673
Rhode Island	459
South Dakota	23,912
Texas	22,924
Utah	3,129
Virginia	79,725
Washington	66,274
West Virginia	16,783
Wisconsin	107,877

TOTAL	2,748,931

In addition, as of December 31, 2003, California refiners have successfully phased-out the use of MTBE. Ethanol is now used as the primary oxygenate in those areas requiring an oxygenate additive under federal law. Estimated ethanol use in California in 2004 was approximately 900 million gallons.

Industry Growth

Due in part to federal and state policies promoting cleaner air and federal and state tax and production incentives, the ethanol industry has grown substantially in recent years. Because of the environmental concerns associated with MTBE, the use of ethanol as both an oxygenate and as an octane enhancer has grown and continues to grow rapidly. In addition, ethanol is also used as a gasoline extender when gasoline stocks become short. Ethanol production in 2004 reached approximately 3.41 billion gallons. This represents a 21% increase over 2003 production and a 109% increase from 2000. 12 new ethanol plants were completed in 2004. These new plants, combined with expansions to existing facilities, added more than 500 million gallons of production capacity to the ethanol industry in 2004. As of August 2005, 92 U.S. ethanol plants have the capacity to produce approximately 4 billion gallons of ethanol annually, with nearly 1 billion gallons under construction or expansion. A majority of the ethanol plants are located in the Midwest corn-producing states of Illinois, Iowa, Nebraska, Minnesota and South Dakota. Recent events, including damage to the energy industry infrastructure in the Gulf coast region of the United States, have resulted in substantially higher crude oil prices. As a result, demand for and the price of ethanol have been increasing.

Automobile companies have responded to the increasing demand to improve the environment by developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as those containing ethanol, in their vehicle owner’s manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outBoard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies such as Daimler Chrysler, General Motors and Ford have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels that are a blend of diesel fuel and ethanol.

Ultimately, whether the use and demand for ethanol will continue to increase depends, in large part, upon the outcome of the debates surrounding the use of MTBE, continuation of the clean air standards, and the implementation of the national Renewable Fuels Standard. While we cannot predict the content of future energy legislation, the passage of energy legislation in the future may materially affect the use of and demand for ethanol and our business. Although there is no assurance that the demand for ethanol will continue to grow, we believe that if the Renewable Fuels Standard is successfully implemented and the use of MTBE is phased-out on a national level in the next few years, the demand for ethanol will increase significantly as an octane enhancer and extender of supply.

Government Incentives

Recognizing the need for a cleaner source of energy, and appreciating that ethanol is renewable and can be produced in the United States, the federal government and various state governments have created incentive programs to encourage ethanol production and to enable ethanol-blended fuel to better compete in domestic fuel markets with gasoline blended with MTBE. The federal incentive programs include excise tax credits to gasoline distributors, direct payments to eligible producers for increased ethanol production and federal income tax credits which eligible producers may earn. State incentive programs include production payments, income tax credits and state sales tax exemptions. However, these programs are not without controversy, due in part to the cost of these programs. Increases in the use of ethanol as a fuel additive will increase the amount of excise tax credits available to gasoline distributors, which translates into lower federal tax revenues. The direct payment program is a significant expenditure and Congress may choose not to fully fund the program in any given fiscal year. These federal programs may be affected by the passage of energy legislation in the future.

Renewable Fuels Standard

On August 8, 2005, Congress adopted the Energy Policy Act of 2005 that directs the EPA to promulgate rules requiring refineries, blenders, distributors and importers to introduce or sell volumes of renewable fuels (ethanol, biodiesel or any other liquid fuel produced from biomass or biogas) into commerce in accordance with the annual renewable fuels schedule that spans a period of seven years. The RFS will be implemented no later than one year after the date of enactment. If the EPA fails to promulgate rules to implement the RFS, the Act provides that renewable fuels must comprise 2.78% of the U.S. fuel supply in 2006, which is approximately 4 billion gallons of fuel. It is expected that ethanol will account for the largest share of renewable fuel produced and used under the RFS, however, the RFS also will stimulate the production of biodiesel. In addition, the current oxygenate standard for reformulated gasoline was removed and air quality anti-backsliding provisions were enhanced under the Act.

Federal Excise Tax Exemption

Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol industry and its customers is the partial exemption from the federal motor fuels excise tax (the “excise tax exemption”). The excise tax exemption is provided to gasoline distributors as an incentive to blend their gasoline with ethanol. For each gallon of gasoline blended with 10% of ethanol, the distributors receive a 5.1¢ per gallon reduction from the 18.3¢ per gallon federal excise tax, which equates to a 51¢ reduction for each gallon of ethanol handled by the distributors. This exemption was extended through December 2010 under the Volumetric Ethanol Excise Tax Credit signed into law by President Bush in October 2004.

Federal Small Ethanol Producer Tax Credit

The Federal Small Ethanol Producer Credit provides an eligible ethanol producer a 10¢ per gallon tax credit for the first 15 million gallons of ethanol produced annually, subject to possible reduction for certain excise tax benefits. Under the program, ethanol producers that qualify or their owners (for pass-through tax entities) can reduce their federal income tax liability by the amount of the annual credit, subject to limitations. However, benefit of the credit is reduced somewhat because the amount of the credit must be added to regular taxable income (but not to alternative minimum taxable income). Until recently, an eligible small ethanol producer was defined as a producer whose annual production capacity was 30 million gallons or less, which effectively precluded most newer plants from qualifying for the tax credit. The Energy Tax Incentives Act of 2005 increased the annual production capacity limitation to 60 million gallons. Our anticipated capacity is 100 million gallons annually, so we do not expect to qualify as a small ethanol producer. The credit is scheduled to expire on December 31, 2010 and, if it is not extended, taxpayers will have a three-year carryforward in which to utilize unused credits.

Ethanol Pricing

Over the past several years, ethanol prices have tended to correlate with wholesale gasoline prices. At the same time, price charts for ethanol and corn prices show that ethanol prices do not track with corn prices. For example, when corn prices increased in late 1993 into 1994, ethanol prices did not increase. Further, when corn prices initially rose in 1996, ethanol prices did not follow immediately. Although in 1996 the price of ethanol increased dramatically this increase in ethanol prices was due to limited ethanol supply because high corn prices caused many ethanol plants to curtail operations or shutdown, and not directly due to the increased cost of corn. The lack of correlation between corn prices (approximately 65% of our estimated cost of production) and ethanol prices (approximately 80% of our estimated revenue) is a significant operational risk inherent in our business.

Distillers Grains Market

The amount of distillers grains produced annually in North America is expected to increase significantly as the number of ethanol plants increases. However, we believe that the demand for distillers grains may increase as the feed industry becomes more familiar with its benefits. The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains compete with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents. Distillers grains contain nutrients that have important growth promoting properties for dairy and beef cattle, poultry and swine. For dairy cattle, the high digestibility and net energy content of distillers grains, as well as its high fat content, yields greater milk production as compared to other feed ingredients. For beef cattle, feedlot studies have found that the improved rumen health, energy effect of the fiber and palatability promotes faster and more efficient growth.

For poultry and swine, feeding trials have found that distillers grains are a useful and economic source of protein, fat and beneficial unidentified growth and health factors. Although poultry and swine account for a small portion of the distillers grains market, we believe that with the advancement of research into the feeding rations of poultry and swine, these markets may grow.

Distillers Dried Grains/Distillers Dried Grains with Solubles

Distillers dried grains is usually referred to as DDG. When solubles (fine soluble fiber, fat glycerol, etc.) are added to the feed, it is called distillers dried grains with solubles, or DDGS. These products are commonly dried to 10-12% moisture, which is necessary for improved shelf life. When solubles are added, the product has higher bulk density and stickiness and improved animal nutritional qualities, which helps to maintain a cleaner effluent stream. However, the solubles typically make the drying process more difficult. Consistent high quality is important to achieving the highest selling prices for DDG/DDGS. We believe higher quality DDGS is in greater demand and may sell at a slightly higher price than lower quality DDGS.

Distillers Wet Grains/Distillers Modified Wet Grains

Distillers wet grains (“DWG”) contains a substantial amount of moisture and has a shelf life of up to three days and can be sold only to feedlots or farms within the immediate vicinity of the ethanol plant. Distillers modified wet grains (“DMWG”) is similar to distillers wet grains except that it has been partially dried and contains less moisture.

Because DWG and DMWG are not dried as extensively as DDG or DDGS, there are substantial savings from reduced drying costs. Further, DWG and DMWG are often favored by dairy and beef feedlots and operations because cattle seem to prefer the moist texture. In cattle feedlots, it is usually fed in the bunker with mineral supplements, roughage, corn or other conventional feed grains. The transportation costs, however, are much higher than those for DDG or DDGS due to the increased weight of the DWG and DMWG. Ultimately, the demand for DWG and DMWG will depend upon the presence and demand of local feedlots and livestock operations.

Distillers Grains Pricing

Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, the performance or value of distillers grains in a particular feed market, and the supply and demand within the market. As illustrated in the chart below, like other commodities, the price of distillers grains can fluctuate significantly.

Carbon Dioxide Products

In commercial use, carbon dioxide is a by-product which can be recovered from the fermentation process. The carbon dioxide is then purified by dissolving it in a concentration of alkali carbonate or ethanol amine and then heating the solutions with steam. As the gas forms, it is compressed into steel cylinders. Carbon dioxide is used to manufacture sodium carbonate, sodium bicarbonate and basic carbonate of lead. Since it does not burn, carbon dioxide is used to extinguish fires. In its solid form (dry ice) it does not melt to liquid, therefore making it an ideal refrigerant; when dry ice turns to a gas, it can produce an invert environment with reduces the growth of bacteria. Carbon dioxide is added to oxygen in artificial respirators; it is also a necessary ingredient in carbonated beverages. Carbon dioxide can be captured from manufacturing plants and sold. Many companies are in the business of claiming the carbon dioxide from ethanol plants on site and buying it wholesale. The market price varies greatly based on ease of transportation and distance from end users.

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MANAGERS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSON

The business and affairs of the Company are managed by and under the direction of our Board of Managers, which has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who will be elected or appointed by the Board of Managers, will manage our operations. Subject to limited powers to approve amendments to our Operating Agreement proposed by our Board of Managers or to cause us to dissolve, our members have virtually no role in our management.

Board of Managers

The members of our Board of Managers are elected by our members. Managers are not required to be members. We presently have nineteen Managers on our Board. Pursuant to our Operating Agreement, after the first annual meeting of the members (which we expect to occur in          , 2007), the Board will be reduced to eleven members. However, the Board has the power to increase the number of Managers to be elected by the members. In addition, the designations for any new class of Units, as determined by the Board, may establish additional Managers to be elected by the members, appointed by the Board or selected by one or more members. The Board may also appoint advisory managers who are not members of the Board and will have no voting rights on the Board. There is no cumulative voting for Managers. The members of our present Board of Managers represent the Units.

Managers are elected for three-year terms, which may be staggered terms as determined by the Board. The Board has the authority to establish and amend nomination, reporting and other election procedures and policies relating to the election and terms of Managers.

The initial members of our Board of Managers are as follows:

Name	Position

David M. Herbst	Manager, Chair
Von P. Priggel	Manager, Vice Chair
Edward E. Dement	Manager, Secretary
Kenneth J. Westrich	Manager, Treasurer
Eston E. Dement	Manager
Britton H. Ferrell	Manager
Michael D. Geske	Manager
Douglas L. Golden	Manager
Robert E. Hahs	Manager
Billy J. Holmes	Manager
Charles E. Hurst	Manager
James R. LeGrand	Manager
Michael C. LeGrand	Manager
Edgar C. Marshall	Manager
Martin A. Priggel	Manager
Edward A. Riley	Manager
George L. Rone	Manager
Joseph M. Schneider	Manager
Clellen D. Stewart	Manager

The business address for each of our Managers is 1214 Linn Street, Sikeston, Missouri 63801. Our Managers are our promoters or founders.

David M. Herbst.  Mr. Herbst, 39, is the owner of Tierney Farms, Inc., Fab-Rite Metal Works and Perkins Mini-Mart, LLC. He serves as a Director with the Missouri Soybean Association and the Scott County Farm Bureau. He also serves on the Advisory Committee of the University of Missouri Delta Center. His past service includes membership on the University of Missouri Scott County Extension Board, Missouri Farm Bureau State Young Farmers and Ranchers Committee (Chair), and the Missouri Farm Bureau State Board as an advisory member. Mr. Herbst was the recipient of the American Farm Bureau National Achievement Award and was a member of ALOT (Agricultural Leaders of Tomorrow) class 8. He has also received the Dupont State Young Leader Award, Water Management Award (from Cape Girardeau County SWCD).

Von P. Priggel.  Mr. Priggel, 38, is a 1990 graduate of the University of Missouri with a degree in Agriculture. He was a member of A LOT (Agricultural Leaders of Tomorrow) class 6 and has served on Scott County Farm Bureau Board, University of Missouri Ag Alumni Board and the Southeast COOP Board of Directors. For the last 5 years he and two of his brothers farm 8,500 acres in Scott and Stoddard Counties in Missouri.

Edward E. Dement.  Mr. Dement, 45, has farmed in the Sikeston area since 1983, following his graduation from the University of Missouri, Columbia. He is Past President of Scott County Farm Bureau and currently serves on Scott County Farm Bureau Board of Directors. He is past Secretary/Treasurer of the SEMO Regional Water District. He serves as Alternate Director, Cotton Board and Producer Delegate to National Cotton Council, president of Cotton Producers of Missouri and Trustee for the Missouri Delta Medical Center Foundation. He is an active member of the First United Methodist Church in Sikeston.

Kenneth J. Westrich.  For the last 5 years, Mr. Westrich has farmed corn, soybeans, wheat and beef cattle. Mr. Westrich, 57, is a Board member of the Scott County Soil and Water Conservation District and is an active member of St. Augustine Catholic Church.

Eston E. (Gene) Dement.  Mr. Dement, 77, is a graduate of the University of Missouri College of Agriculture and has farmed in the Sikeston area since 1962. He is past Chairman of the First United Methodist Church Administrative Board and the Sikeston Production Credit Association. He currently serves as a Board Member at Missouri Delta Medical Center and Advisory Committee member for the University of Missouri Delta Center. He is also a Board member for the Southeast Missouri Regional Port Authority.

Britton H. Ferrell.  Mr. Ferrell, 36, has been employed with Ferrell Farms since 1996 and presently serves as the managing farm partner. Ferrell Farms operates a 3,000 acre operation consisting of 1700 acres of corn, 600 acres of wheat and 1,000 acres of soybeans. The farm operation includes 100 head of registered Chiangus Beef cattle. He has served as the Mississippi County Farm Bureau Board president, University of Missouri Mississippi County Extension Council president, alumni of the A LOT (Agricultural Leaders of Tomorrow) class number 8, alumni of the TEPAP program of Texas A&M University, and a member of the Missouri Food and Fiber. In 2001, Ferrell Farms was recognized as the Mississippi County Farm Family of the Year by the Sikeston Area Chamber of Commerce and in 2003 were named Missouri State Fair Farm Family of the Year for Mississippi County.

Michael D. Geske.  Mr. Geske, 56, has for the last 5 years had a 2,000 acre row crop operation with 3 full-time employees, including son, Tim. Corn is the primary crop with cotton, wheat, soybeans and rice included in the farm operation. He is a 1972 graduate of the University of Missouri with a degree in Agriculture Economics. He currently holds positions with the following: Missouri Governor’s Ethanol and Other Renewable Fuels Commission, Missouri Corn Growers Association Vice-President, Missouri Corn Merchandising Council Board of Directors, National Corn Growers Association Biotech Working Group, Missouri Farm Bureau 6th District Farm Pac Chairman, and New Madrid County Farm Bureau Board Member. He previously served as Secretary, Treasurer of the Missouri Corn Merchandising Council, Missouri Farm Bureau State Resolutions Committee, Missouri Farm Bureau Cotton Committee Chairman, New Madrid County Farm Bureau President, Delta Growers Association Board of Directors, New Madrid County Extension Council, Presbyterian Church (Deacon, Elder, Clerk of Session) and Boy Scout Assistant Scoutmaster.

Douglas L. Golden.  Mr. Golden, 70, retired after 40 plus years with Feed Division of Continental Grain and Ridley, Inc. For the last 5 years he has operated a 200 acres cattle and hog farm in Cape Girardeau County with son, Stephen, and rents out the 260 acre family farm in Clay County, Illinois. From 2000 to February 2005, Mr. Golden served as an agent for Ridley, Inc., a Instock feed distributor. He has a BS in

Animal Science from the University of Illinois at Urbana. He served eight years in the U.S. Army Reserve, leaving with the rank of Captain. He is an active member of Lynnwood Baptist Church in Cape Girardeau.

Robert E. Hahs.  Mr. Hahs, 51, resides on the farm that his been in his family for four generations. He currently farms 750 acres, producing hay and raising cattle. He also works with Buchheit Agri Division where he is in charge of buying and selling Seed and Chemicals for the company.

Billy J. Holmes.  Mr. Holmes, 55, has farmed in the Oran area since 1972. His farming operation includes wheat, corn, soybeans and rice production. He has been a member of the Scott County Soil and Water Conservation District Board since the early 1980s and currently serves as Board Chair. He helped form Consolidated Drainage District #1 of Scott County in 1990 and has served as president since its formation. He is a member of Oran First Baptist Church where he serves as Sunday School teacher and Deacon.

Charles E. Hurst.  Mr. Hurst, 65, resides in southern Ste. Genevieve County, Missouri where he crops 1,500 acres and produces swine breeding stock and market hogs for Genetic Improvement Service. He received his BS in Agriculture from the University of Missouri in 1963 and farms under the company name of Hurst AgriQuest, LLC. He continues to be involved in Missouri Farm Bureau and Missouri Pork Producers as well as the local Chamber of Commerce and Immaculate Conception Church of St. Mary. Past service includes nine years on the Ste. Genevieve RII School District Board of Education. He currently serves on the Citizens Electric Corporation Board of Directors (1985 to present) including a 5-year term as president of this Board. Charles is a representative of Citizens Electric on the Board of ACES Power Marketing of Indianapolis, Indiana. Charles is assisted in his farming operation by his wife, Joyce.

James R. LeGrand.  Mr. LeGrand, 60, is a 1964 graduate of Kelly High School. Following his graduation he began his farming career and currently farms with his son, Landon. His operation includes production of corn, soybeans, wheat and livestock. He serves on the Board for Ditch District #2 in Scott County Missouri.

Michael C. LeGrand.  Mr. LeGrand, 53, is a 1972 graduate of Kelly High School. Following his graduation he began farming with his father and two brothers. He and brother James continue as partners in the farming operation with nephews Matthew and Landon. He is a member of St. Denis Catholic Church in Benton, Missouri.

Edgar C. Marshall.  Mr. Marshall, 53, graduated from Mississippi State University in 1978 with a degree in Ag Economics with a minor in Accounting. Mr. Marshall has been a farmer and a farm manager since 1987. Mr. Marshall served as chief operating officer of Harley & Associates, Inc., a marketer of grain, from January 2001 to December 2002.

Martin A. Priggel.  Mr. Priggel, 65, has been a farmer and ag producer for forty years. He currently serves as Scott County Presiding Commissioner.

Edward A. Riley.  Mr. Riley, 70, is a partner in the accounting firm of Riley, Stubbs & Cato, LLC, CPAs in Dexter, Missouri (1975 to present). Ed is currently semi-retired but still employed by the firm on a part-time basis. He has served as president of Southeast Chapter of MSCPA and president of Dexter Chamber of Commerce.

George L. Rone.  Mr. Rone, 54, has a Masters Degree is Ag Economics from the University of Missouri, Columbia. He is a self-employed farmer in the Missouri Bootheel.

Joseph M. Schneider.  Mr. Schneider, 46, began his farming career at the age of 14, working for area farmers throughout high school. He was manager of a row crop farming operation during his attendance at Southeast Missouri State University. Upon graduation, he worked as assistant manager for a cash grain river terminal. In 1986 Schneider began his own row crop farming operation without any prior family involvement. The operation then consisted of 550 acres in Union and Alexander Counties of Illinois. His farming operation has grown to 3,000 acres in 2005, emphasizing specialty grains and seed production.

Clellen D. Stewart.  Mr. Stewart, 53, is a 1971 graduate of Bell City High School and received his BS in Agriculture from the University of Missouri, Columbia, in 1974. He was employed as a Research Specialist in the Agronomy Department at UMC upon graduation. He returned to Southeast Missouri and began farming in

1976 and currently farms 3650 acres in partnership with his brother, Gale. Mr. Stewart served on the Stoddard County Farm Bureau Board and in 2003-2004 served on the State Farm Bureau Rice Committee as well as the American Farm Bureau Committee, chairing both the State and American Farm Bureau Rice Committees in 2004. He has served on the Southeast CoOp Board since 1988, holding the position of Board president since 1994.

Committees of the Board

The Board of Managers may establish committees. A majority of the members of any committee must be a Managers or members. The Board has not yet appointed executive, audit or compensation committees but does have committees established with responsibilities for the various areas of development of the Company and plant.

Board Compensation and Per Diem Policy

Other than for per diem and expense reimbursement, we do not anticipate paying our managers any cash compensation for acting in their capacity as managers, although we may do so in the future. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as managers, including mileage reimbursement for travel to duly held meetings.

We may compensate our managers for services provided to the Company in a capacity other than as a manager, provided that the disinterested managers on our Board shall establish such compensation.

Chief Executive Officer

The management of the Company will be delegated to a Chief Executive Officer to be appointed by the Board who will have general responsibility for the supervision of all business and administrative operations of the Company. We expect to hire a Chief Executive Officer after the completion of this offering and anticipate that we will enter into an employment agreement with the individual selected.

Vice President — Project Development

We have retained Teresa Steiner, age 50, to serve as our Vice President — Project Development. Her responsibilities include financial due diligence and Board governance advisory services. Teresa is a 1973 graduate of Bell City High School. Teresa lived in St. Louis from 1974 to 1977 and worked at Container Corporation of America as Administrative Assistant in Production Control. From 1977 to 1989 she remained at home with her two daughters until she began employment with the Stoddard County Soil and Water Conservation District. She remained as District Manager until February of 2004 when she accepted a position with USDA-NRCS in the Resource Conservation and Development office at Dexter, Missouri. She received one State Award, one regional award and eight NRCS awards during her employment with the SWCD and NRCS. Teresa retired from full time employment in July 2005. She currently serves as President of the Stoddard County Children’s Home.

Ms. Steiner is paid by the Company on an hourly basis and will continue to be paid from the proceeds of this offering. The fees that will be due are estimated to be $      through          .

Other Management Personnel

We intend to hire our plant manager, senior merchant and chief financial officer approximately 6 to 8 months before we complete construction of the plant. The balance of our employees will be hired and trained before we complete construction on the plant. We expect that training of employees and on-site, start-up assistance will be part of our design-build contract.

Conflicts of Interest

Conflicts of interest exist and may arise in the future because of the relationships between and among our officers, managers, affiliates and us, and the fact that we may from time to time enter into transactions with our officers, managers, and affiliates. Conflicts of interest could cause our officers and managers to put their own personal interests ahead of ours. Under the conflicts of interest policy contained in our code of conduct, we intend to conduct any transactions with our officers, managers and affiliates as if they were negotiated with a third-party on an arms’ length basis; however, we cannot assure you that transactions we enter into with related parties will be on terms as favorable to us as those that could have been obtained in an arm’s-length transaction. Disputes may arise concerning transactions we enter into with related parties, and it is possible that our officers and managers may receive a more favorable resolution than an unaffiliated third party would receive. Although we intend to examine all conflicts that may arise from time to time, we cannot assure you that conflicts of interest will not harm our business or reduce the value of your Units. A copy of the code of conduct is available upon request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes information as of August 23, 2006, as to actual beneficial ownership of the Company’s Units by each person known by us to beneficially own more than 5% of the Company’s issued and outstanding Units, each of the Company’s Managers and executive officers, and all of the Company’s Managers and executive officers as a group. The beneficial ownership of Units prior to the offering is based on 2,120,000 Units outstanding as of the date of this prospectus. The beneficial ownership of Units following the offering assumes that the maximum 55,000,000 Units offered are sold in the offering and does not reflect any Units that may be purchased by the Company’s Managers and executive officers in the offering.

	Beneficial Ownership of		Beneficial Ownership of
	Units Prior to		Units Following
	Offering		Offering
Name	Number	Percentage	Number	Percentage

David M. Herbst	20,000	0.94%	20,000	0.04%
Von P. Priggel	20,000	0.94%	20,000	0.04%
Edward E. Dement	20,000	0.94%	20,000	0.04%
Kenneth J. Westrich	20,000	0.94%	20,000	0.04%
Eston E. Dement	20,000	0.94%	20,000	0.04%
Britton H. Ferrell	0	0%	0	0%
Michael D. Geske	20,000	0.94%	20,000	0.04%
Douglas L. Golden	20,000	0.94%	20,000	0.04%
Robert E. Hahs	20,000	0.94%	20,000	0.04%
Billy J. Holmes	60,000	2.83%	60,000	0.11%
Charles E. Hurst	20,000	0.94%	20,000	0.04%
James R. LeGrand	20,000	0.94%	20,000	0.04%
Michael C. LeGrand	20,000	0.94%	20,000	0.04%
Edgar C. Marshall	20,000	0.94%	20,000	0.04%
Martin A. Priggel	20,000	0.94%	20,000	0.04%
Edward A. Riley	20,000	0.94%	20,000	0.04%
George L. Rone	20,000	0.94%	20,000	0.04%
Joseph M. Schneider	40,000	1.88%	40,000	0.07%
Clellan D. Stewart	20,000	0.94%	20,000	0.04%

All Managers and executive officers as a group	420,000	19.81%	420,000	0.73%

DESCRIPTION OF UNITS

An investor in this offering will become both a holder of Units and a member of our Company at the time that we accept the investment. As a Unit holder, an investor will be entitled to certain financial rights, such as the right to the distributions that may be made with respect to the Units. As a member of our

Company, an investor will be entitled to certain other rights, such as the right to vote at our member meetings. Although an investor will usually be both a member and Unit holder, these roles may be separated upon termination of the member’s membership. The loss of member status would result in the loss of certain rights, such as voting rights.

The rights of holders of Units are provided in our Operating Agreement. You are required to become a party to our Operating Agreement to invest in our Units and to become a member of our Company.

Authorized and Outstanding Units

We have 2,120,000 Units issued and outstanding. Our Board of Managers has the authority to create subsequent classes of Units and to establish the powers, preferences, rights, qualifications, limitations or restrictions of the additional classes. There are no limits on the authority of the Board to issue Units in any existing or newly created class of Units at the price and on the terms and conditions determined by the Board. There are currently no outstanding Units of any class other than the Units. There are no outstanding options or warrants for the purchase of any Units. Unless otherwise indicated or made clear by the context, the term “Units” as used in this prospectus refers to the existing Units.

Separability of Membership and Financial Interests

Units represent two distinct rights in us. Membership entitles a holder of Units to vote on matters submitted for consideration of our members and to enjoy certain other non-financial rights such as the right to review certain information concerning our business and records. All holders of Units, whether or not they are members, are entitled to the financial or economic rights associated with the Units.

Membership is available to any individual, corporation or other entity which acquires a minimum number of Units, is approved for membership by our Board of Managers and meets and continues to meet certain other requirements (see “Termination of Membership”). The minimum number of Units required for membership is 10,000 Units. Minimum member Unit ownership and other requirements for other classes may be established by the Board, with member approval, in the designations governing the other classes. If a Unit holder fails to meet the requirements for membership, all non-financial rights relating to the Units held will be terminated and the holder of the Units will be deemed a non-member Unit holder. The admission to membership of a transferee of Units is subject to approval by our Board. Any transferee which does not receive approval will also be deemed a non-member Unit holder. There are several other requirements and circumstances which could result in the loss of membership by Unit holders.

Each Unit represents an ownership interest in our capital, profits, losses and distributions, the financial interests represented by our Units. Our Units will be allocated a pro rata share of our profits and losses, will be entitled to distributions declared by our Board on a pro rata basis and to participate in distributions of assets in the event of our dissolution or liquidation, in each case subject to any preferential rights of any other class of Units we may issue in the future, to restrictions which may be imposed by our lenders and to satisfaction of any prior claims of creditors. The financial rights of the Units of any other classes which may be established by the Board with member approval will be set forth in the designations governing these other classes.

Units

Units represent an interest in us. Each holder of Units has the right to:

•	A pro rata share of our profits and losses, subject to any preferential rights of any other class of Units we may issue in the future;

•	Receive distributions when declared by the Board of Managers ratably in proportion to Units held, subject to any preferential rights of any other class of Units we may issue in the future and to any applicable lender restrictions;

•	Participate in the distribution of our assets if we dissolve or liquidate our business, subject to satisfaction of creditors’ claims and any preferential rights of any other class of Units we may issue in the future;

•	Access and review certain information concerning our business and affairs, if the Unit holder is also a member; and

•	Vote on matters submitted to a vote of our members, if the Unit holder is also a member.

The rights and preferences of holders of Units are subject to the rights of the holders of Units of any class that we may issue in the future.

Future Classes of Units

We may, by resolution of our Board of Managers, authorize and issue interests in our Company in the form of additional Units or classes Units. Any other class may have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights, which may be different from or superior to those of the Units or any other class. Subject to limitations which may be established by the terms of any new class of Units, there are no limits on the authority of the Board to issue additional Units or Units in any newly created class of Units. Subject to the limitations which may be imposed by the terms of a new class of Units, additional Units and Units of any newly created class may be issued at a price or prices and on the terms and conditions which may be determined by the Board. There are currently no classes of Units authorized or Units of any class outstanding other than the Units. Holders of Units do not have pre-emptive rights to subscribe for or purchase additional Units or Units of any other class which may be established in the future.

Voting Rights

Under our Operating Agreement, each of our members which is a holder of Units is entitled to one vote for each Unit held on matters submitted to our members for approval, provided, however, that a member’s number of votes is at all times capped at two percent (2%) of the outstanding Units. If Units of any other class are issued in the future, holders of Units of that other class will have the voting rights that are established for that class by the Board of Managers with the approval of our members. Members will vote by class and shall take action by the affirmative vote of a majority of the voting power of each class authorized to vote unless otherwise provided in connection with the establishment of future classes of Units. Voting at meetings of members is either in person or, if authorized by the Board of Managers, by ballot (such as by mail or electronic ballot) or by proxy. Cumulative voting for Managers is not allowed. Non-member Unit holders have no voting rights.

Restrictions on Transfer of Units

Transfer of our Units is restricted. In addition, we have the first right to purchase any Units which a Unit holder wishes to transfer at the price and on the terms and conditions of the proposed transfer.

All transfers of Units must comply with the transfer provisions of our Operating Agreement and are subject to approval by our Board of Managers in its sole discretion. Our Board of Managers has also adopted a Unit Transfer Policy (the “Unit Transfer Policy”) which sets forth specific requirements and procedures for transferring Units. The Unit Transfer Policy also contains the terms and procedures applicable to our first right to purchase Units proposed for transfer. Our Unit Transfer Policy is contained in Appendix C to our Operating Agreement which is set forth as Appendix C to this prospectus. The Unit Transfer Policy may be amended by our Board of Managers at any time in its sole discretion.

Our Board of Managers will not approve a transfer unless it complies with our Operating Agreement and Unit Transfer Policy. The Unit Transfer Policy has been adopted to preserve our tax status as a partnership, to assure compliance with securities laws, to restrict our competitors from acquiring Units and to assure information regarding transfers is provided to us. See “Federal Income Tax Considerations — Tax Status of the Company” for more information regarding the tax related restrictions. If any Unit holder transfers Units in violation of our Operating Agreement or without the prior written consent of the Board of Managers, the transfer will be null and void and the parties engaged in the transfer must indemnify and hold us and other Unit holders harmless against all cost, liability and damage that arise from the transfer or attempted transfer. Unit holders may pledge or grant liens on their Units, but any subsequent foreclosure or transfer must comply with our transfer restrictions and be approved by our Board of Managers.

No transfer of Units will be permitted unless the following conditions are satisfied:

•	The Units to be transferred are registered with the SEC and all applicable state securities authorities, or we are provided with an opinion of counsel that is reasonably satisfactory to our Board of Managers that registration is not necessary and the transfer will not violate applicable securities laws;

•	We are provided with opinions of counsel that are reasonably satisfactory to our Board of Managers that the transfer will not cause us to be deemed a “publicly traded partnership” under applicable tax laws or an “investment company” under the Investment Company Act of 1940 and that the transfer would not result in a termination or other consequence that could result in loss of partnership tax treatment for us;

•	We are satisfied that the transferee is not, and is not affiliated with, one of our competitors or potentially detrimental to us;

•	We receive appropriate documents and instruments of conveyance for the transfer;

•	The transferee agrees to be bound by our Operating Agreement and assumes any obligations of the transferor thereunder;

•	We are provided with any other information, such as tax identification or social security numbers, basis information and consents, as we deem necessary for the transfer; and

•	We are reimbursed for all expenses that we reasonably incur in connection with the transfer, such as legal, filing and publication expenses.

If the conditions to transfer are satisfied, we expect that our Board of Managers will consent to the transfer. A transferee may be admitted as a member only upon approval by the Board of Managers and upon satisfaction of certain other requirements, including the transferee meeting the minimum Unit ownership requirements to become a member (which for the Units requires holding a minimum of 10,000 Units).

Any transferee that is not admitted as a member will be deemed an unadmitted assignee. An unadmitted assignee will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation. As a non-member Unit holder, an unadmitted assignee will not have the voting or other governance rights of members and will not be entitled any information or accountings regarding our business or to inspect our books and records.

Termination of Membership

There are several circumstances in which a member will be terminated as a member, resulting in loss of rights as a member.

Under our Operating Agreement, a member will be terminated as a member if:

•	The member does not meet the minimum requirements to be a member, which for the Units requires holding a minimum of 10,000 Units;

•	The individual member dies, or an entity member ceases to exist, and no successor is left qualified to be a member as determined by our Board of Managers;

•	The member transfers all of the member’s Units;

•	The member resigns as a member; or

•	Our Board of Managers determines that the member:

•	has intentionally or repeatedly violated any provision of our Operating Agreement;

•	has breached any agreement with or obligation to the Company;

•	has intentionally or repeatedly taken actions that will impede us from accomplishing our purposes;

•	is detrimental to our interests or the interests of our affiliates; or

•	has willfully obstructed any of our lawful purposes or activities.

Following termination a terminated member will be a Unit holder without the rights of a member. A terminated member will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation, but will not have the voting or other governance rights of members and will not be entitled to any information or accountings regarding our business or to inspect our books and records. A terminated member will have no right to require us to purchase or redeem the terminated member’s Units.

Capital Contributions and Initial Capital Accounts

Each holder of Units which are now outstanding paid $1.00 per Unit for those Units. This amount has been credited to the capital accounts of our presently existing Unit holders.

Each investor who purchases Units in this offering will make a capital contribution equal to the price paid for the Units, or $2.00 per Unit. This amount will be credited to the Unit holder’s capital account with us.

The capital accounts of holders of Units will be increased according to the share of our profits and other applicable items of income or gain properly allocable to the Unit holders in accordance with the special allocation rules described below. In addition, the capital accounts of holders of Units will be increased in an amount equal to any of our liabilities that are assumed by those Unit holders or secured by any property that we may distribute to those Unit holders. These capital accounts will be decreased for the allocable share of our losses and other applicable items of expense or loss specially allocated to the Units in accordance with the special allocation rules described below. We will also decrease these capital accounts in amounts equal to the value of any property which we distribute with respect to the Units. These capital accounts will also be decreased for the amount of any liabilities of the Unit holder that are assumed by us or are secured by property contributed by the Unit holder to us. In the event Units are transferred with our approval, the capital account of the transferor will be transferred to the transferee.

Capital accounts also will be adjusted upward or downward if specified events occur that cause an adjustment to gross asset value in accordance with our Operating Agreement. These events are the issuance of additional units, unit redemptions, liquidation and other events where revaluation is required by or is consistent with Treasury regulations. Under our Operating Agreement, these adjustments are to be made only if the Board of Managers determines the adjustments are necessary to reflect the relative economic interests of Unit holders. For example, because the holders of Units which are now outstanding had $1.00 per Unit credited to their capital accounts rather than the $2.00 which will be credited to the investors’ capital accounts, the Board of Managers may adjust gross asset values and increase the capital accounts of those current Unit holders to $2.00 per Unit if that reflects their intended economic interest. Absent the revaluations, a permanent disparity will exist between the capital accounts of the Investors and those of the current Unit holders. Upon liquidation, that would result in liquidating distributions to the current Unit holders that would be lower than the Investors by the amount of the respective per Unit disparity.

Unit holders who acquire Units from other Unit holders by purchase or inheritance will acquire the transferor’s capital account with respect to the Units acquired, without regard to the purchase price or value of the Units at the time of acquisition.

Our Operating Agreement does not require any Unit holder to make additional capital contributions to us, except to the extent that Missouri law requires the return of any distributions that are made in violation of law.

Interest will not accrue on capital contributions, and Unit holders will have no right to withdraw or demand repayment of any capital contribution or to have their capital accounts or Units redeemed in any circumstances. With our consent, a Unit holder may lend or advance funds to us, which will be a debt due from us and not a capital contribution to us.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, Unit holders do not have the right to dissent and seek payment for their Units.

Units not Certificated

Units will not be represented by certificates unless our Board of Managers otherwise determines. We will maintain a unit ledger which will record the class and number of Units held by each Unit holder, as well as the capital contributions and membership status of Unit holders.

Distributions

We have not made any cash distributions to our Unit holders since our inception. Our Board of Managers may make distributions of net cash flow at times and in aggregate amounts determined by the Board in its sole discretion We do not intend to declare any distributions until after we have commenced operations of our plant, generated income and reserves sufficient for our needs and satisfied any limitations imposed by our lenders. Subject to that discretion and lenders’ restrictions, we intend to make cash distributions sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities arising from allocations to them of taxable income by us. Our Board of Managers may also declare further distributions from time to time or find it necessary to curtail distributions from time to time. Holders of Units are entitled to equivalent per Unit distributions. If Units of any other class are issued in the future, each Unit of that class will have the distribution rights that are established for the class by the Board of Managers with member approval.

“Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debts, obligations and liabilities, including capital improvements, replacements and contingencies, all as reasonably determined by our Board of Managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended by our Board of Managers.

We may offset any amounts owed by a Unit holder to us against distributions or other amounts owed by us to the Unit holder.

Allocation of Profits and Losses

General Allocation Rules

Profits allocated to a Unit holder increase the Unit holder’s capital account while allocated losses decrease the Unit holder’s capital account. Because distributions of cash or property to the Unit holders upon liquidation are based on capital account balances, profit and loss allocations directly affect each Unit holder’s eventual entitlement to distributions. Except for those distributions upon liquidation, Unit holders will have no right to be paid with respect to their capital accounts.

Except as otherwise provided for special allocations and changes in Unit ownership that occur during a fiscal year, profits and losses realized by us for each fiscal year initially will be allocated among the Unit holders in proportion to the number of Units held by each Unit holder. However, if our Board of Managers (with member approval) exercises its authority to create another class or classes of Units, each Unit issued will have the allocation rights that are established for its class by the Board of Managers, and the definition of those rights will affect allocations with respect to the Units.

Transfers of Units; Additional Units

If Units are transferred during the fiscal year, a method and convention permitted by the tax code and the regulations will be used to take into account the interests of the transferor and transferee in making allocations with respect to the transferred Units in the year of transfer. See “Federal Income Tax Considerations — Federal Income Tax Consequences of the Ownership of Units - Disposition of Units” for a discussion of permitted methods and conventions and how they will be selected. The same concepts would apply in determining the distributive share of our profits and losses that are allocable to purchasers in the year in which additional Units are issued. If additional Units are issued or if Units of a new class are issued, we and the persons acquiring the additional Units may agree on which of the permissible methods and conventions will be used. If none are specified, the Board of Managers will designate a permissible method and convention.

Special Allocation Rules

The general rule for profit and loss allocations is subject to a number of exceptions referred to as special allocations that are generally required by Treasury regulations. One of the special allocations will apply only if we issue a capital interest in consideration of services. Another special allocation rule prevents a loss allocation to a Unit holder that has a zero capital account balance at a time when other Unit holders have positive capital account balances. Any losses that are reallocated under this rule are reversed by a special allocation of income at the earliest opportunity. The other special allocation rules are likely to apply only if we have cumulative net losses that are greater than net capital contributions (capital contributions less prior distributions).

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SUMMARY OF OUR OPERATING AGREEMENT

Statements contained in this and other sections of this prospectus which describe the contents of our Operating Agreement are not necessarily complete as the statements only summarize what we consider to be the material provisions of the Operating Agreement. Before deciding to invest in our Units, you should read carefully our entire Operating Agreement, which is attached as Exhibit C to this prospectus, and be sure that you understand the full terms and provisions of our Operating Agreement.

We are governed by our Articles of Organization, our Operating Agreement and the Limited Liability Company Act of the state of Missouri. Our Articles of Organization, which was filed with the Secretary of State of the state of Missouri in July 2006, is the document by which we became a Missouri limited liability company. Our Operating Agreement, certain provisions of which are summarized in this section of the prospectus, is our principal operating document and sets forth the rights of our Unit holders and members and provides for our management and other matters described below. The Missouri Limited Liability Company Act will govern in the event of a conflict with our Operating Agreement and in the case of matters not covered by our Operating Agreement.

Provisions of our Operating Agreement which are summarized and discussed elsewhere in this prospectus may be found in the following sections:

•	With respect to our Units and the rights of the holders of our Units and members, see “Description of Membership Units”;

•	With respect to distributions which may be made to holders of our Units, see “Distribution Policy”;

•	With respect to the fiduciary duties and indemnification of our Managers and officers and conflicts of interest arising in connection with our management, see “Indemnification”; and

•	With respect to federal income tax issues which affect our Unit holders, see “Federal Income Tax Considerations.”

Binding Nature of the Agreement

Our Operating Agreement is a binding legal agreement which will govern your legal relationship with us if you invest in our Units. Our Operating Agreement contains provisions relating to the rights of holders of our Units and members, member voting, election of Managers, restrictions on transfers, distributions and other governance and financial matters.

Term of the Agreement

Our term of existence as a Missouri limited liability company is not limited by our Operating Agreement, our Articles of Organization or Missouri law. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

Although we intend to construct, own and operate an ethanol plant and conduct related activities, our Operating Agreement does not limit our purpose. Our stated purpose is to engage in any business or activity for which limited liability companies may be formed under Missouri law. We may engage in any activity that is necessary, convenient or incidental to further our purpose.

Management

Our Board of Managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the Board of Managers, manage our operations. Subject to the power to propose and approve amendments to our Operating Agreement or to cause us to dissolve, our members have virtually no role in our management.

Number and Election of Managers

Our initial Board of Managers presently consists of nineteen Managers. After the first annual meeting of members, the Board will consist of not less than eleven Managers. The Board may increase the number of Managers. Managers are to be elected by the members. Managers may be elected by the respective classes of Units which are outstanding at any time. Our nineteen current Managers represent the Units. Managers are elected for three-year terms which may be staggered. Nominees for election as Managers are elected by the affirmative vote of a majority of Units held by members present in person, by proxy or written ballot at an annual meeting of our members or special meeting called for the purpose of electing Managers. There is no cumulative voting for Managers.

Each Manager elected by the members will serve until his or her successor is duly elected and qualified, or until the Manager’s death, resignation or removal. Information regarding our current Managers, including business experience, may be found under “Management — Board of Managers”.

Removal of Managers; Vacancies

Managers who have been elected by our members may be removed from office for any reason at any special meeting of our members by the affirmative vote of members holding a majority of the voting power of the class of members which elected the Manager. In addition, elected Managers may be removed by the affirmative vote of 2/3 of the Managers for failure to deal fairly with us in the event of a conflict of interest, a violation of criminal law, a transaction from which the Manager derived an improper personal benefit or willful misconduct. Appointed Managers may be removed at any time by the appointing member. If a vacancy occurs for any reason in the case of an elected Manager or if the number of Managers is increased, the remaining Managers will appoint a new Manager to fill the vacancy until the next annual or special meeting of our members. Appointed Managers will be replaced by the member who made the appointment.

Duties and Conduct of Managers

Each Manager must devote enough time to us to manage our affairs and operations, but is free to serve any other person or entity in any capacity, and may engage in activities that compete with our business. Each Manager must discharge his or her duties in good faith and in a manner he or she believes to be in our best interests, with the care that an ordinary prudent person would exercise. Our Managers will have the benefit of reliance on the business judgment rule and will have the same duties of care and loyalty that would apply in the case of Managers of a Missouri corporation.

Meetings and Actions of our Board of Managers

Our Board of Managers must elect a Chair who will preside over meetings of the Board, a Vice Chair who will serve in the absence of the Chair and a Secretary who will keep the records of the meetings of the Board. The Secretary is not required to be a Manager.

Our Board of Managers must hold regular meetings from time to time, as it determines to be appropriate. The Chair or three or more Managers may call a special meeting at any time. Oral or written notice of a meeting must be given to all Managers at least three days before the date of the meeting. Any Manager who attends a meeting is deemed to have waived any right to notice, unless the Manager attends the meeting for the express purpose of objecting to the meeting. Managers can participate in meetings in person, by telephone, videoconference or any other means of communication if all the persons participating can simultaneously hear each other. One-half of the Managers then in office must be present at a meeting to establish a quorum for the purpose of transacting business.

Each Manager has one vote. Subject to certain exceptions, to constitute an action of the Board of Managers, the affirmative vote of a majority of the Managers present at a meeting is required. Except for those matters that require the approval of the members, the Board of Managers has authority to engage in all acts and transactions permitted by law that are necessary or incidental to the management of our business.

Our Managers are not our agents and cannot individually act on our behalf. Our Managers have authority only when they act collectively as a Board of Managers at meetings and by written action, by delegation to committees it may establish or by delegation to our officers. The Board of Managers may delegate its duties and powers to any committee consisting of one or more persons that may, but need not, be Managers, provided that a majority of the members of each committee must be Managers or members of our Company.

Powers of the Board of Managers

Our Board of Managers has the primary power and responsibility to govern and direct the management of our business and affairs. Our chief executive officer and other officers manage our day-to-day operations. In addition to its general powers to direct our business and affairs, our Board of Managers, without approval or consent by our members, is specifically authorized to:

•	Create and determine the terms of additional classes of Units;

•	Issue additional Units of any authorized class of Units;

•	Admit additional persons as members;

•	Add Managers to our Board of Managers;

•	Adopt and amend a Unit transfer policy regulating the transfer of Units; and

•	Amend provisions contained in our Operating Agreement and Appendix E thereto relating to allocations of profit and loss, distributions and tax matters.

As a consequence of the foregoing factors, our Board of Managers has the primary power and responsibility to govern and direct the management of our business and affairs and our members have no significant role in our governance or management beyond their right to participate in the election of Managers and to vote on amendments to our Operating Agreement proposed by the Board, to dissolve and on other matters that our Board submits to the vote of our members.

According to our Operating Agreement, we may not take the following actions without the approval of our Board of Managers and approval by a specified affirmative vote of the members of each class of Units entitled to vote:

•	Merge, consolidate or dispose of substantially all of our assets (other than in connection with debt financings, transfers to subsidiaries or upon dissolution) without the approval a majority of the voting power of each class of Units;

•	Amend our Operating Agreement without the approval of a majority of the voting power of each class of Units or any greater amount that is required for the particular amendment;

•	Dissolve our business without the approval of a majority of the voting power of each class of Units;

•	Amend the provision of our Operating Agreement relating to amendments without the approval of two-thirds (2/3) of the voting power of each class of Units.

Officers

Our officers include a Chair, Vice Chair, Chief Executive Officer and Secretary who are elected or appointed by our Board of Managers, and a Chief Financial Officer and other officers and assistant officers who are appointed by the Chief Executive Officer. We have not yet retained a Chief Executive Officer or a Chief Financial Officer. The Chair presides at meetings of our Board of Managers and members. The Vice Chair will act in place of the Chair in the event the Chair is absent. The Chief Executive Officer has general responsibility for all of our business and administrative operations. Other officers have the duties that are customarily associated with their offices or as assigned by the Board of Managers or Chief Executive Officer.

Contracts with Managers or their Affiliates

Our Operating Agreement provides that contracts or transactions that we enter into with our Managers or their affiliates are not void or voidable solely because the Manager or affiliate has a material financial interest in the contract or transaction, if the material facts as to the contract or transaction and the Manager’s or affiliate’s material financial interest are disclosed to the Board of Managers and the contract or transaction is approved by a two-thirds vote of the disinterested Managers. The presence of the interested Manager may be counted in determining a quorum at the meeting at which the contract or transaction is authorized, but the interested Manager’s vote may not be counted in determining the authorization of the contract or transaction.

Limitation of Liability of Managers and Officers; Indemnification

Our Operating Agreement provides that our Managers and officers are not personally liable to us or our members for a breach of fiduciary duty except in the case of a willful failure to deal fairly with us in connection with a matter in which the Manager or officer has a material conflict of interest, a knowing violation of criminal law, a transaction from which the Manager or officer derived an improper personal benefit or willful misconduct.

Our Operating Agreement contains an extensive indemnification provision that requires us to indemnify present and former Managers and officers against liability and expenses incurred in connection with his or her capacity as a Manager or officer or service at our request. We may not, however, provide indemnification in the event of payments to a present or former Manager or officer where the judgments, claims or proceedings arise out of or are related to a willful failure to deal fairly with us in connection with a matter in which the Manager or officer has a material conflict of interest, a knowing violation of criminal law, a transaction from which the Manager or officer derived an improper personal benefit or willful misconduct. We are authorized to obtain insurance on behalf of our Managers and officers against liabilities and expenses arising in connection with our Managers and officers acting in their official capacities.

With regard to indemnification for liabilities arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

Meetings of Members

Under our Operating Agreement, the annual meeting of our members will be held on a date and at a time and place fixed by the Board of Managers. Special meetings may be called by our Board of Managers or upon the request of two or more Managers.

At our annual meeting of members our Board of Managers and officers will give an annual report on our business operations and financial affairs and our members will elect Managers to those Manager seats becoming vacant under our staggered term format. Members will also address any other business properly coming before the meeting. Special meetings of members will address any business properly addressed at a special meeting as specified in the notice of the meeting.

Meetings of our members shall be at the place designated by the Board of Managers or by the members calling the meeting. Members of record will be given notice of member meetings not less than ten but not more than sixty days in advance of the meetings. Our Board of Managers may establish a record date for purposes of determining members entitled to notice and to vote at meetings of members. If no other record date is established, the date of notice of the meeting shall be the record date.

Our Board of Managers has the discretion to authorize the use of mail ballots or proxies, in writing or electronic, for votes at any member meeting. If mail ballots or proxies are so authorized, a quorum necessary for members to conduct business at the meeting will be present if at least 20% of the total voting power of the members entitled to vote is present at the meeting. Otherwise, the quorum necessary to conduct business will be 10% of the total voting power.

Assuming a quorum is present, members take action by vote of the majority of the Units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by our Operating Agreement or by Missouri law.

Access to Records

We will maintain our records, including our Unit ledger, financial records and reports to the SEC, at our principal business office. Members may inspect these records during normal business hours.

Dissolution; Distribution of Assets Upon Liquidation

Our Operating Agreement provides that a voluntary dissolution of our Company may be effected only upon the approval of our Board of Managers and the affirmative vote of a majority of the voting power of each class of members entitled to vote. In addition, dissolution could occur if a court orders us to dissolve under Missouri law.

Upon our liquidation, subject to any priority distributions of any classes of Units, our assets will be distributed first to creditors in satisfaction of debts, obligations and liabilities (including any loans from Unit holders), and then to Unit holders in proportion to their capital account balances.

Amendments to our Operating Agreement

Our Operating Agreement may be amended by the Board of Managers with the approval of our members. In addition, the Board of Managers is authorized to amend our Operating Agreement, without member approval, to adopt and amend a Unit transfer policy regulating the transfer of Units; to amend provisions contained in our Operating Agreement and Appendix E thereto relating to allocations of profit and loss, distributions and tax matters, and to adopt amendments in connection with certain ministerial matters. The approval of the members shall be by the affirmative vote of the holders of a majority of the voting power of the members of each class of Units entitled to vote, except that provisions which require a greater percentage vote for approval of a specific action may be amended only with the affirmative vote of at least that greater percentage of the voting power of our members. Provisions requiring approval by our members include those relating to our ability to merge, consolidate or dispose of substantially all of our assets, to dissolve, and the provision on amendments itself.

Governing Law; Disputes

Our Operating Agreement is governed by Missouri law, particularly the Missouri Limited Liability Company Act. Members and Unit holders, as parties to our Operating Agreement, consent to the selection of the federal courts in the state of Missouri as the exclusive forum to resolve disputes arising thereunder and waive their rights to a trail by jury.

Anti-Takeover Effects of our Articles of Organization and Operating Agreement

Our Articles of Organization and our Operating Agreement contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. We believe that the benefits of protecting our ability to negotiate with unfriendly or unsolicited acquirers outweigh the disadvantages of discouraging proposals to acquire us because negotiation of these proposals could result in improved acquisition terms.

Our Operating Agreement authorizes us to issue Units in multiple classes. Although we presently have only one class of Units, the Units, the terms of any classes which may be authorized in the future could contain provisions regarding the election of Managers, other special voting rights and financial or economic terms which could discourage a party interested in acquiring us. In addition, the provisions for the election of members of our Board of Managers to staggered three-year terms would delay any party interested in acquiring us or our members who wish to facilitate an acquisition from replacing Managers who may be opposed to an acquisition and electing Managers more favorably inclined to negotiate terms for an acquisition.

The control of transfers of our Units by the Board of Managers will also make it more difficult for persons interested in acquiring sufficient voting power to change our Board of Managers and policies. The concentration of the power to manage us in our Board of Managers, also makes it more difficult for members and others who may favor an acquisition to acquire control of us.

These factors and others could delay changes in control of our business or management and may have the effect of discouraging hostile takeovers that may be beneficial to the holders of our Units. It is also possible that these provisions could make it more difficult to negotiate and complete transactions that holders of our Units may consider to be in their best interest.

FEDERAL INCOME TAX CONSIDERATIONS

This section discusses the material federal income tax considerations that may affect your investment in the Units. This section assumes that you are an individual and that you are not rendering personal services to us. It does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pension or profit sharing trusts or IRAs, foreign taxpayers, estates, taxable trusts or transferees of the Units, or the application and effect of state, local, and other tax laws. You are urged to consult your own tax advisor with specific reference to your own tax and financial situation, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

Tax Summary and Circular 230 Statement

The summary contained in this section “Federal Income Tax Considerations” and the opinion attached as exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Bryan Cave LLP, regarding the material Federal income tax consequences to individual citizens and residents of the United States of owning the Units and to the Company. Except as specifically noted, this summary has limited applicability to corporations, trusts, estates or nonresident aliens.

To ensure compliance with the requirements imposed by the IRS, (i) this prospectus was not intended or written to be used, and it cannot be used by you for the purpose of avoiding penalties that may be imposed on you, (ii) this prospectus was written to support the promotion or marketing of the transactions addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT WITH YOUR PROFESSIONAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF YOUR RECEIPT AND RETENTION OF THE UNITS.

General

This summary discusses the more significant Federal income tax principles applicable to the Company and our members. Except as expressly noted, the statements and conclusions contained herein are based on existing law as contained in the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative rulings and court decisions as of the date of this memorandum. No assurance can be given that future legislative enactments, administrative pronouncements or court decisions will not modify, possibly on a retroactive basis, the legal bases for such statements and conclusions to the detriment (or benefit) of our members. Moreover, the availability and amount of deductions or income attributable to our activities will depend not only on the legal principles described herein, but also upon the resolution of various factual issues. There can be no assurance, therefore, that some of the positions we take will not be successfully challenged by the IRS. If successful, such a challenge likely would result in adjustment of your individual tax return.

This summary assumes that our members will be individual taxpayers who are United States persons and does not generally discuss the Federal income tax consequences of an investment in us peculiar to corporate taxpayers, non-United States persons, tax-exempt entities and estates and trusts, or to persons other than the original members. There may be collateral or additional tax consequences applicable to an investment by such potential investors. In addition, you may be subject to taxes other than Federal income taxes, including state and local taxes, estate, inheritance and intangible property taxes and sales and use taxes. You therefore are urged to consult your own tax advisors with respect to the Federal, state and local tax consequences arising out of your investment.

Tax Status of the Company

We have been formed as a limited liability company under the laws of the State of Missouri. No election to treat the Company as a corporation will be made, and, accordingly, the Company will be treated as a partnership for Federal income tax purposes.

If, however, the Company qualifies as a “publicly traded partnership”, it will be treated for Federal income tax purposes as a corporation. A “publicly traded partnership” means any partnership (including a limited liability company treated as a partnership for federal income tax purposes) whose interests in such partnership are (or become) (i) traded on an established securities market, or (ii) readily tradable on a secondary market or the substantial equivalent thereof.

Under the Treasury Regulations, an “established securities market” includes national, regional and local exchanges, foreign exchanges that satisfy regulatory requirements, and interdealer quotation systems that regularly disseminate firm buy or sell quotations. We do not intend to list the Units on the New York Stock Exchange, the Nasdaq Stock Market, or on any other exchange or system which would be classified as an established securities market.

In determining whether interests are “readily tradable on a secondary market or the substantial equivalent thereof,” the Treasury Regulations provide that interests in a partnership generally are so tradable if, taking into account all of the facts and circumstances, partners are able to buy, sell or exchange their interests in a manner that is economically comparable to trading on an established securities market, or:

•	The interests are regularly quoted by a broker, dealer or other market maker;

•	There are regular quotes with respect to the interests from any person who stands ready to buy or sell at a quoted price;

•	There are regular and ongoing opportunities for a partner to sell or exchange interests through a public means of obtaining offers or information of offers to buy, sell or exchange; or

•	The opportunity exists for prospective buyers and sellers to transact in a time frame and with the regularity and continuity comparable to the three circumstances described above.

However, interests will not be treated as readily tradable on a secondary market or its substantial equivalent unless the partnership participates in the establishment of the market or the inclusion of its interests in the market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner, admitting the transferee as a partner or otherwise recognizing the rights of a transferee. We do not intend to participate in the establishment of any market that would qualify as a secondary market or the substantial equivalent thereof as described under any of the four circumstances listed above nor do we intend to participate in the inclusion of any of the Units on such a market. Moreover, we do not intend to recognize transfers of Units or other interests made under any of those four circumstances.

•	Treasury Regulations provide a safe harbor which shelters interests from being deemed readily tradable on a secondary market or its substantial equivalent under the general “facts and circumstances” test when there is a “lack of actual trading” of the interests. We intend to allow only those transfers of interests during any taxable year that permit us to qualify under this “lack of actual trading” safe harbor. This safe harbor applies where the sum of the interests in capital or profits transferred during the tax year of the partnership does not exceed 2% of the total interests in capital or profits. For purposes of testing compliance with this safe harbor, the following types of transfers, which are explained below, are ignored:

•	Private transfers;

•	Transfers pursuant to a qualified redemption or repurchase agreement; and

•	Transfers through a qualified matching service.

Private transfers include:

•	Transfers in which the basis of the interest is determined by reference to the transferor’s basis, such as a gift, or is determined under Section 732 of the Internal Revenue Code;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family, as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers involving the issuance of interests by the partnership in exchange for cash, property or services;

•	Transfers involving distributions from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an individual retirement plan;

•	“Block” transfers, which are defined as transfers by a member and any related person as defined in Sections 267(b) and 707(b)(1) of the Internal Revenue Code in one or more transactions during any 30 calendar-day period, of interests which in the aggregate represent more than 2% of the total interests in partnership capital or profits;

•	Transfers pursuant to a plan of redemption or repurchase maintained by the partnership by which the partners may tender their interests for purchase by the partnership, another partner, or a person related to a partner, but only where either the right to purchase is exercisable only upon the partner’s death, disability, mental incompetence, retirement, or termination from active service;

•	Transfers pursuant to a “closed end” redemption plan so that the partnership does not issue any interests after the initial offering and no partner or person related to a partner provides contemporaneous opportunities to acquire interests in similar or related partnerships which represent substantially identical investments;

•	Transfers by one or more partners of interests representing more than 50% of the total interests in the capital and profits in one transaction or series of related transactions; and

•	Transfers not recognized by the partnership.

Transfers are pursuant to a qualified redemption or repurchase agreement only if:

•	The agreement provides that a transfer cannot occur until at least 60 days after the partnership receives written notice of the partner’s intent to exercise the redemption or repurchase right;

•	The agreement provides that the purchase price not be established until at least 60 days after receipt of notification or that the purchase price not be established more than four times during the entity’s tax year; and

•	The sum of the interests in capital or profits transferred during the entity’s taxable year, not including private transfers, does not exceed 10% of the total interests in capital or profits.

Transfers are through a qualified matching service only if:

•	The matching service consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match prospective buyers and sellers of interests;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, or quotes that express an interest in acquiring an interest without an accompanying price, and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not re-entered into the system for at least 60 days after its deletion; and

•	The sum of the interests in capital or profits transferred during the entity’s tax year, not including private transfers, cannot exceed 10% of the total interests in capital or profits.

Under the terms of the Operating Agreement, transfers and assignments of Units in the Company may be deemed null and void if the Managers believe that such transfer or assignment may result in the Company becoming a publicly-traded partnership. We anticipate that Units in the Company will not be traded on an established securities market and will not become readily tradable on a secondary market or the substantial equivalent thereof. If, however, such interests are traded in a manner that causes the Company to be treated as a “publicly traded partnership”, then, depending on the character of its income, the Company would either be treated as a corporation or, alternatively, additional passive loss limitations would apply to further restrict your ability to use your share of income or loss.

If, for any reason, the Company were treated as a corporation for Federal income tax purposes, it would be subject to Federal income tax on any taxable income (including gain on sale) earned at applicable corporate tax rates, reducing the amount of cash available for distribution. You would not be entitled to take into account your distributive shares of the Company’s losses, if any, and distributions would be taxed to you as dividends, to the extent of current and accumulated earnings and profits, and as capital gain, to the extent that any remaining distributions exceed your basis in your Units. Moreover, such distributions would not be deductible by the Company. In addition, you could recognize gain (without the receipt of cash) if the Company’s status for Federal income tax purposes subsequently was deemed to change from a partnership to an association taxable as a corporation.

The balance of this “Federal Income Tax Considerations” section assumes that we will be treated as a partnership for Federal income tax purposes.

Federal Income Tax Consequences of the Ownership of Units

Any person holding a Unit in the Company will treated as a partner of the Company for Federal income tax purposes. The following discussion summarizes certain material Federal income tax consequences of the ownership of Units in the Company.

Taxation of Profits, Gains and Losses

We will not be subject to Federal income tax. Instead, you will be required to report on your Federal income tax return your allocable share of our income, gain, loss, deductions, credits and items of tax preference for the portion of any year during which you are a member. These items will have, in your hands, the same character they have in the Company’s.

You will be entitled to deduct on your personal income tax return, subject to the passive activity loss rules and other limitations discussed herein, your allocable share of allowable losses, if any, to the extent of your tax basis and your amount at-risk with respect to your Units at the end of our tax year. See “Member’s Adjusted Basis,” “At-Risk Provisions,” and “Passive Activity Losses,” below. You will be required to report your allocable share of income or gain without regard to cash distributions. It is possible that you could incur income tax liabilities as a result of such allocation without receiving sufficient distributions from the Company to pay such tax liabilities.

The IRS’s position is that an individual cannot be both a partner in a partnership and an employee of the same partnership. Employee wages are reported on IRS Form W-2 and are subject to both employer and employee shares of employment taxes. In contrast, a partner’s distributive share of income, including any guaranteed payments, are reported on Schedule K-1 and are subject to self-employment tax imposed only on the partner. An employee of the Company who holds Units will not be an employee of the Company for tax purposes and any “wages” paid to the individual will be treated as guaranteed payments. Each member is advised to consult with his or her tax advisor about the consequences of treatment as a partner or employee of the Company for Federal tax purposes.

Allocations Pursuant to the Operating Agreement

For Federal income tax reporting purposes, your distributive share of our income, gain, loss, deduction or credit generally will be determined in accordance with the provisions of the operating agreement. Under the Internal Revenue Code, however, an allocation or portion thereof will be respected only if it either has “substantial economic effect” or is in accordance with the member’s “interest” in the company. If the allocation or portion thereof contained in the operating agreement does not meet either test, the Internal Revenue Service will make the allocation in accordance with its determination of the member’s “interest” in the company.

We believe that the tax allocations as set forth in the operating agreement will be respected as in accordance with the member’s interest in the Company.

Treatment of Distributions

Distributions to you generally will not be taxable to you for federal income tax purposes to the extent of your adjusted basis in your interest immediately before the distribution. See “Member’s Adjusted Basis” below. Cash distributions in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be ordinary income. For this purpose, a reduction in your share of our nonrecourse indebtedness (through repayment of such indebtedness or refinancing of such indebtedness with recourse indebtedness) generally is treated as a distribution to you of cash. See “Recourse and Nonrecourse Debt,” below. Thus, you may be required to recognize income as the result of a deemed distribution even though no cash is actually distributed.

A non-pro rata distribution of money or property may result in ordinary income to you, regardless of your basis in your interest, if such distribution reduces your share of our “unrealized receivables” (including depreciation recapture) and/or substantially appreciated “inventory items.” To that extent, you will be treated as having been distributed your proportionate share of such assets and having exchanged the assets with us in return for the non-pro rata portion of the actual distribution made to you. This latter deemed exchange generally will result in your realization of ordinary income. Such income will equal the excess of (i) the non-pro rata portion of such distribution over (ii) your basis for the share of such assets deemed relinquished in the exchange.

Member’s Adjusted Basis

Your basis in your interest has a significant impact on your ability to be allocated losses and receive distributions (and deemed distributions) without the immediate imposition of tax. Generally, you will be entitled to deduct your allocable share of losses, if any, for a taxable year only in an amount up to your adjusted basis in your interest at the end of such year. Additionally, a cash distribution to you generally will be treated as a tax-free return of capital only to the extent of your adjusted basis in your interest immediately before such distribution. Your adjusted basis in your interest also is relevant in determining gain or loss on the sale or other taxable disposition of your interest. See “Disposition of Units,” below.

Your initial basis in your interest equals the amount you contribute to us in exchange for Units. Your initial basis is increased from time to time by (i) any additional contributions to us that you make; (ii) your proportionate share of taxable and tax-exempt income; and (iii) your proportionate share of nonrecourse indebtedness, if any. Your basis will be decreased from time to time, but not below zero, by (i) cumulative cash distributions to you (including your proportionate share of decreases in our nonrecourse indebtedness); (ii) your allocable share of losses and deductions; and (iii) your allocable share of nondeductible expenditures that are not properly chargeable to a capital account for Federal income tax purposes. In general, your share of nonrecourse indebtedness is determined in accordance with the percentage in which you share in “profits” (which percentage, if specified in the operating agreement, will be controlling provided certain limitations are complied with).

Recourse and Nonrecourse Debt

The characterization of debt as recourse or nonrecourse is relevant in determining (i) your adjusted basis in your interest and (ii) the amount of “partnership minimum gain.” Treasury Regulations define recourse liability as liabilities as to which a member bears the economic risk of loss. An economic risk of loss exists when a member (or person related to the member) would be obligated to make a payment to the creditor or to us with respect to the liability, and would not be entitled to any reimbursement by another member or by us, if all of our liabilities were due in full, our assets were worthless and disposed of in taxable transactions, and all allocations of income and loss were made among our members. Treasury Regulations similarly define “partner nonrecourse debt” as a debt that is otherwise nonrecourse to us for certain purposes but as to which a member (or person related to the member) bears the economic risk of loss. Treasury Regulations define a nonrecourse liability as one as to which no member (or person related to a Member) bears the economic risk of loss. A liability may be recourse in part and nonrecourse in part. The Company expects that its initial debt financing will be nonrecourse.

It is possible that as a result of a refinancing or other circumstances all or a portion of our debt, if any, may become debt that is treated as recourse debt for tax purposes, thereby triggering the operation of the minimum gain chargeback or the qualified income offset provisions and causing our members to be allocated gross income or gain, possibly in substantial amounts and limiting the amount of losses that may be allocated to, or deductible by, them, or alternatively, may cause a deemed distribution to the members that would be taxable to the extent it exceeds their basis in their interests. In that event, it is possible that a substantial portion of the distribution of refinancing proceeds, if any, and all subsequent distributions of cash to you will be taxable to you (or will correspond to a taxable allocation). Furthermore, such allocation or taxable distribution may occur without an actual distribution of cash to you. We do not anticipate incurring significant debt.

Passive Activity Losses

The Internal Revenue Code substantially limits the ability of certain taxpayers to use losses sustained in “passive activities” to offset other taxable income. The losses affected are those from all businesses in which they do not “materially participate” and from most rental activities, which we collectively refer to as “passive activities”. Such losses would be allowed only to the extent of income from these types of activities. Because of this limitation, net losses from passive activities cannot be used to offset earned income, income from participatory businesses, or portfolio income, such as interest, dividends, royalties and nonbusiness capital gains. Any losses in excess of income from passive activities can be carried forward indefinitely to offset future income from such activities, including gain from the eventual sale or disposition of the entire activity, but not including “portfolio income.” Losses from an activity that have not been allowed as of the time of the complete disposition of the activity generally are allowable at such time. For purposes of the passive activity loss rules, interest expense attributable to debt incurred to purchase or carry an interest in a passive activity is deemed a passive activity deduction and thus is subject to the same limitations.

Certain income earned in the course of a passive activity, such as any interest earned on working capital, is treated as portfolio income. As a result, such income would be taxable currently even though the activity as a whole produces net losses, because these losses, as passive activity losses, could not be used to offset the portfolio income. Treasury Regulations permit portfolio income to be offset only by interest expense properly allocable to that income or by expenses other than interest expenses that are clearly and directly allocable to that income; thus, our general overhead expenses cannot be allocated to portfolio income. Furthermore, the Treasury Department has broad authority to issue regulations, including the authority to indicate what deductions may be considered allocable to (and thus deductible against) the portfolio income just described and the authority to classify activities as being or not considered to be passive activities.

The conduct of our business should, with respect to a member, constitute a passive activity. Thus, your distributive share of our income or loss will be treated as income or loss from a passive activity. Therefore, to the extent we have net losses in a taxable year, your distributive share of such net losses (to the extent not limited by reason of the at-risk limitations, see “At-Risk Provisions,” below, or by reason of basis limitations, see “Member’s Adjusted Basis,” above), as well as any interest expense attributable to debt incurred by you to purchase or carry your interest, will be allowable only to the extent of your net income, if any, from other passive activities or subsequent income from us, other than portfolio income.

At-Risk Provisions

The “at-risk” provisions limit the deductibility of certain losses and in some circumstances require that amounts be included in income. Under these at-risk provisions, an individual taxpayer may not deduct losses from a trade or business activity except to the extent he is considered “at-risk” with respect to the activity. The amount a taxpayer is considered at-risk includes money contributed to the activity and certain amounts borrowed with respect to the activity. Borrowed amounts are at-risk to the extent (i) the taxpayer (a) is personally liable for the repayment of the borrowing or (b) has pledged, as security for the borrowing, property that is neither used in the activity nor directly or indirectly financed by debt secured by property used in the activity, and (ii) the lender neither has an interest in the activity nor is related to a person who does. A taxpayer is not considered at-risk to the extent he is protected against loss through guarantees or similar arrangements.

A taxpayer’s amount at-risk is increased by income from the activity but reduced by deductions permitted under the at-risk limitation and by distributions from the activity. Losses not deductible because of the at-risk limitation may be carried forward to succeeding years and deducted when, as, and if the taxpayer’s amount at-risk is sufficient. In addition, when a taxpayer has been permitted under the at-risk limitation to take losses and his amount at-risk is subsequently reduced to less then zero (for example, by distributions), he is required to include in income an amount equal to the lesser of such previously allowable losses or his negative at-risk amount.

If a member’s amount at-risk is reduced to zero, allocations of net losses generally will not be immediately deductible and any distributions to such member generally would cause the member to recapture previously allowable losses up to the amount of such distributions to the extent that the member were able to use such previous losses against income from other passive activities.

If you do not use your allocable share of net losses, if any, against income other than income from us, you will not be adversely affected by the at-risk rules, since these rules merely prevent the use of losses against income from other activities or cause the recapture of such losses.

Disposition of Units

You may sell or otherwise dispose of your Units only under strictly limited circumstances and, in any event, it is not anticipated that there will be a market for the resale of Units. If, however, you do sell or otherwise disposes of all or some of your Units, the excess, if any, of the amount realized on the sale over your adjusted basis in the disposal of your Units will be taxable gain to you. The sum of cash received (including for this purpose the amount of any reduction in your allocable share of our nonrecourse debt, if any, see “Member’s Adjusted Basis” above) and the fair market value of any property received other than money will be treated as an amount realized from a sale of your Units and will result in taxable gain to the extent that such amount realized exceeds your adjusted basis in the Units. If you have held your Units for more than one year, any gain you recognize generally is treated as long-term capital gain. That portion of your gain allocable to (a) deprecation recapture, determined as if your proportionate share of our assets had been sold at that time and (b) “unrealized receivables” will be treated as ordinary income.

Since the amount realized on the disposition of your interest includes the amount of nonrecourse debt, if any, allocable to your interest, the gain recognized may result in a tax liability substantially in excess of the cash proceeds, if any, from such disposition.

Transfers of property by gift and on your death generally are not taxable transfers and do not result in the recognition of gain or loss. On the transfer of an interest by gift, however, the donor will be considered to have realized an amount equal to his effective share of our nonrecourse debt, if any, and will recognize capital gain or ordinary income (in the same manner as if the donor had sold his interest) if this amount realized exceeds the donor’s adjusted basis in the interest transferred. Suspended passive activity losses, if any, incurred by the donor of all of his interest will be added to the adjusted basis of his interest immediately before the gift and therefore, should be available to offset such gain.

Net capital gain on the sale of assets held for more than 12 months is taxed at a maximum Federal income tax rate of 15%. The maximum marginal tax rate of an individual on ordinary income is 35%. Gain from a sale of all of member’s interest, to the extent attributable to passive activities, generally will constitute passive activity income against which passive activity losses may be deducted.

Under the Internal Revenue Code, if you transfer your interest in us, you will be required to notify us in writing within 30 days after the transfer (or, if earlier, by January 15 of the calendar year following the calendar year of the transfer). The notification must include the name and address for you and the transferee, your taxpayer identification number, the taxpayer identification number of the transferee (if known), and the date of the transfer. Failure to notify us may result in a penalty of $50. In addition, we are required to report to the IRS on Form 8308 such names, addresses, identification numbers and date, and such other information as may be required by the form, generally as an attachment to its annual Form 1065. A copy of Form 8308 must also be supplied to you and the transferee.

Election to Adjust Asset Basis

The Internal Revenue Code provides for the adjustment to the basis of our assets for measuring both depreciation and gain upon certain distributions of the assets or transfers of the Units by making an election under Section 754 of the Internal Revenue Code (“Section 754 Election”). The making of a Section 754 Election by the Company would permit a subsequent purchaser of Units to have his share of the basis in our assets adjusted to reflect the price at which he purchased his interest. This adjustment could permit a purchaser to claim higher (or lower) deductions for depreciation than he would otherwise be able to claim. This adjustment also could affect the amount or the character of gain or loss such purchaser would recognize upon a sale or disposition of our assets or upon a sale or disposition of his Units. We may at our sole discretion and at any time make a Section 754 Election. In the event that such an election is made, we would make the basis adjustments and calculate depreciation deductions in accordance with such adjustments only for those transferee members who advise us of this obligation with sufficient information to enable us to determine when, and at what price, the transferee members acquired their interests. In the case of a transferee member who does not advise us of such information, we will attempt to supply such transferee member with reasonably available information that would permit such transferee member to make the required basis adjustment calculation and to determine the depreciation deduction accordingly. If we do not make a Section 754 Election, then a transferee member who purchases an interest from a member who recognizes gain on the sale would not receive the current benefits of added depreciation deductions and upon a subsequent disposition of all or a portion of our assets, such transferee member may be required to recognize taxable income even though he does not realize any economic profit.

Our Operating Agreement provides that our Managers have discretionary authority to make a Section 754 Election. Depending on the circumstances, the value of Units may be affected positively or negatively by whether or not we make a Section 754 Election. Once made, a Section 754 Election is irrevocable unless the IRS consents to its revocation. The Internal Revenue Code provides that a partnership or limited liability company is responsible for determining the basis adjustments; however, the Unit transferees are required to report the basis adjustments. If we elect to make a Section 754 Election, we will notify the members of the manner in which to comply with applicable rules.

Alternative Minimum Tax

The Internal Revenue Code contains an alternative minimum tax that may reduce the benefits to our members of their investment. For individuals at the highest marginal alternative minimum tax rates, the individual alternative minimum tax is 28% of alternative minimum taxable income, or AMTI, in excess of certain exemption amounts. The alternative minimum tax is payable to the extent that it exceeds the “regular” Federal income tax payable for that year. No credits other than the foreign tax credit may be applied against the alternative minimum tax.

Although we will not be subject to the alternative minimum tax, you are required to take into account on your own tax return your shares of our tax preference items and adjustments in order to compute alternative minimum taxable income. We do not expect to generate significant items of tax preference. Since the impact of this tax depends on your particular situation, you are urged to consult your own tax advisors as to the applicability of the alternative minimum tax with respect to an investment in us.

Small Producer Ethanol Credit

The Internal Revenue Code allows a credit against tax for alcohol used as a fuel. The alcohol fuels credit has three components, one of which is the small ethanol producer credit (“Ethanol Credit”). The Ethanol Credit is an income tax credit of 10 cents per gallon for up to 15 million gallons of annual ethanol production by an eligible small ethanol producer. An eligible producer is one with productive capacity for alcohol of 60 million gallons or less. If the producer is a pass-through entity such as a limited liability company, the credits are passed through to the members in proportion to their percentage interest in production revenues. Our anticipated annual capacity is 100 million gallons; therefore, we do not expect to qualify as a small ethanol producer and no ethanol credits will be available to our members.

Qualified Production Activities Deduction

The Internal Revenue Code provides a special deduction for both regular tax and alternative minimum tax purposes that is based on a specified percentage of qualified production activity income (“QPAI”). QPAI is a net income concept that should include gross income from the production of ethanol reduced by costs of production and other direct and indirect costs that are properly allocable to production activities. The specified percentage is 3% for taxable years beginning in 2006, 6% for taxable years beginning in 2007, 2008 and 2009, and 9% thereafter. If the producer is a pass-through entity such as a limited liability company, the deductions are passed through to the members. The deduction cannot exceed the member’s taxable income and it is limited to 50% of wages attributable to the qualified production activity. The deduction also may be limited by passive activity loss rules, carrybacks and carryovers. IRS Form 8903 must be used by taxpayers in claiming the deduction. The qualified production activities deduction is solely for income tax purposes. The deduction does not result in an expenditure of cash by the Company nor the disposition of any Company asset; therefore, the deduction does not decrease the member’s capital account, nor does it reduce any entitlement of the members to a current or future cash distribution.

Dissolution

Our dissolution will involve the distribution to our members of the assets, if any, remaining after payment of all of our debts and liabilities and the retention of appropriate reserves. Upon our dissolution, your interest in us may be liquidated by one or more distributions of cash or other property. In general, neither of us recognizes gain or loss in most cases. You will recognize gain only to the extent that cash distributed to you exceeds your adjusted basis in your interest. You will recognize loss only if specified types of assets are distributed in liquidation of your interest. Your basis in distributed assets generally is equal to your adjusted basis in your interest in us immediately before the distribution, plus (or minus) gain (or loss) recognized in connection with the distribution. We will not recognize gain or loss upon distribution of our assets in liquidation.

If for any reason (for example, by reason of economic distortions created by the minimum gain chargeback provisions and the failure of the manager to request a waiver of those provisions from the IRS or the failure of the IRS to grant such a waiver, or by reason of distortions created by the qualified income offset provisions or unanticipated events), the members’ positive capital account balances at the time of liquidation are not as anticipated, the tax consequences of distributions on liquidation may be different than anticipated.

It is anticipated that there will be no public market for the Units, and you may not, therefore, be able to liquidate your investment even if the Units are otherwise transferable. However, if you should sell or exchange all or a portion of your Units, gain or loss will be recognized, measured by the difference between (1) the fair market value of any property and any cash received on the sale or exchange and (2) the your adjusted basis in your Units. A 15% maximum rate applies to the taxable sale of property held as a capital asset held for more than 12 months. Gain or loss recognized upon the sale or exchange of Units would be taxable as capital gain or loss. Under general rules restricting the deductibility of capital losses, a holder of a Unit will be able to deduct per year no more than $3,000 of net capital losses (i.e., capital losses in excess of capital gains). Any unused capital losses may generally be carried forward and deducted in future years until fully utilized.

State Taxation

While a partnership is not generally subject to state income taxes in most states, its partners may be subject to state income taxes on their respective shares of partnership income, gain, loss and deduction in the state in which they reside and the states in which the partnership does business. Because the income tax laws of the states vary from state to state, each member is urged to consult a tax advisor for advice as to state and local taxes that may be payable by reason of his or her receipt and retention of Units in the Company.

Other

Audit of Income Tax Returns

The IRS may audit our tax returns and may disagree with the tax positions we have taken on such returns. If challenged by the IRS, the tax position taken on the returns may not be sustained by the courts. An audit of our tax returns could lead to separate audits of your tax returns, which could result in adjustments attributable to items that may or may not be related to us.

IRS Audit Procedures

Unified audit rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, these rules are applicable to us and our members.

These rules allow the IRS to challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. However, the IRS must still assess any resulting deficiency against each taxpayer who was a partner in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for the partner’s own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

IRS rules establish the “Tax Matters Partner” as the primary representative of a partnership in dealings with the IRS. As set forth in our operating agreement, the Board will designate a qualifying member of the Company to serve as the “Tax Matters Partner.”

The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profits interest is less than one percent. After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnership’s principal place of business is located, or the Claims Court.

Elective Procedures for Large Partnerships

The Internal Revenue Code allows partnerships that have more than 100 partners to elect streamlined procedures for income tax reporting and IRS audits. This election reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which eases the burden on their tax preparers.

If the election is made, IRS audit adjustments generally will flow through to the members for the year in which the adjustment takes effect. However, the entity may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the entity and multiplying that amount by the highest tax rate, whether individual or corporate. A member may not file a claim for credit or refund of his or her allocable share of the payment.

Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the entity, rather than the members individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for federal income taxes, interest, or penalties that an electing large partnership is required to make, is non-deductible.

Under the electing large partnership audit rules, a member is not permitted to report any partnership items inconsistently with the partnership return, even if the member notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a member as a mathematical or clerical error and immediately assess any additional tax against that member. The IRS is not required to give notice to individual members of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the entity itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the entity’s principal place of business is located, or the Claims Court. However, only the partnership, and not the members individually, can petition for a readjustment of partnership items.

We will review the large partnership procedures with our legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the large partnership procedures.

It should be emphasized that the foregoing is only a summary of certain important federal tax consequences of, or relating to, your receipt and retention of your Units. In view of the foregoing, you should consult with your own tax advisor with regard to all tax aspects as they pertain to your particular situation.

PLAN OF DISTRIBUTION

General Terms of the Offering

Our officers and Managers will sell the Units in this offering on our behalf directly to investors on a direct primary basis without the assistance of an underwriter. We do not consider our officers and Managers to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be, in the business of effecting transactions in securities for the accounts of others. Their participation in the offering of securities is limited to this transaction and not part of a general business of effecting securities transactions. Each of these individuals has substantial operational responsibilities to us during and after the offering. They have not received, and will not receive, any compensation or commissions based, directly or indirectly, upon the sale of the Units.

Subscriptions by investors will require a cash payment equal to the total subscription amount together. Investors will also be required to sign a subscription agreement and a signature page to our Operating Agreement. The signature page to our Operating Agreement will document the investor’s agreement to be bound by that agreement. All subscriptions are subject to approval by our Board of Managers and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion.

The offering will end upon the earliest to occur of (1) our acceptance of subscriptions for Units for the maximum offering amount of $110,000,000, (2) [one year from the effective date of this registration statement], or (3) our termination or abandonment of the offering. We may end the offering any time after the acceptance of subscriptions for units equaling the minium amount of $60,000,000 prior to [one year from the effective date of this registration statement].

Subscriptions will be held in escrow until the earliest to occur of our receipt of (a) $60,000,000 or more in offering proceeds and (b) written debt financing commitments which, combined with the offering proceeds and the $2,120,000 raised in a previous private placement offering, would equal at least $190,000,000. If these conditions are not satisfied on or prior to [one year from the effective date of this registration statement], or if we decide to terminate and abandon the offering at any time, we will promptly return the subscriptions to investors, with interest on the cash payment held in escrow.

At any time that we do satisfy the conditions to release the subscriptions from escrow, we may release the subscriptions from escrow, complete our debt financing, execute a design/build agreement for our plant and commence construction of the plant. However, even if we satisfy the conditions for the release of subscriptions from escrow and close the escrow, we may elect to continue this offering with the intent to raise additional funds, up to the $110,000,000 maximum amount of the offering, and thereby reduce the amount of debt financing required for our project. In no event, however, will the offering continue after [one year from the effective date of this registration statement].

We reserve the right to terminate the offering at any time, to waive conditions to the purchase of Units, and to reject subscriptions for Units in whole or in part for any reason in our sole discretion. If we decide to abandon the project for any reason before release of the subscriptions from escrow, we will terminate the offering and return all subscriptions received. If we abandon the project after release of the subscriptions from escrow, we will liquidate in accordance with the provisions of our Operating Agreement.

After the offering, we will have 32,120,000 Units issued and outstanding if we sell the minimum number of Units offered and 57,120,000 Units issued and outstanding if we sell the maximum number of Units offered. These figures include 2,120,000 Units issued in our previous seed capital financings.

Our Managers and officers and their affiliates may purchase Units in this offering. In addition, it is possible that some of our consultants, contractors and business partners, or their affiliates, may invest in this offering. We may also sell Units to institutional investors. Units purchased by these investors may be sold for the purpose of satisfying the conditions to the release of subscriptions from escrow or otherwise to maximize the fund available to capitalize our project. Units acquired by these purchasers will be subject to the same terms, including restrictions on transfer, that apply to Units held by other Unit holders under our Operating

Agreement. However, these purchasers, individually or jointly, may acquire enough Units to influence the manner in which we are managed, which could result in policies and decisions which are more beneficial to them than to our other Unit holders.

We estimate that we will incur offering expenses of approximately $125,000 in connection with this offering.

Subscription Procedures

In order to purchase Units, investors must: (1) complete and sign the subscription agreement included in Appendix D to this prospectus; (2) prepare a check payable to “U.S. Bank, Escrow Agent for Bootheel Agri-Energy, LLC” in the amount of the total purchase price for the Units for which the subscription is made, (3) sign a copy of the signature page of our Operating Agreement; and (4) mail or deliver items (1) through (3) to us at:

Bootheel Agri-Energy, LLC,
1214 Linn Street
Sikeston, Missouri 63801

These documents and the cash portion of the subscription will be deposited in escrow with           Bank, our escrow agent for the offering, subject to release to us or return to investors in accordance with the terms of an escrow agreement between us and the escrow agent. If you have any questions regarding the subscription process, you may contact us at the above address, by telephone at (573) 471-9952.

Investors may not revoke their subscriptions, but each subscription is subject to our acceptance or rejection. Our decision to accept or reject subscriptions will be made at the time subscriptions are released from escrow and thereafter as subscriptions are received. Thus, we will not consider acceptance or rejection of subscriptions until after we have received subscriptions from investors totaling at least $60,000,000. Subscriptions will be accepted only when we countersign the related subscription agreements. Copies of countersigned signature pages will be returned to investors promptly after acceptance. Accepted subscriptions will become the property of our Company. Rejected subscriptions, including the cash payment, the subscription agreement, signature page to our Operating Agreement and related documents will be returned to investors promptly after rejection, together with any interest earned on cash in escrow.

Subscription Agreement

Our subscription agreement, when signed and delivered by an investor to our escrow agent or us, will be an irrevocable offer by the investor to purchase Units in the amount provided in the agreement. In the subscription agreement, each investor will be required to make representations to us that the investor has received a copy of this prospectus, and the appendices and any supplements to this prospectus; that the investor understands the risks associated with an investment in the Units; that the investor is purchasing Units for the purpose of investment and not for resale; that the investor is aware that the Units are subject to significant restrictions on transfer; that the investor has no agreement or arrangement to sell or otherwise transfer or dispose of the Units or any interest in the Units to any other person; that the investor has been encouraged to rely upon the advice of the investor’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to an investment in our Units; and that an investment in the Units is suitable for the investor. In addition, the subscription agreement contains a statement that the investor agrees to be bound by our Operating Agreement. The subscription agreement also requires information about the registration of the investor’s Units, the nature of the investor’s ownership, the investor’s residence, and the investor’s taxpayer identification or social security number and status as an at-risk agricultural producer. Subscription agreements are subject to approval and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion. Investors should review the representations and other provisions of the subscription agreement carefully before signing it.

Signature Page to Operating Agreement

By signing the signature page to our Operating Agreement, each investor will agree to be bound by the Operating Agreement as a member of Bootheel Agri-Energy, LLC and as a holder of our Units. Although the signature page will be separate from the Agreement itself for convenience of completing subscriptions, investors are encouraged to read carefully and thoroughly the full text of the Operating Agreement which is contained as Appendix C to this prospectus.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with U.S. Bank, as escrow agent under an escrow agreement. The items deposited with the escrow agent will include the original subscription agreement, cash payment, executed signature page to our Operating Agreement and identity information submitted by each investor. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: (a) the subscription proceeds in the escrow account must equal or exceed the minimum offering amount of $60,000,000 and (b) we must have received written debt financing commitments which, combined with the offering proceeds and the $2,120,000 we raised in a previous private placement offering, would equal at least $190,000,000. If these conditions of release are not satisfied on or prior to [one year from the effective date of this registration statement] or if we decide to terminate and abandon the offering at any time prior to release of subscriptions from the escrow, the escrow agent will promptly return all subscriptions to investors, together with nominal interest on the cash amount of the subscriptions deposited with the escrow agent.

The escrow agent will invest the escrowed funds in short-term bank certificates of deposit, short-term U.S. government securities, money market funds, repurchase agreements or other instruments intended to protect the principal amount of the escrowed funds.

           Bank is acting solely as the escrow agent for our offering of Units and has not reviewed this prospectus, recommended the Units or acted in any other capacity in this offering.

Advertising, Sales and other Promotional Materials

In addition to this prospectus, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. Although these materials will not contain information in conflict with the information provided by this prospectus, these materials will not give a complete understanding of this offering, our Company or the Units and are not to be considered part of this prospectus. This offering is made only by means of this prospectus and prospective investors must read and rely on the information provided in this prospectus in connection with their decision to invest in the Units.

No Certification of Units

No certificates will be issued to represent the Units. We will register the Units issued to investors in our Unit ledger with the name and address of the Unit holder, the number of Units purchased and the total capital contributions of the holder made in respect of the Units owned. The amount of each Unit holder’s capital contribution will be credited to the holder’s capital account in accordance with our Operating Agreement.

LEGAL MATTERS

The validity of the issuance of the Units will be passed on for us by Bryan Cave LLP.

From time to time and in the ordinary course of its business, we may be named as a defendant in legal proceedings related to various issues, including worker’s compensation claims, tort claims and contractual disputes. We are currently involved in no such legal proceedings and are not aware of any potential claims that could result in the commencement of legal proceedings. We intend to carry insurance that will provide protection against certain types of claims.

EXPERTS

McGladrey & Pullen, LLP, independent registered public accounting firm, has audited our financial statements as of December 31, 2005 and for the period then ended as stated in their report appearing elsewhere in this prospectus and registration statement. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from McGladrey & Pullen, LLP, given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as our transfer agent and registrar.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement including the exhibits and schedules thereto are filed with the Commission and may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
Financial Report
December 31, 2005

Report of Independent Registered Public Accounting Firm
To the Board of Managers
Bootheel Agri-Energy, LLC
Bell City, Missouri
We have audited the accompanying balance sheet of Bootheel Agri-Energy, LLC (a development stage company) (the Company) as of December 31, 2005, and the related statements of operations, members’ equity and cash flows for the period from September 26, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bootheel Agri-Energy, LLC as of December 31, 2005, and the results of its operations and its cash flows for the period from September 26, 2005 (date of inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.
Des Moines, Iowa

November 6, 2006

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

December 31, 2005
ASSETS

CURRENT ASSETS
Cash and cash equivalent	$2,064,910

TOTAL CURRENT ASSETS	2,064,910

PROPERTY AND EQUIPMENT
Office equipment	8,588
Accumulated depreciation	(166)

8,422

TOTAL ASSETS	$2,073,332

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$571

TOTAL CURRENT LIABILITIES	571

COMMITMENT AND CONTINGENCIES

MEMBERS’ EQUITY
Capital contributions	2,160,000
Deficit accumulated during development stage	(87,239)

2,072,761

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,073,332

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

Period from
September 26, 2005
(Date of Inception)
to December 31, 2005
REVENUES	$—

OPERATING EXPENSES
Project development	57,472
Professional fees	5,082
General and administrative	13,640
Offering cost expensed	21,808

98,002

OPERATING LOSS	(98,002)

INTEREST INCOME	10,763

NET LOSS	$(87,239)

EARNINGS PER UNIT	$(0.04)

WEIGHTED AVERAGE OF UNITS OUTSTANDING	2,160,000

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF MEMBERS’ EQUITY

BALANCE — September 26, 2005 (Date of Inception)	$—

Founding member contributions - 2,160,000 units issued at $1 per unit — Note B	2,160,000

Net loss	(87,239)

BALANCE — December 31, 2005	$2,072,761

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

Period from
September 26, 2005
(Date of Inception)
to December 31, 2005
OPERATING ACTIVITIES
Net loss	$(87,239)
Charges to net loss not affecting cash Depreciation	166
Increase in current liabilities, accounts payable	571

NET CASH USED IN OPERATING ACTIVITIES	(86,502)

INVESTING ACTIVITIES, purchase of office equipment	(8,588)

FINANCING ACTIVITIES, members contributions	2,160,000

NET INCREASE IN CASH	2,064,910

CASH — beginning of period	—

CASH — end of period	$2,064,910

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
PRINCIPAL BUSINESS ACTIVITY — Bootheel Agri-Energy, LLC, (a Delaware Limited Liability Company) was organized with the intentions of developing, owning and operating a 100 million gallon ethanol manufacturing facility to be located in Southeastern Missouri. Construction is anticipated to begin and expected completion in 2007. As of December 31, 2005, the company is in the development stage with its efforts being principally devoted to organizational and equity raising activities.
USE OF ESTIMATES — The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.
FISCAL REPORTING PERIOD — The company has adopted a fiscal year ending December 31 for financial reporting purposes.
CASH AND CASH EQUIVALENTS — The company maintains its accounts at more than one financial institution. At times throughout the year, the company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.
DEFERRED OFFERING COSTS — The company defers costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed. These costs totaled none as of December 31, 2005.
PROPERTY AND EQUIPMENT — Property and equipment are stated at the lower of cost or estimated fair value. Depreciation is computed using the straight-line method over the estimated useful lives of five years for office equipment once the asset is placed into service. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.
GRANT INCOME — The company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. Grant income totaled none as of December 31, 2005.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
EARNINGS PER UNIT — Basic and diluted earnings per unit are computed using the weighted average number of units outstanding during the period.
FAIR VALUE OF FINANCIAL INSTRUMENTS — The carrying amounts for the accounts receivable, accounts payable and accrued expenses approximate fair value.
INCOME TAXES — The company is organized as a limited liability company under Delaware state law. Under this type of organization, the company is treated as a partnership for federal and state income tax purposes with the earning passing through to the members and being taxed at the member level. Accordingly, no income tax provision has been calculated.
NOTE B: MEMBERS’ EQUITY AND SUBSEQUENT EVENT
The Company was formed on September 26, 2005 to have a perpetual life. The company has one Class A membership unit with each unit representing a pro rata ownership interest in the company’s capital, profits, losses and distributions. Income and losses are allocated to all members in proportion to units held. Transfer of units is restricted pursuant to the operating agreement and requires approval of the board of managers.
The company was initially capitalized by the funding members who contributed a total of $2,120,000 in exchange for 2,120,000 units at $1.00 per unit. A private placement memorandum was initiated on February 24, 2006.
On June 2, 2006, due to circumstances involving the private placement offering, the board of managers decided to terminate the private offering and reimburse the original subscription deposits. Subsequent to period end, the company is preparing a public offering to raise equity. The public placement memorandum offers a minimum of 30,000,000 Class A units and a maximum of 55,000,000 Class A units at $2.00 per unit. An investor must purchase a minimum of 10,000 units with additional purchase increments of 5,000 units. Subscriptions for units will require a cash payment of at least 5% of the total subscription amount together with a promissory note for the balance. The minimum amount which must be purchased in the offering in order for the offering to close successfully is $60,000,000 and the maximum offering amount is $110,000,000. The proceeds from the sale of units in the offering will not be sufficient to pay for all construction and start-up costs. Depending on the amount raised in the offering, the company will require debt financing ranging from approximately $80,000,000 to $130,000,000 in order to fully capitalize the project.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
The offering will close upon the earliest of acceptance of subscriptions for units equaling the maximum amount of $110,000,000, one year from the effective date of the offering, or the company’s termination or abandonment of the offering.
NOTE C: COMMITMENTS AND CONTINGENCIES AND SUBSEQUENT EVENTS
Consulting
In December 2005, the company entered into an agreement with an unrelated party for project development services. Services included under the agreement include: preparing a business plan and a financial plan; assistance in initial screening of qualified ethanol process design/build and engineering firms; assistance with contract negotiations; planning the equity marketing effort and securing debt financing. The agreement requires the company to pay a monthly retainer of $10,000 per month plus travel expenses and other approved expenses. The maximum retainer during the agreement may not exceed $120,000 without written modifications of the agreement. In addition, the company agrees to pay a success fee of $1,000,000 upon closing by the company with its project lender(s) providing for all financing, including senior and subordinated debt, and any other project financing characterized by debt obligations as required by the project’s Senior Debt lender. Prior to successful financial closing all equity raised must be from sources satisfactory to the company. As of December 31, 2005 $22,472 was incurred under this agreement.
Construction Contracts
In November 2005, the company entered into an agreement with an unrelated party preparing the necessary applications for permits to construct the ethanol plant. The company is required to pay the consultant a total of $67,900 for air permitting services and for a cultural and archaeological survey. The agreement may be terminated at any time by either party upon seven days prior written notice. As of December 31, 2005 none was incurred under this agreement.
In March 2006, the company entered into an agreement with an unrelated party for a letter of intent to design and construct the proposed plant. Upon execution of the letter of intent, contractors and engineers will conduct air permit support data, site and general arrangement drawings, project specifications, financial model support, and lump sum pricing proposal. The cost for the services is $185,000.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
In May 2006, the company entered into an agreement with a track and civil design contractor, an unrelated party, to provide feasible track concepts, preliminary design, and final design. The estimated cost for the feasible track concept is $7,500. The cost for the preliminary and final design is unknown until the design of the track is determined; however, the cost will be 4% of track construction costs.
In June 2006, the company entered into a design services agreement with a general contractor, an unrelated party, for phase 1 design services in connection with the construction of the 100 million gallon production per year ethanol plant. Phase 1 design services to be provided by the general contractor include providing, amount other things, site plan, process engineering package, and site scheduling. The cost for the phase 1 design service agreement is $368,000.
In June 2006, the company entered into an agreement with an unrelated party to perform geotechnical investigation at the proposed project site. The geotechnical investigation will include drilling, in-situ testing, sampling, laboratory testing, site-specific seismic study, various analysis, and recommendations for the design and construction of the planned facilities. The cost for the geotechnical investigation is $44,210.
Land Option
In February 2006, the company entered into a land option to purchase approximately 158 acres of land for $792,100. The option period will continue for eighteen months from the effective date. The company paid $10,000 for the option fee. If the option is exercised, the option fee will be applied to the purchase price of the land. If the option expires, the optionor will be entitled to retain the option fee.
Lease
In April 2006, the company entered into a lease agreement, an unrelated party, to lease a 1500 square feet office building. The term of the lease agreement is twelve months and the monthly lease payment is $750.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30, 2006
	(Unaudited)	December 31, 2005
ASSETS

CURRENT ASSETS
Cash and cash equivalent	$990,676	$2,064,910
Interest receivable	733	—
Prepaid expenses	3,122	—

TOTAL CURRENT ASSETS	994,531	2,064,910

PROPERTY AND EQUIPMENT
Office equipment	12,548	8,588
Land improvements	4,466	—

	17,014	8,588
Accumulated depreciation	(1,769)	(166)

	15,245	8,422

OTHER ASSETS
Land option	10,000	—
Deferred offering costs	165,797	—

	175,797	—

TOTAL ASSETS	$1,185,573	$2,073,332

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$133,741	$571
Accrued expenses	2,180	—

TOTAL CURRENT LIABILITIES	135,921	571

COMMITMENT AND CONTINGENCIES

MEMBERS’ EQUITY
Capital contributions	2,120,000	2,160,000
Deficit accumulated during development stage	(1,070,348)	(87,239)

	1,049,652	2,072,761

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,185,573	$2,073,332

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

			Period from
		Period from	September 26, 2005
	Nine months ending	September 26, 2005	(Date of Inception)
	September 30, 2006	(Date of Inception)	September 30, 2006
	(Unaudited)	to December 31, 2005	(Unaudited)
REVENUES	$—	$—	$—

OPERATING EXPENSES
Project development	877,206	57,472	934,678
Professional fees	83,768	5,082	88,850
General and administrative	76,838	13,640	90,478
Offering cost expensed	134,365	21,808	156,173

	1,172,177	98,002	1,270,179

OPERATING LOSS	(1,172,177)	(98,002)	(1,270,179)

OTHER INCOME
Grant income	135,000	—	135,000
Interest income	54,068	10,763	64,831

	189,068	10,763	199,831

NET LOSS	$(983,109)	$(87,239)	$(1,070,348)

EARNINGS PER UNIT	$(0.46)	$(0.04)	$(0.50)

WEIGHTED AVERAGE OF UNITS OUTSTANDING	2,130,588	2,160,000	2,138,320

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF MEMBERS’ EQUITY

BALANCE — September 26, 2005 (Date of Inception)	$—

Founding member contributions - 2,160,000 units issued at $1 per unit — Note B	2,160,000

Net loss	(87,239)

BALANCE — December 31, 2005	2,072,761

Redemption of 40,000 units at $1 per unit	(40,000)

Net loss	(983,109)

BALANCE — September 30, 2006	$1,049,652

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			Period from
		Period from	September 26, 2005
	Nine months ending	September 26, 2005	(Date of Inception)
	September 30, 2006	(Date of Inception)	September 30, 2006
	(Unaudited)	to December 31, 2005	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(983,109)	$(87,239)	$(1,070,348)
Charges to net loss not affecting cash Depreciation	1,603	166	1,769
Increase in current assets
Prepaid expenses	(3,122)	—	(3,122)
Interest receivable	(733)	—	(733)
Increase in current liabilities
Accounts payable	76,142	571	76,713
Accrued payroll taxes	2,180	—	2,180

NET CASH USED IN OPERATING ACTIVITIES	(907,039)	(86,502)	(993,541)

INVESTING ACTIVITIES
Purchase of office equipment	(8,426)	(8,588)	(17,014)
Payment of land option	(10,000)	—	(10,000)

NET CASH USED IN INVESTING ACTIVITIES	(18,426)	(8,588)	(27,014)

FINANCING ACTIVITIES
Payments of deferred offering costs	(108,769)	—	(108,769)
Member contributions	—	2,160,000	2,160,000
Member redemption	(40,000)	—	(40,000)

NET CASH PROVIDED BY/USED IN FINANCING ACTIVITIES	(148,769)	2,160,000	2,011,231

NET INCREASE IN CASH	(1,074,234)	2,064,910	990,676

CASH — beginning of period	2,064,910	—	—

CASH — end of period	$990,676	$2,064,910	$990,676

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Accounts payable incurred for deferred offering costs	$57,028	$—	$57,028

See accompanying notes to financial statements.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
NOTE A: BASIS OF PRESENTATION
The accompanying unaudited interim condensed financial statements as of September 30, 2006 have been prepared in accordance with generally accepted accounting principles (GAAP). Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted in these interim financial statements. These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2005.
In the opinion of management, the accompanying unaudited condensed financial statements as of September 30, 2006 and for the nine month period ending September 30, 2006 and for the period from September 26, 2005 (date of inception) to September 30, 2006 contain all adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.
The Company was formed on September 25, 2005 and was engaged in the formation activities through September 30, 2006 and as such no formal information is being presented for the five days ended September 30, 2005.
Management is required to make certain estimates and assumptions which affect the amount of assets, liabilities, revenue and expenses the Company has reported and its disclosure of contingent assets and liabilities as of the date of the financial statements. The results of the interim periods are not necessarily indicative of the results for the full year.
RECENTLY ISSUED ACCOUNTING STANDARDS — In July 2006 the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. This interpretation provides that the financial statement effects of a tax position shall initially be recognized when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. This interpretation also may require additional disclosures related to tax positions taken.
The provisions of FIN 48 are effective as of the beginning of fiscal year 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings. Management is currently evaluating the impact of adopting FIN 48 on the Company’s financial

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
statements, but does not expect the adoption of this statement to be significant to the financial statements.
DEFERRED OFFERING COSTS — The company defers costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed. These costs totaled $165,797 and none as of September 30, 2006 and December 31, 2005.
GRANT INCOME — The company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. Grant income totaled $135,000, none and $135,000 as of September 30, 2006, December 31, 2005 and for the period from September 26, 2005 (date of inception) to September 30, 2006.
NOTE B: COMMITMENTS AND CONTINGENCIES
Consulting
In December 2005, the company entered into an agreement with an unrelated party for project development services. Services included under the agreement include: preparing a business plan and a financial plan; assistance in initial screening of qualified ethanol process design/build and engineering firms; assistance with contract negotiations; planning the equity marketing effort and securing debt financing. The agreement requires the company to pay a monthly retainer of $10,000 per month plus travel expenses and other approved expenses. The maximum retainer during the agreement may not exceed $120,000 without written modifications of the agreement. In addition, the company agrees to pay a success fee of $1,000,000 upon closing by the company with its project lender(s) providing for all financing, including senior and subordinated debt, and any other project financing characterized by debt obligations as required by the project’s Senior Debt lender. Prior to successful financial closing all equity raised must be from sources satisfactory to the company. As of September 30, 2006, December 31, 2005 and for the period from September 26, 2005 (date of inception) to September 30, 2006, $117,699, $22,472 and $117,699 was incurred under this agreement.

BOOTHEEL AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
Construction Contracts
In November 2005, the company entered into an agreement with an unrelated party preparing the necessary applications for permits to construct the ethanol plant. The company is required to pay the consultant a total of $67,900 for air permitting services and for a cultural and archaeological survey. The agreement may be terminated at any time by either party upon seven days prior written notice. As of September 30, 2006, December 31, 2005 and for the period from September 25, 2005 (date of inception) to September 30, 2006, $71,939, none and $71,939 was incurred under this agreement.
In March 2006, the company entered into an agreement with an unrelated party for a letter of intent to design and construct the proposed plant. Upon execution of the letter of intent, contractors and engineers will conduct air permit support data, site and general arrangement drawings, project specifications, financial model support, and lump sum pricing proposal. The cost for the services is $185,000. As of September 30, 2006, $185,000 was incurred under this agreement.
In May 2006, the company entered into an agreement with a track and civil design contractor, an unrelated party, to provide feasible track concepts, preliminary design, and final design. The estimated cost for the feasible track concept is $7,500. The cost for the preliminary and final design is unknown until the design of the track is determined; however, the cost will be 4% of track construction costs. As of September 30, 2006, $6,151 was incurred under this agreement.
In June 2006, the company entered into a design services agreement with a general contractor, an unrelated party, for phase 1 design services in connection with the construction of the 100 million gallon production per year ethanol plant. Phase 1 design services to be provided by the general contractor include providing, amount other things, site plan, process engineering package, and site scheduling. The cost for the phase 1 design service agreement is $368,000. As of September 30, 2006, $122,667 was incurred under this agreement.
In June 2006, the company entered into an agreement with an unrelated party to perform geotechnical investigation at the proposed project site. The geotechnical investigation will include drilling, in-situ testing, sampling, laboratory testing, site-specific seismic study, various analysis, and recommendations for the design and construction of the planned facilities. The cost for the geotechnical investigation is $44,210. As of September 30, 2006 no expense was incurred under this agreement.

BOOTHEEL AGRI-ENERGY, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$2.00 PER UNIT

MINIMUM INVESTMENT OF 10,000 UNITS ($20,000)
5,000 UNIT INCREMENTS THEREAFTER ($10,0000)

The undersigned subscriber, desiring to become a member of Bootheel Agri-Energy, LLC (“Bootheel”), a Missouri limited liability company, with its principal place of business at 1214 Linn Street, Sikeston, Missouri, 63801, hereby subscribes for the purchase of the membership interests of Bootheel and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1. Subscriber’s Printed Name:

2. Title, if applicable:

3.       Subscriber’s Address:

Street

City, State, Zip Code:

4. Email Address:

B. NUMBER OF UNITS. You must purchase at least 10,000 units. We presently have 2,120,000 units outstanding. The maximum number of units to be sold in addition to the outstanding units is 55,000,000.

C. PURCHASE PRICE AND NUMBER OF UNITS PURCHASED. Indicate the dollar amount of your investment (minimum investment is $20,000).

				(A)		(B)

		Description		Number of Units		Price

(1)		Minimum Units		10,000 Units		$20,000

(2)	+	Additional Units	+	_ _ Units

(in increments of 5,000 Units)

(3)	=	Total Units:	=	_ _ Units	=	$ _ _

				(“Subscription Amount”)		(“Subscription Price”)

D. GENERAL INSTRUCTION FOR SUBSCRIBERS: You should read the Prospectus dated            (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in Bootheel Agri-Energy, LLC.

INSTRUCTIONS — YOU MUST FOLLOW STEPS 1 THROUGH 3 BELOW:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Purchase Price and Number of Units Purchased on page 1) made payable to BOOTHEEL AGRI-ENERGY, LLC.

3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:

Bootheel Agri-Energy, LLC
1214 Linn Street
Sikeston, Missouri 63801
Attention: David Herbst

If we accept your investment, your funds will be at-risk as described in the Prospectus. Bootheel may, in its sole discretion, reject or accept any part or all of your subscription. If Bootheel rejects your subscription, your Subscription Agreement and investment will be returned to your promptly. Bootheel may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR DIRECTORS LISTED BELOW:

David Herbst, Manager & Chair
1007 State Highway EE
Chaffee, MO 63700
573-887-6891
Edward Dement, Secretary
322 Kennedy Drive
Sikeston, MO 63801
Charles E. Hurst
24662 Roth Cemetery Road
St. Mary, MO 63673
Britton Ferrell
401 East Commercial Street
Charleston, MO 63834
E. E. (Gene) Dement
615 North Kingshighway
Sikeston, MO 63801
Michael LeGrand
758 State Highway E
Benton, MO 63736
George Lewis Rone
711 Warren Avenue
Portageville, MO 63873
Joe Schneider
#1 Bienville
Cape Girardeau, MO 63701
Mike Geske
4694 State Highway E
Matthews, Missouri 63867
Douglas Golden
2217 Brookwood Drive
Cape Girardeau, MO 63701

Von Priggel, Manager & Vice Chair
371 County Highway 267
Oran, MO 63771
573-934-3663

Ken Westrich, Treasurer
1280 State Highway PP
Scott City, MO 63780

Bill Holmes
769 State Highway CC
Oran, MO 63771

Edward A. Riley
P.O. Box 427
Dexter, MO 63841

James LeGrand
1211 State Highway E
Benton, MO 63736

Ed C. Marshall, III
P.O. Box 3
Charleston, MO 63834

C. D. Stewart
25788 County Road 307
Bloomfield, MO 63825

Martin Priggel
2397 State Highway W
Oran, MO 63771

Robert E. Hahs
1862 County Road 425
Friedheim, Missouri 63747

E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under the penalties of perjury:

1.	FORM OF OWNERSHIP. Check the appropriate box (one only) to indicated the form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual.

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 8).

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed).

☐ Trust. Trustee’s Name: _ _Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	SUBSCRIBER’S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check this box if you are non-resident alien.

☐	Check this box if you are U.S. citizen residing outside of the United States.

☐	Check this box if you are subject to back-up withholding.

Subscriber’s Social Security Number:

Joint Subscriber’s Social Security Number:

Taxpayer Identification Number:

3.	MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A on Page 1, please complete this section.

Address:

4. STATE OF RESIDENCE.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three (3) years:

a. _ _  b. _ _   c. _ _

5.	PRODUCER STATUS. Please review the producer status tests and check the box(es) next to the tests that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

I (We) are “Producers” as defined hereunder. For purposes of this Subscription Agreement, a “Producer” is defined as a person who is ONE of the following:

☐	A natural person or a fiduciary of a natural person who regularly participates in physical labor, operations or management in a farming operation and files Schedule F as part of the person’s annual income tax return.

☐	A person who owns at least 150 acres of agricultural land and receives as rent a share of the crops or the animals raised on the land.

☐	A duly authorized officer of a family farm corporation, member or manager of a family farm limited partnership or a trustee of a family trust actively engaged in farming.

☐	A general partnership in which all the partners are natural persons actively engaged in farming.

☐	NONE OF THE ABOVE.

6.	SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to Bootheel that he, she or it:

a.	has received a copy of Bootheel’s Prospectus dated and the exhibits thereto;

b.	has been informed that the Units of Bootheel are offered and sold in reliance upon a federal securities registration; Missouri exemption and from securities registrations and exemptions in various other states, and understands that the Units to be issued pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than as described herein and that Bootheel is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by the Missouri Securities Department or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.	understands that there is no present market for Bootheel’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions to the transferability of the membership units;

g.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.	has received a copy of the Bootheel Operating Agreement and understands that upon acceptance, the subscriber and the membership units will be bound by the provisions of the Operating Agreements which contains, among other things, provisions that restrict the transfer of membership units;

i.	understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Bootheel Operating Agreement and Bootheel’s Unit Transfer Policy attached to the Operating Agreement as Exhibit C and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, the Unit Transfer Policy, the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that Bootheel will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Bootheel in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AND UNIT TRANSFER AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.	understands that to enforce the above legend, Bootheel may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned’s investment;

n.	may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item 3 on this Subscription Agreement; and

p.	is not subject to back-up withholding either because he, she or it has not been notified by the Internal Revenue Services (“IRS”) that he, she or it is subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to back-up withholding (Note this clause (p) should be crossed out if the back-up withholding box in Item 2 is checked.

[Remainder of page intentionally left blank]

SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

DATE: _ _

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual

ACCEPTANCE OF SUBSCRIPTION BY BOOTHEEL AGRI-ENERGY, LLC:

Bootheel Agri-Energy, LLC hereby accepts the subscription for the above Units.

Dated this            day of                , 200  .

BOOTHEEL AGRI-ENERGY, LLC

By: _ _

Its: _ _

EXHIBIT “A”

MEMBER SIGNATURE PAGE
ADDENDA TO THE OPERATING AGREEMENT OF BOOTHEEL AGRI-ENERGY, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Bootheel Agri-Energy, LLC, has received a copy of the Operating Agreement, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

INDIVIDUALS:	ENTITIES:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual

AGREED AND ACCEPTED ON BEHALF OF THE COMPANY AND ITS MEMBERS:

BOOTHEEL AGRI-ENERGY, LLC

By: _ _

Its: _ _

ARTICLES OF ORGANIZATION
OF
BAE, LLC

The undersigned hereby forms and establishes a limited liability company under the laws of the State of Missouri.

ARTICLE I

The name of the limited liability company is: BAE, LLC.

ARTICLE II

The purposes for which the limited liability company is organized are:

A. To engage in the business of purchasing and processing agricultural bio mass, including corn and other grains, for the production and sale of ethanol and its byproducts; and

B. The Company has been formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental to this purpose.

ARTICLE III

The address of the limited liability company’s registered agent in Missouri is 1214 Linn Street, Sikeston, MO 63801, and the registered agent in charge thereof at such address is Ms. Teresa E. Steiner.

ARTICLE IV

The management of the limited liability company is vested in one or more managers constituting its Board.

ARTICLE V

The duration of the limited liability company is perpetual.

ARTICLE VI

The name and address of the organizer are Dennis M. Alt, 3500 One Kansas City Place, 1200 Main, Kansas City, MO 64105.

In affirmation thereof, the undersigned, does hereby declare that the facts herein stated are true, and accordingly has signed these Articles this 14th day of July, 2006.

/s/  Dennis M. Alt
Dennis M. Alt

B-1

BOOTHEEL AGRI-ENERGY, LLC
Operating Agreement
Effective Upon Adoption

BOOTHEEL AGRI-ENERGY, LLC
Operating Agreement

C-i

C-ii

Bootheel Agri-Energy, LLC
Operating Agreement

THIS OPERATING AGREEMENT of Bootheel Agri-Energy, LLC (the “Company”) is adopted and made effective upon adoption by the initial Board of Managers.

OPERATION, MANAGEMENT, AND INTERESTS
IN THE COMPANY

ARTICLE 1.

Definitions

Section 1.1  Reference to Certain Terms.

For purposes of this Agreement: (1) references to “Articles” and “Sections” are to those Articles and Sections appearing in this Agreement unless explicitly indicated otherwise; and (2) references to statutes include all rules and regulations under those statutes, and all amendments and successors to those statutes.

Section 1.2  Definitions.

The definitions in this Section 1.2 (and the definitions in Section 1.10 of Appendix E) apply throughout this Agreement unless the context requires otherwise.

“Act” means the Missouri Limited Liability Company Act as set forth in the Revised Statutes of Missouri (commencing with Section 347.010 of the Revised Statutes of Missouri), as amended from time to time (or any corresponding provision or provisions of any succeeding law).

“Affiliate” means, with respect to any Person: (1) a Business Entity directly or indirectly Controlling, Controlled by or under common Control with the Person; (2) an officer, director, general partner, or trustee of a Person that is a Business Entity; or (3) a Person or a representative who is an officer, director, general partner, or trustee of the Business Entity described in clauses (1) or (2) of this sentence.

“Agreement” means this Operating Agreement of the Company, as amended, modified, or restated from time to time.

“Articles of Organization” means the articles of organization of the company as amended or restated and filed with the Missouri Secretary of State pursuant to the Act.

“Board” or “Board of Managers” means the individuals who are named, appointed or elected as Managers of this Company under Section 5.3 acting collectively pursuant to this Agreement.

“Business Entity” means a partnership (whether general or limited), joint venture, association, cooperative, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated association, governmental entity, or any other legal entity, including an individual acting as a sole proprietorship or as a business.

“CEO” means the Chief Executive Officer of the Company appointed by the Board.

“Class” is the designated division in Interests as provided in Section 3.2(a).

“Class A Member” means a Person who holds Class A Units, meets the requirements of Section 4.2(a), is admitted as a Class A Member and has not ceased to be a Class A Member.

“Class A Members” mean all Persons who hold Class A Units, meet the requirements of Section 4.2(a), are admitted as Class A Members and have not ceased to be Class A Members.

“Class A Units” mean Units that are designated as Class A Units pursuant to Section 3.2(a).

“Company” means Bootheel Agri-Energy, LLC, the limited liability company formed by the filing of the Articles of Organization in accordance with the Act and the limited liability company continuing the business of this Company in the event of dissolution of the Company as provided in this Agreement and the Act.

“Confidential Information” is defined in Section 4.1(c).

“Control,” “Controlling,” “Controlled by” and “under common Control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Business Entity, whether through the ownership of voting securities, by contract, or otherwise, or the power to elect at least fifty percent (50%) of the Board of Directors, or persons exercising similar authority with respect to the Business Entity.

“Dissolution Event” has the meaning given in Section 7.1(a).

“Distribution” means a payment of cash or property to a Unitholder based on the Unitholder’s Interest in the Company as provided in this Agreement.

“Effective Date” is the date this Agreement is adopted as provided in the introductory paragraph.

“Event of Disassociation” has the meaning given in Section 4.6(a).

“Interest” means, collectively, the Unitholders’ financial rights to Profits, Losses and other allocation items, and to receive Distributions and, with respect to Members, the right of the Members to vote on matters and to receive information concerning the business and affairs of the Company as provided for in this Agreement.

“Lien” means a security interest, lien or other encumbrance in Units pledged or granted for the purpose of securing debt financing.

“Liquidator” has the meaning given in Section 7.6(a).

“Managers” is defined in Section 5.3.

“Member” means a Person who is admitted as a Member under Section 4.3, and who has not ceased to be a Member.

“Members” mean all Persons who are admitted as a Member under Section 4.3, and who have not ceased to be a Member.

“Person” means any individual natural person, or a Business Entity.

“Property” means all real and personal property acquired by the Company, including cash and any improvements to the Property, and includes both tangible and intangible property.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Business Entity, any corporation, partnership, joint venture, limited liability company, association or other entity Controlled by the Business Entity.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, or other disposition or other transfer, whether by operation of law (e.g., pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to convey, sell, or otherwise dispose of, but does not include a pledge or grant of a Lien.

“Transfer Restrictions” means the restrictions on Transfer of Units in Section 3.8 and the Unit Transfer Policy attached as Appendix C.

“Unit” means the unit of measurement within a Class into which Interests in the Company are divided as provided in Section 3.2(a).

“Unit Ledger” has the meaning given in Section 3.5.

“Unit Transfer Policy” is the policy for Transferring Units attached as Appendix C.

“Unitholder” means a Person who holds Units, whether or not the Person is a Member. “Unitholders” mean all Persons holding Units. Unitholders may be designated with respect to specific types or classes of Units held.

ARTICLE 2.

Formation, Purpose, Powers

Section 2.1  Formation.

The Company was formed as a Missouri limited liability company pursuant to the Act.

Section 2.2  Name.

The name of the Company is stated in the Articles of Organization and all business of the Company shall be conducted in that name or under other names as the Board, without Member approval, may determine. The Board, without Member approval, may change the name of the Company in accordance with the Act.

Section 2.3  Purpose; Powers.

(a) Purpose.  The Company has been formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental to this purpose.

(b) Powers.  The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law, or by this Agreement, together with any lawful powers incidental to those powers and privileges, including the powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 2.4  Principal Place of Business.

The principal place of business of the Company shall be at the place or places stated in the Principal Place of Business attached as Appendix A and incorporated as part of this Agreement. The Principal Place of Business may be amended or changed by resolution of the Board without Member approval. The records required by the Act shall be maintained at one of the Company’s principal offices.

Section 2.5  Term.

The term of the Company shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in this Agreement.

Section 2.6  Filings; Agent for Service of Process.

(a) Maintenance of Missouri Status.  The Board shall take any actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Missouri. The Board shall cause amendments to the Articles of Organization to be filed whenever required by the Act.

(b) Maintenance of Status in Other Jurisdictions.  The Board shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c) Agent For Service of Process.  The name and address of the agent for service of process on the Company in the State of Missouri shall be stated in the Agent for Service of Process attached as Appendix B and incorporated as part of this Agreement, which shall be amended by the Board, without Member approval, to reflect the appointment of any successor.

(d) Filings Upon Dissolution.  Upon the dissolution and completion of the winding up and liquidation of the Company, the Board shall cause to be filed Articles of Termination in accordance with the Act and cause similar filings as necessary to be made under the laws of any other jurisdictions.

Section 2.7  Title to Property.

All Property owned by the Company is owned by the Company as an entity, and a Unitholder, Member, or Manager does not have any ownership interest in the Property in their individual name. The Company shall hold title to all of its Property in the name of the Company and not in the name of any Unitholder, Member, or Manager.

Section 2.8  No Payments of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and an asset of the Company shall not be Transferred or encumbered for, or in payment of, any individual obligation of any Unitholder, Member, or Manager.

Section 2.9  Independent Non-Competitive Activities.

Neither this Agreement nor any activity under this Agreement shall prevent a Unitholder, Member, or Manager or any of their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, unless the activities are competitive with the Company or the Company’s Affiliates as determined by the Board. Activities, other than activities that are competitive with the Company, or the Company’s Affiliates, may be undertaken by a Unitholder, Member, or Manager without having or incurring any obligation to: (1) offer any interest in the activities to the Company or any other Unitholder or Member; or (2) require the Unitholder, Member, or Manager undertaking the activity to allow the Company, the Company’s Affiliates, or other Unitholders, Members, Managers, or their Affiliates to participate in any of those activities. As a material part of the consideration for becoming a Unitholder, Member, or Manager, each Unitholder, Member, or Manager shall not have any right or claim of participation in another Unitholder’s, Member’s or Manager’s activities.

Section 2.10  Limited Liability.

Except as otherwise expressly provided by the Act, this Agreement, or agreed to under another written agreement, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations, and liabilities of the Company, and a Unitholder, Member, or Manager of the Company is not obligated personally for any debt, obligation, or liability of the Company solely by reason of being a Unitholder or Member or by acting as a Manager of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Unitholders, Members, or Managers for any debt, obligation, or liability of the Company.

Section 2.11  Members And Unitholders Bound Without Execution.

A Member or Unitholder who has Interests in the Company shall be bound by this Agreement without the necessity of executing a physical copy of this Agreement.

ARTICLE 3.

Units, Unitholders, Financial Rights

Section 3.1  Rights and Obligations of Unitholders.

The respective rights and obligations of the Unitholders will be determined pursuant to the Act and this Agreement. To the extent that any right or obligation of any Unitholder is different by reason of any provision of this Agreement than it would be in the absence of that provision, this Agreement, to the extent permitted by the Act, will control.

Section 3.2  Units.

(a) Unitholder Interests and Units.  The Interests of the Unitholders will be divided into one or more classes (“Classes”), with the initial Class designated as Class A, and with subsequent Classes as may be established by the Board designated as Class B, Class C and sequentially lettered. Interests within each Class will be divided into units (the “Units”) designated as Class A Units (with respect to Class A), Class B Units (with respect to Class B), Class C Units (with respect to Class C), and sequentially lettered. With respect to the Class B and subsequent Classes of Units, the Board of Managers without Member approval is granted the express authority, by resolution and conforming amendments to this Agreement, to fix and establish the designations, powers, preferences, and governance and veto rights including Member voting rights and rights to appoint or elect Managers to the Board, qualifications, limitations or restrictions of each additional Class of Units (and the corresponding obligation to fix and establish these designations, powers, preferences, governance and other rights, qualifications, limitations and restrictions whenever any additional Class is established). The power of the Board extends to and includes the express authority to create Classes and Units, without Member approval, which have terms granting the additional Class and the Units (and the holders of the Units) rights, powers, preferences and privileges greater than the rights, powers, preferences and privileges associated with any previously established and designated Class or issued Units. The rights, powers, preferences and privileges are the same for all Units within a Class except as expressly provided otherwise in this Agreement, the Class designation approved by the Board, or the subscription or other agreement regarding the Units approved by the Board.

(b) Additional Units.  The Board may issue additional Units without Member approval, including Class A Units, to existing or new Unitholders in exchange for Capital Contributions as provided in Section 3.3(b).

(c) Adjustment of Books and Records and Amendment of this Agreement.  Upon acceptance of Capital Contributions under Section 3.3, the issuance of additional Units, or any change in Unitholders or Members, the Board shall cause the books and records of the Company and the Unit Ledger to be appropriately adjusted, and the Board shall amend this Agreement, without Member approval, to reflect the terms and conditions of the Capital Contributions and the issuance of Units, including any changes to the percentages of allocations and Distributions to different Classes or Units.

Section 3.3  Capital Contributions.

(a) Initial Unitholders.  Those persons satisfying the conditions of Section 4.3(a) of this Agreement shall be the initial Unitholders of the Company.

(b) By Unitholders For Additional Units.  Each Unitholder’s Capital Contribution, if any, may be any consideration, whether in cash or a form other than cash (including past or future services), upon execution of any documents and on any other terms and conditions (including, in the case of Units issued to employees and consultants, any vesting and forfeiture provisions) as the Board determines to be appropriate, without Member approval.

(c) Additional Contributions Not Required.  A Unitholder is not obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of a Unitholder’s written agreement to make Capital Contributions. Units and their holders are not subject to any mandatory assessment, requests or demands for capital.

Section 3.4  No Certificate For Units.

The Units of the Company are not certificated Units unless otherwise determined by the Board. If the Board determines that the Units shall be certificated, the Board shall have the power and authority to make rules and regulations, not inconsistent with this Agreement or the Act, as the Board deems appropriate relating to the issuance, Transfer, conversion, and registration of certificates of the Company, including legend requirements or the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

Section 3.5  Unit Ledger.

The Board shall prepare, amend, and supplement a Unit Ledger without approval of the Members that states the Unitholders and the Class and number of Units held by each Unitholder, the Capital Contribution of the Unitholder, and those Unitholders who are Members of each Class.

Section 3.6  Allocations and Distributions.

(a) Generally.  The provisions relating to allocations of Profits, Losses and other allocation items of profit and loss, and Distributions are provided in this Section 3.6 and Article 7; Appendix C as to Transfers; and in Article III, Article IV, and Article XII of Appendix E. The provisions of this Section 3.6 may be amended by the Board, without Member approval, to conform with Class designations under Section 3.2(a). Appendix E is attached and incorporated as part of this Agreement. Appendix E may be amended by the Board without Member approval.

(b) Distributions.  Distributions other than Liquidating Distributions will be made on a Class Percentage and then unitary basis in proportion to the Units held in any Class, subject to Section 3.6(a).

(c) Liquidating Distributions.  Liquidating Distributions will be made to the Unitholders in accordance with their positive Capital Account balances, subject to Section 3.6(a), after payment of any obligations.

(d) Offset.  The Company may offset any debts, liabilities, or amounts owed by a Unitholder to the Company in amounts and at times determined by the Board in their discretion against Distributions or other amounts owed or to be paid to a Unitholder.

Section 3.7  Unitholder Conditions And Limitations.

(a) Interests Are Personal Property.  The interests of a Unitholder (whether or not a Member) in the Company are personal property for all purposes.

(b) No Compensation or Reimbursement.  Except as otherwise provided in a written agreement or policy approved by the Board and except for compensation employees receive as employees of the Company, a Unitholder, whether or not a Member, in the status as Unitholder or Member shall not receive any salary, fee, or draw for services rendered to or on behalf of the Company and shall not be reimbursed for any expenses incurred by the Unitholder or Member on behalf of the Company.

(c) Advances to Company.  A Unitholder or Affiliate of the Unitholder may, with the consent of the Board, lend or advance money to the Company. If any Unitholder or Affiliate of the Unitholder loans or advances money to the Company on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of the loan or advance by a lending Unitholder or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate agreed upon by the Board and the Unitholder. The Unitholders or their Affiliates are not obligated to make any loan or advance to the Company.

(d) No Return of Distributions.  Except as required by law, a Unitholder (whether or not a Member) is not obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Unitholder is obligated to return or pay any part of any Distribution, the obligation will bind the Unitholder alone and not any other Unitholder. The provisions of the immediately preceding sentence are solely for the benefit of the Unitholders and will not be construed as benefiting any third party. The amount of any Distribution returned to the Company by a Unitholder or upon approval of the Board paid by a Unitholder for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

(e) Redemption.  The Company, by resolution of the Board, may redeem the Units of a Class of a Unitholder that are not held by a Member of that Class. Unless otherwise provided by resolution of the Board, a Unitholder (whether or not a Member), or any transferee of a Unitholder, does not have a right to: demand, withdraw or receive a return of the Unitholder’s (or transferee’s) Capital Contributions or Capital Account; to require the purchase or redemption of the Unitholder’s (or transferee’s) Units or Interest; or to receive a Distribution in partial or complete redemption of the fair value of the Unitholder’s Units or Interest in the Company, (except in all cases a redemption authorized by the resolution of the Board under this Section 3.7(e) or as provided in Appendix E, Article XII, or Article 7 of this Agreement following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law. The other Unitholders and the Company do not have any obligation to purchase or redeem the Units or Interest of any Unitholder or transferee. Each Unitholder (whether or not a Member), as a condition of becoming a Unitholder, has no right to receive a Distribution in partial or complete redemption of the fair value of the Units or Interest of any Unitholder upon an Event of Disassociation or otherwise, in the absence of the provisions in this Agreement, it would otherwise be afforded by a provision of the Act.

(f) Rights of Unitholders Who Are Not Members.  Unless admitted as a Member pursuant to Section 4.3, a Person who acquires Units, or a Person who holds Units and ceases to be a Member, has only the rights of an “unadmitted assignee” and is only entitled to allocations and Distributions with respect to the Units in accordance with this Agreement, and does not have any right to any information or accounting of the affairs of the Company, and is not entitled to inspect the books or records of the Company, and does not have any of the rights of a Member under the Act or this Agreement. Units held by a Person who is not a Member are subject to the Transfer Restrictions.

(g) Specific Limitations.  A Unitholder (whether or not a Member) does not have the right, power or authority to: (1) reduce the Unitholder’s Capital Account, except as a result of the dissolution of the Company or as otherwise provided by law or in this Agreement; (2) make voluntary Capital Contributions to the Company except when authorized by the Board; (3) bring an action for partition against the Company or any Company assets; (4) cause the termination and dissolution of the Company, except as set forth in this Agreement; (5) require that any Distribution to the Unitholder be made in the form of property other than cash; (6) (in the Unitholder’s capacity as a Unitholder or Member) take part in or interfere in any manner with the management of the business and affairs of the Company; (7) (in the Unitholder’s capacity as a Unitholder or Member) act for or bind the Company; and (8) have any contractual appraisal rights under the Act. Each Unitholder (whether or not a Member) by becoming a Unitholder shall have irrevocably waived each of the rights contained in clauses (1) through (8) of this Section 3.7(g).

Section 3.8  Restrictions on Transfers.

(a) General Restrictions.  The Board shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the Transfer Restrictions, consisting of the provisions of this Section and the Unit Transfer Policy, have been satisfied or the Board has by resolution specifically waived any unsatisfied provision, condition or restriction. A Transfer of Units approved by the Board that satisfies the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer”.

(b) Not Binding Until Entered in Company Books.  A Transfer of Units is not binding on the Company without the approval of the Board and not until the Transfer is entered in the books and records of the Company.

(c) Pledge of Units Allowed.  Notwithstanding the Transfer Restrictions, a Unitholder may pledge, grant a Lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer.

(d) Unless Permitted, Transfers Void.  A purported Transfer of Units that is not a Permitted Transfer is null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s rights to allocations and Distributions as provided by this Agreement with respect to the transferred Units, which allocations and Distributions may be applied or set off against (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of the Units may have to the Company.

(e) Indemnification of Company.  If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Unitholder and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Unitholders from all cost, liability, and damage that the Company and any of the other Unitholders may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.

(f) Transferee Subject to Transfer Restrictions.  Units held by a transferee are subject to the Transfer Restrictions.

(g) Unit Transfer Policy.  The Unit Transfer Policy shall be consistent with this Agreement and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the transfer; (4) require representations from the transferor and/or transferee regarding the Transfer; and (5) allow the Board to determine whether or not the transferee is a competitor of the Company or the Company’s Affiliates. The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating Profits, Losses, and each item of Profits, and Losses and all other items attributable between the transferor and the transferee. The Unit Transfer Policy is attached as Appendix C, and incorporated as part of this Agreement. The Unit Transfer Policy may be amended by the Board without Member approval.

ARTICLE 4.

Members and Member Voting

Section 4.1  Rights and Obligations of Members.

(a) Authority.  The respective rights and obligations of Members will be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of any provision of this Agreement, to the extent permitted by the Act, this Agreement shall control. A Member, other than a Member acting in his or her capacity as an officer of the Board or an officer of the Company pursuant to delegated authority, does not have the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board.

(b) Access to Records.  The Company shall provide to a Member upon written request of the Member: (1) the Class and Number of Units held by the Member; (2) the percentage or share of annual Distributions to which the Member is entitled based upon the Units held by the Member; (3) the voting rights of the Member for each Class of Units held; (4) the most recent audited financial statements of the Company; and (5) copies or internet access to any annual, quarterly, and special reports filed by the Company with the Securities and Exchange Commission. The Board shall prescribe the form and format in which the information in clauses (1) to (5) is transmitted to the Member. For all other information, upon the request of a Member for a proper purpose related to the Member’s Interest as determined by the Board, the Board will allow the Member and its designated representatives or agents, upon at least ten (10) business days prior written notice to the Board and during reasonable business hours, to examine the Company’s books and records to the extent required by the Act for the proper purpose at the Member’s sole cost and expense. Each Member and Unitholder has an expectation of privacy that information about them or their Interests in the Company will not be shared with other Members for an improper purpose. The Member’s request for information and right to inspect information is subject to any reasonable standards as may be established by the Board on a case by case basis or from time to time and the inspection rights will be restricted by the Board to protect the rights of other Members and the Company from damage by the requesting Member. The Board has the authority and shall restrict access to and protect Confidential Information of the Company in a manner consistent with this Section 4.1(b) and Section 4.1(c) as deemed appropriate by the Board.

(c) Nondisclosure.  Except as otherwise consented to by the Board, all non-public information furnished to the Member pursuant to this Agreement or otherwise regarding the Company or its business that is not generally available to the public (“Confidential Information”) will be kept confidential and will not be disclosed by the Member, or by any of the Member’s agents, representatives or employees, in any manner, in whole or in part, except that: (1) a Member will be permitted to disclose Confidential Information to those of the Member’s agents, representatives and employees who need to be familiar with the information in connection with the Member’s investment in the Company and who are charged with an obligation of confidentiality and nondisclosure to other Persons; (2) a Member will be permitted to disclose Confidential Information to the Member’s partners and equity holders so long as they agree to keep the information confidential on the terms set forth in this Agreement; (3) a Member will be permitted to disclose Confidential Information to the extent required by law, so long as the Member will have first provided the Company a reasonable opportunity to contest the necessity of disclosing the information; and (4) a Member will be permitted to disclose Confidential Information with prior written notice to the Company regarding the Persons and the nature of and restrictions on the Confidential Information to be disclosed, only to the Persons and to the extent necessary for the enforcement of any right of the Member arising under this Agreement.

Section 4.2  Minimum Required Unit Holding by Members.

(a) Class A Members.  Class A Members must hold at least 20,000 Class A Units.

(b) Other Classes.  A Unitholder must hold the minimum number and Class of Units required for membership as stipulated in the designation of another Class.

Section 4.3  Admission of Members.

(a) Initial Members.  Each Person who submits a properly executed subscription agreement to purchase Units, pays for such Units in full, and who satisfies the requirements of Section 4.2 is admitted as a Class A Member upon approval of the Board.

(b) Additional Members.  Additional Persons may, upon the approval of the Board, be admitted as Members of the Company with respect to any Class of Units: (1) by meeting the requirements for membership with respect to any Class under Section 4.2 and otherwise under this Agreement including any subscription and payment for Units as determined by the Board; (2) by submitting documents required by the Board to evaluate membership approval; and (3) by submitting an executed document approved by the Board agreeing to be bound by this Agreement. A Person is not admitted as a Member of any Class by the Board unless and until an officer of the Company, acting under authority from the Board, has countersigned the Person’s application, subscription agreement, or other document required by the Board for admission as a Member of any Class. The Board in its sole discretion may refuse to admit any Person as a Member of any Class.

(c) Admission of Transferees as Members.  A transferee of Units will be admitted as a Member with respect to a Class of Units (if not already a Member) if: (1) the Transfer Restrictions are satisfied with respect to the applicable Transfer; (2) the requirements of Section 4.2 are satisfied with respect to the transferee and the Class of Units, (3) the Board approves the membership of the transferee (which approval may be granted, delayed, considered or withheld in the sole discretion of the Board); and (4) the transferee executes any instruments and satisfies any other requirements that the Board deems reasonably necessary or desirable for admission of the transferee as a Member. In the absence of satisfying the foregoing requirements, the transferee will be a non-member Unitholder with only the rights of an unadmitted assignee as provided in Section 3.7(f).

Section 4.4  Member Voting.

(a) Voting Rights Restricted.  A Member does not have any voting rights except with respect to those matters requiring a Member vote or approval for: (1) the election and removal of Managers; (2) approval of certain mergers or consolidations as provided in Section 5.1(c); (3) approval of certain dispositions of all or substantially all of the assets of the Company under Section 5.1(c); (4) approval of the dissolution of the Company under Article 7; and (5) approval of certain amendments to this Agreement under Article 6, or as specifically provided for in this Agreement.

(b) Class A Member Voting Rights.  A Class A Member is entitled to one (1) vote for each Class A Unit held by the Member; provided, however, that a Class A Member’s number of votes is at all times capped at two percent (2%) of the outstanding Class A Units. Cumulative voting of the votes for Class A Units is not permitted. A Member of any other Class will be entitled to any additional voting rights as may be stipulated in the designations governing other Classes of Units held.

(c) Voting Method for Classes.  Subject to the governance rights of the designation of any other Class of Units, Members shall vote by Class, and the Members shall take action by the affirmative vote of the majority of voting power of each Class authorized to vote as provided in this Agreement for: (1) approval of certain mergers or consolidations as provided in Section 5.1(c); (2) approval of certain dispositions of all or substantially all of the assets of the Company under Sections 5.1(c); (3) approval of dissolution of the Company under Article 7; and (4) approval of certain amendments of this Agreement under Article 6. In the election (or removal) of Managers by the Members under Section 5.3(b), Members shall take action by the affirmative vote of a majority of the voting power of the Class or Classes electing (or removing) the Manager, present either in person, by proxy, or by mail ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business.

(d) Voting on Procedural and Other Matters.  Except for Class voting matters in Section 4.4(c), the Members shall take action at a Members meeting on procedural and other matters as determined by the Chair by the affirmative vote of the Members (each Member with one vote), without regard to the Class or the Units held, unless objected to by the majority of the voting power of any Class present at the meeting.

Section 4.5   Member Meetings.

(a) Place and Manner of Meeting.  All meetings of Members shall be held at a time and place, within or without the State of Missouri, as stated in the notice of the meeting or in a duly executed waiver of notice. Presence in person, or by proxy or mail ballot, constitutes participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully convened.

(b) Conduct of Meetings.  The meetings of the Members shall be presided over by the Chair and shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or other rules and procedures as may be determined by the Board in its discretion. Resolutions to be voted on by the Members shall be limited to those that have been approved by the Board for presentation to the Members and contained in the notice of the meeting.

(c) Annual Meeting.  The annual meeting of the Members shall be held on a date determined by the Board. Failure to hold the annual meeting at the designated time is not grounds for dissolution of the Company.

(d) Special Meetings.  Special meetings of the Members may be called at any time by the Chair or the Board, or by the Secretary upon the request of thirty-three percent (33%) of all Members (total Members without respect to Class) regardless of the number of Units held by the requesting Members. The special meeting request shall state a proper purpose or purposes of the special meeting and the matters if any proposed to be acted on at the special meeting. Except as may be required by applicable law, the Board in its discretion may determine whether a special meeting request contains a proper purpose. If the Board determines the purpose is not proper, the Board shall notify the Person requesting the special meeting in writing of the reasons that the requestor’s purpose was not proper, and may either revise the purpose and proceed with the procedures to call a special meeting or decline to call a special meeting until a proper purpose is requested.

(e) Notice.  The Secretary shall cause a written or printed notice, reviewed by the Company’s legal counsel, stating the place, day and time of the meeting and, in the case of a special meeting, the proper purpose or purposes for which the meeting is called. The notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, to each Member entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage prepaid. If the purpose of the meeting is to consider any item requiring Class voting of Members under Section 4.4(c), the notice shall be in a form that is approved by the Board and shall state the purpose, identify the Manager if the purpose is removal, and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

(f) Quorum.  At any annual or special meeting of the Members, a quorum necessary for the transaction of business is present if: (1) when the Board has authorized the use of mail ballot or proxies, Members with twenty percent (20%) or more of the voting power are present; and (2) in any other case, Members with ten percent (10%) or more of the voting power are present. If a vote of more than one Class is required, the quorum requirement will be applied to the Members of each Class. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a quorum, provided however, if the question of a quorum is called and the Chair determines a quorum is not present, the meeting shall be adjourned. The registration of Members eligible to vote shall be verified by the Secretary and shall be reported in the minutes of the meeting.

(g) Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or to make a determination of Members for any other proper purpose, the Board may designate a record date or provide that the record books shall be closed for a stated period not exceeding sixty (60) days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, the books shall be closed for a period not exceeding the period immediately preceding the meeting starting on the date when the notice is mailed or transmitted from the Company and the date of the meeting. In lieu of closing the record books, the Board may fix in advance a date as the record date for determination of Members. Unless otherwise determined by the Board, if the record books are not closed and a record date is not fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is first mailed or transmitted from the Company, as the case may be, shall be the record date for the determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination applies to the reconvening of an adjournment, except where the determination has been made through the closing of record books and the stated period of closing has expired.

(h) Ballots; Proxies.  If and to the extent authorized by the Board, a Member may vote at a meeting of Members by alternative ballot (mail or otherwise) or by proxy granted by the Member or by the Member’s duly authorized attorney-in-fact. If authorized by the Board, a proxy may be granted in writing, by means of electronic transmission, or as otherwise permitted by applicable law. A proxy shall be filed with the Secretary of the Company before the meeting is convened, as determined by the Board. A proxy shall be considered filed with the Company when received by the Company at its executive offices or other place designated by the Board, unless later revoked. A proxy is not valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable at the discretion of the Member executing the proxy. While the right to vote can be exercised by proxy, only a Member has the right to be recognized in a meeting of the Members unless otherwise determined by the Chair in the Chair’s sole discretion.

Section 4.6  Termination of Membership.

(a) Termination Events.  Membership as to any Class may be terminated by the Board upon a determination by the Board that the requirements to be a Member of that Class are not met. Membership in the Company (membership in all Classes) is terminated if any of the following events occur (any of the events are referred to as an “Event of Disassociation”):

(1) a Member does not meet the requirements to be a Member with regard to at least one of the Classes of Units held by the Member as determined by the Board;

(2) a Member that is an individual dies, or a member that is not an individual ceases to exist as a Business Entity, and leaves no successor qualified as determined by the Board to be a Member;

(3) a Member Transfers all of the Member’s Units;

(4) the Member resigns as a Member with respect to all Classes of Units held under Section 4.7; or

(5) the Board by resolution finds that a Member:

(i) has intentionally or repeatedly violated any provision of this Agreement;

(ii) has breached any agreement with or obligation to the Company;

(iii) has intentionally or repeatedly taken actions that will impede the Company from accomplishing its purposes;

(iv) is a Person who is a competitor of the Company or a competitor of an Affiliate of the Company;

(v) is a Person who is detrimental to the interests of the Company or an Affiliate of the Company; or

(vi) has willfully obstructed any lawful purpose or activity of the Company.

(b) Unitholder rights upon Event of Disassociation.  Upon membership termination under clauses (1), (4) or (5) in Section 4.6(a), the Unitholder’s rights shall be those granted in Section 3.7 (f).

Section 4.7   Resignation.

A Member may resign as a Member of any Class or all Classes at any time. A resignation must be made in writing delivered to the Secretary of the Company, and will take effect at the time specified in the resignation or, if no time is specified, upon receipt. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation. The resignation as a Member does not terminate or cancel any contractual or other obligations of the resigning Member to the Company or obligate the Company to make any distributions to the resigning Member under the Act or otherwise, except as approved by resolution of the Board.

Section 4.8  Continuation of the Company.

The occurrence of an Event of Disassociation or any other event which is deemed to terminate the continued membership of a Member in one or all Classes, will not dissolve the Company, the Company’s affairs shall not be required to be wound up, and the Company will continue without dissolution.

ARTICLE 5.

Management of Company

Section 5.1  Governance by Board, CEO.

(a) General Authority.  As provided in this Agreement, the powers and privileges of the Company shall be exercised by or under the authority of the Board, and the business and affairs of the Company shall be governed by the Board, and management of the Company shall be delegated to the CEO. The Company shall not be governed or managed by the Members, except those matters for which consent or approval of the Members is required by this Agreement or any nonwaivable provisions of the Act. The Board by resolution and employment agreement shall allocate and delegate governance and management of the Company between the Board and the CEO. Any delegation or allocation by the Board shall not cause the individuals constituting the Board to cease to be “managers” of the Company for purposes of the Act.

(b) Policies, Rules, Regulations.  The Board may adopt policies, rules, and regulations and may take actions as it deems advisable in furtherance of the purposes of the Company, provided that the Board shall not act in a manner contrary to this Agreement.

(c) Board Actions Requiring Member Consent.  Notwithstanding any other provision of this Agreement, the following actions will not be taken by the Company without a resolution describing and authorizing the action that is approved by the Board and is also approved by the Members:

(1) mergers or consolidations with or into any other Business Entity which is not an Affiliate of the Company, whether or not the Company is the surviving entity;

(2) dispositions (whether effected by merger, sale of assets, lease, equity exchange or otherwise) of all or substantially all of the assets of the Company, other than through a pledge, security, transfer to a subsidiary under the control of the Company or transfer to effect a securitization of the Company’s assets for purposes of debt financing;

(3) amendments of this Agreement requiring approval by the Members to the extent provided in Article 6; and

(4) dissolution of the Company under Section 7.1.

(d) Duty to the Company.  The Board shall cause the Company to conduct its business and operations separate and apart from that of any Member, Manager, or any of their Affiliates. The Board shall take all actions which may be necessary or appropriate: (1) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Missouri and each other jurisdiction in which the existence is necessary to protect the limited liability of Members and Unitholders or to enable the Company to conduct the business in which it is engaged; and (2) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Manager shall have the duty to discharge the foregoing duties in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. A Manager is not under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

(e) Duty of Care and Loyalty.  Without limiting the applicability of Section 5.1(d) or any other provision of this Agreement, the following provisions will be applicable to the Board and to the Managers in their capacity as Managers:

(1) the Board and the Managers and the decisions of the Board will have the benefit of the business judgment rule to the same extent as the Board, the Managers and the decisions would have the benefit of the rule if the Board were a board of directors of a Missouri corporation and the Managers were directors; and

(2) the Board and the Managers will have the same duties of care and loyalty as they would have if they were a board of directors and directors of a Missouri corporation, but in no event will any member of the Board be liable for any action or inaction for which this Agreement expressly waives liability for the Manager.

Section 5.2  Actions by Board; Committees; Reliance on Authority.

(a) Board Action.  In taking any action under this Agreement, the Managers shall act: (1) collectively through meetings of the Board held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement; (2) through committees established pursuant to Section 5.2(b); and (3) through officers of the Board, and through the CEO by resolutions of delegated and reserved authorities and employment agreement. The Board shall take action by the affirmative vote of the Managers present at a duly held meeting of the Board at which a quorum is present.

(b) Committees.  The Board, by resolution approved by the affirmative vote of a majority of the Managers then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Managers or Members, provided that a majority of committee members on each committee must be a Manager or Member. Any committee shall have and may only exercise the authority and duties to the extent provided by the Board in the resolution establishing the committee, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board. Unless otherwise provided by the Board, the presence of a majority of the members of the committee constitutes a quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of committee members present at a duly held meeting. In other matters of procedure the provisions of this Agreement shall apply to committees and their members to the same extent they apply to the Board and Managers, including the provisions with respect to meetings and notice, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board. The Board may dissolve any committee at any time.

(c) Reliance on Authority.  A Person dealing with the Company, may rely on the authority of an officer of the Board or an officer of the Company in taking an action in the name of the Company without inquiry into the provisions of this Agreement or compliance with this Agreement, regardless of whether the action is actually taken in accordance with the provisions of this Agreement, unless the Person dealing with the Company has actual knowledge that the officer lacks authority to act or the Act establishes that the officer lacks authority to act.

Section 5.3  The Board.

(a) Manager Election and Appointment.  The Board shall consist of individuals appointed or elected under this Section (“Managers”) who are the “managers” of the Company for all purposes under the Act. Managers shall be appointed by the Board and elected by the Members at the times, in the manner, and for the terms as prescribed by this Agreement. A Manager is not required to be a Member. The initial Managers comprising the initial Board who shall serve until the first Annual Meeting of the Members in the manner and as prescribed by this Agreement consists of the individuals, terms, and classification as provided in the Board attached as Appendix D and incorporated as part of this Agreement. The Board may appoint Advisory Managers as provided in Section 5.3(d). Other than the initial appointment (which may only be for a term that ends with the next election of Managers by the Members), Managers and Advisory Managers appointed by the Board shall have one year terms beginning and ending at the Annual Members meeting, Managers and Advisory Managers appointed by Members shall be appointed by Members at the Annual Meeting of Members, and Managers and Advisory Managers appointed by the Board, shall be appointed by the Board within 30 days after the Annual Meeting of Members. The Board may adopt written procedures for determining the qualification and nomination of Managers. The Board, without Member approval, shall amend Appendix D to comply with any change in Managers. For purposes of this Agreement, the initial Managers in Appendix D shall be deemed to have been elected by the Class A Members.

(b)  Term.  The elected Managers shall serve three-year terms and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. In order to preserve continuity of governance and the harmonious transition of the initial Board to the elected or appointed Board, the terms of the initial Managers may be staggered, with all subsequent terms for elected Managers to be for a period of three years. The Board shall adopt nomination, reporting, and other election procedures and policies for the Company in its sole discretion and which may be amended or modified by the Board in its sole discretion.

(c)  Number.  The initial Board shall consist of twenty three (23) Managers. After the first Annual Meeting of the Members, the Board shall consist of not less than nine (9) Managers. The Board by resolution may establish additional Managers to be elected by the Members. The designations for any Class under Section 3.2(a) may establish additional Managers on the Board elected by the Members or appointed by the Board or by one or more Members. At each Annual Meeting of the Members, elections will be held to fill all vacancies on the Board for elected Managers.

(d)  Advisory Managers.  The Board may also appoint “Advisory Managers” (who may be invited by the Board to serve the Board in an advisory capacity and attend meetings of the Board, but who will not be members of the Board or “Managers” as used in this Agreement or the Act and who will have no voting rights on the Board).

(e)  Independent Non-Competitive Activities.  A Manager is only required to devote the time to the affairs of the Company as are necessary to govern the business and affairs of the Company in accordance with this Agreement, and shall be free to serve any other Business Entity or enterprise in any capacity that the Manager deems appropriate in his or her discretion, provided that the other Business Entity or enterprise or one of their Affiliates is not a competitor of the Company or one of the Company’s Affiliates as determined by the Board.

(f)  Resignation.  A Manager may resign at any time. The resignation must be made in writing and shall take effect at the time specified in the written resignation or, if a time is not specified then at the time of its receipt by the Chair or the Secretary of the Company. The acceptance of a resignation is not necessary to make it effective, unless expressly provided in the written resignation.

(g)  Removal.  A Manager elected by the Members may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the voting power of the class of Members who elected the Manager. A Manager appointed by one or more Members pursuant to a Class designation may be removed at any time by the appointing Member or Members or as otherwise provided in the Class designation. A Manager appointed by the Board may be removed by the affirmative majority vote of the Managers excluding the Manager to be removed. A Manager elected or appointed by the Members may be removed at any special meeting of the Board by the affirmative vote of two-thirds (2/3) of the Managers who are not subject to removal for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Board determines the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal profit; or (4) willful misconduct. The notice of the meeting shall state that the removal will be discussed and acted upon at the meeting, and must also be provided to the Manager in question at least 10 days in advance of the meeting. The Manager in question has a right to be heard at the meeting.

(h)  Vacancies.  A vacancy occurring on the Board (whether by reason of an increase in the number of Managers or by reason of a vacancy in an existing Manager seat) may be filled by appointment through an affirmative vote of a majority of the remaining Managers, though less than a quorum. A Manager appointed by the Board to fill a vacancy for an elected Manager shall serve until a successor is elected and qualified at the next annual or special meeting of the Members held for the purpose of electing Managers. At the next annual meeting or special meeting of the Members called for the purpose of electing a Manager, the Members shall elect a Manager to fill the unexpired term of the vacant Manager’s position.

Section 5.4  Board Meetings.

(a) Meetings.  Regular meetings of the Board shall be held from time to time as determined by the Board. Special meetings of the Board shall be held upon the call of the Chair or two (2) or more Managers. Board meetings shall be held at the principal office of the Company or at another place, either within or without the State of Missouri, as designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice of the meeting. Managers may participate in a Board meeting by means of video or audio conferencing or similar communications equipment whereby all Managers participating in the meeting can hear each other.

(b) Notice.  Notice of each meeting of the Board, stating the place, day and hour of the meeting, shall be given to each Manager at least three (3) days before the day on which the meeting is to be held. The notice may be given orally, in writing, by facsimile transmission, by electronic mail or by any other form or means of communication that provides reasonable assurances of effective communication. Except as expressly required in this Agreement, the notice or waiver of notice of any special or regular meeting of the Board does not need to specify the business to be transacted or the purpose of the meeting.

(c) Waiver.  Whenever a notice is required to be given to a Manager under the provisions of this Agreement, a waiver of the notice in writing signed by the Manager, whether before or after the meeting time stated in the notice, shall be deemed equivalent to the giving of the notice. Attendance of a Manager at a meeting of the Board constitutes a waiver of notice of the meeting by the Manager, except where the Manager attends a meeting for the express purpose of stating his or her objection to the transaction of any business because the meeting is not lawfully called or convened.

(d) Quorum.  One-half of the Managers in office constitute a quorum necessary for the transaction of business at any regular or special meeting of the Board. If less than a quorum is present, those Managers present may adjourn the meeting from time to time until a quorum shall be present.

(e) Voting and Act of the Board.  Each Manager has one (1) vote, without regard to the Class or Classes of Members that elected or appointed the Manager, unless otherwise provided in a Class designation. The Board shall take action by the affirmative vote of a majority of the Managers present at a duly held meeting at which a quorum is present. Provided that a quorum is present, there is no requirement that any action of the Board be approved by Managers elected or appointed by a certain Class of Members, unless otherwise provided in a Class designation.

(f) Action Without a Meeting.  An action required or permitted to be taken at a meeting of the Board may be taken by written action signed by the Managers with a majority of the voting power of the Managers comprising the Board, unless this Agreement prescribes a greater Manager approval for the action to be taken.

(g) Compensation.  The Board may fix the compensation, if any, of Managers. Managers shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board or conducting other business of the Company.

Section 5.5  Officers.

(a) Qualification; Election.  Officers of the Board, and the CEO must be natural persons, and shall be elected or appointed by the Board. The officers of the Company shall consist of the following persons:

(1) officers of the Board, elected on an annual basis, who shall consist of a Chair and a Vice Chair, who must be Managers, and a Secretary and a Treasurer who need not be a Manager and may be appointed by the Board;

(2) the CEO who may be appointed by the Board when determined necessary; and

(3) a chief financial officer and other officers and assistant officers of the Company, who shall be appointed by the CEO.

(b) Bonds and Insurance.  The Board may require all officers, agents and employees charged by this Company with responsibility for the custody of its funds or property to give bonds. Bonds shall be furnished by a responsible bonding company and approved by the Board, and the cost shall be paid by the Company. The Board shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property. In addition, the Board shall cause the Company to provide for insurance covering liability of the Company to all employees and the public, in a commercially reasonable amount as is customary for businesses similar to the Company.

(c) Term of Office.  An officer appointed by the Board, other than the CEO, shall hold office for a term of one year and until a successor is duly elected or appointed, unless prior to the end of the term the officer has resigned, deceased or has been removed from office.

(d) Removal and Vacancies.  Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a resolution of the Board; provided that the removal is subject to the termination procedures of any written employment agreement with the Company. A vacancy in an office of the Board or the CEO shall be filled by a resolution of the Board. The CEO may remove any officer appointed by the CEO. An officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

(e) Chief Executive Officer.  The CEO shall have direct and general charge and supervision of all business and administrative operations of the Company and all other duties, responsibilities, authorities and privileges as are set forth in the CEO’s employment agreement, if any, as amended from time to time, in addition to those duties, responsibilities, authorities and privileges as are delegated to the CEO by the Board by resolution, or that a CEO of a Missouri corporation would have in respect of a Missouri corporation in the absence of a specific delegation of the duties, responsibilities, authorities and privileges. The CEO may be an officer of any Business Entity in which the Company owns an interest. The CEO shall also perform other duties that may be assigned by the Board to the extent consistent with this Agreement and the CEO’s employment agreement, if any, as amended from time to time.

(f) Duties of Other Officers.  Unless provided otherwise by a resolution adopted by the Board, the officers of the Company, other than the CEO, shall have the duties as are customarily associated with their respective offices and shall perform other duties as may from time to time be prescribed by any officer to whom the officer reports.

(g) Delegation.  Unless prohibited by a resolution of the Board, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of the person’s management position to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

Section 5.6  Liability and Indemnification of Managers and Officers.

(a) Liability Limitation.  A Manager or officer of the Company is not personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by the Manager or officer; provided that this provision does not eliminate or limit the liability of a Manager or officer for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful and had no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal benefit or profit; or (4) willful misconduct.

(b) Indemnification.  To the fullest extent permitted or required by law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Manager or officer (or former Manager or officer) was a party to the proceeding as a result of or in connection with (1) his or her capacity as a Manager or officer of the Company (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred); or (2) his or her service of any other Person at the request of the Company. Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay any portion of any judgments or claims against, or any expenses of, a Manager or officer (or former Manager or officer) under the foregoing provisions where the judgments and claims or proceedings arise out of or are related to an act or failure to act of the Manager or officer in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager or officer had reasonable cause to believe that the Manager’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager or officer derived an improper personal profit; or (4) willful misconduct.

(c) Insurance.  The Company may purchase and maintain insurance on behalf of a person in the person’s official capacity against any liability or expense asserted against or incurred by the person in or arising from that capacity, whether or not the Company would be required to indemnify the person against the liability.

Section 5.7.  Contracts with Managers or Their Affiliates.

A contract or transaction between the Company or an Affiliate of the Company and a Manager or the Manager’s Affiliate or between the Company and the Company’s Affiliate and any other entity in which a Manager or the Manager’s Affiliate has a material financial interest, is not void or voidable and does not require the Manager to account to the Company and hold as trustee for the Company any profit or benefit derived from the contract or transaction solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which the contract or transaction is authorized, if: (1) the material facts of the Manager’s material financial interest are disclosed to the Board; and (2) the contract or transaction is authorized or approved by two-thirds of all of the disinterested Managers. The presence of the interested Manager may be counted in determining the presence of a quorum at the meeting at which the contract or transaction is authorized but the interested Manager’s presence or vote may not be counted in determining the authorization or approval of the contract or transaction by the necessary two-thirds quantum of consent.

ARTICLE 6.

Amendments

Section 6.1  Amendments.

(a) Procedure For Amendments.  Other than amendments by the Board under Section 6.1(b), amendments to this Agreement shall be proposed solely by the Board and approved by the Members. Following the Board’s approval of any proposed amendment, the Board shall submit to the Members a verbatim statement of the proposed amendment, providing that counsel for the Company has approved of the amendment in writing as to form. The Board shall include in any submission to the Members a recommendation as to the proposed amendment. The Board shall seek the approval of the Members on the proposed amendment by consent (written or electronic affirmation as determined by the Board) of the required number of Members or shall call a meeting of the Members to vote on the proposed amendment and to transact any other business deemed appropriate. A proposed amendment is adopted and is effective as an amendment of this Agreement if the amendment is approved by Members of each Class entitled to vote on the amendment. The Board shall incorporate any amendment as a restated Agreement effective as of the effective date of the amendment.

(b) Amendments By Board.  This Agreement may be amended by the Board, without Member approval, to the extent provided in: Section 2.4 for the Principal Place of Business; Section 2.6(c) for the Agent for Service of Process; Section 3.2(a), 3.2(b) and Section 3.2(c) for designations of Classes and issuance of Units; Section 3.6 as to Class designations under Section 3.2(a). Section 3.8(g) for the Unit Transfer Policy; and Section 5.3(a) as to the change in Managers; which includes the authority of the Board to amend Appendices A, B, C, D, and E without Member approval.

(c) Amendments Of Sections By Specified Percentage.  A provision of this Agreement that requires the approval or consent of a specified percentage or number in interest of the Members or any Class of Members may not be amended without the affirmative vote of Members holding at least the specified percentage or number of voting rights of all of the Members or of the specified Class.

(d) Amendment Of This Section.  This Section shall not be amended without the approval or consent of at least two-thirds (2/3) of the voting power of Members holding each Class of Units.

ARTICLE 7.

Dissolution and Winding Up

Section 7.1  Dissolution Commencement.

(a) Dissolution Event.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of either of the following (each a “Dissolution Event”): (1) the affirmative vote of the

Board and a majority of the voting power of each class of Members to dissolve, wind up, and liquidate the Company; or (2) the entry of a decree of judicial dissolution pursuant to the Act.

(b) No Dissolution Prior To Dissolution Event.  The Members agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

Section 7.2  Winding Up.

Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, Unitholders and Members, and no Unitholder or Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unitholders and Members until the time as the Property has been distributed pursuant to this Section and the Articles of Organization has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator appointed under Section 7.6 shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale of the Property, to be applied and distributed, to the maximum extent permitted by law, in the following order (subject to any priority Distributions applicable to Units of any specific Class or Classes):

(1)  first, to creditors (including Managers, Unitholders, Members and Affiliates of Unitholders and Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s debts, obligations and liabilities (whether by payment or making of reasonable provision for payment of the liabilities); and

(2)  second, the excess of the amount paid in Section 7.2(1) above, subject to any priorities in the designation of Unit Classes, to the Unitholders in accordance with the positive balance in their Capital Accounts, as provided in Appendix E, Article XII.

Section 7.3  Rights of Unitholders.

Except as otherwise provided in this Agreement, in winding up under Section 7.2 each Unitholder shall look solely to the Property of the Company for any Distribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts, obligations and liabilities of the Company are insufficient to return the Capital Contributions, the Unitholders shall have no recourse against the Company or any other Unitholder or Unitholders.

Section 7.4  Notice of Dissolution.

(a) Notice to Unitholders and Claimants.  Within thirty (30) days after the occurrence of a Dissolution Event, the Board shall provide written notice of the Dissolution Event to each of the Members and any Unitholders who are not Members, and the Board may notify its known claimants and/or publish notice as further provided in the Act.

(b) Certificate of Cancellation.  Upon completion of the distribution of the Company’s Property as provided in this Article 7, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation in accordance with the Act and shall take all other actions as may be necessary to terminate the Company.

Section 7.5  Allocations During Period of Liquidation.

During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unitholders pursuant to Section 7.2 (the “Liquidation Period”), the Unitholders shall continue to share Profits,

Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 3 and Appendix E.

Section 7.6  The Liquidator.

(a) Definition.  The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company. The Liquidator may be the Board or a committee of three or more Managers appointed by the Board.

(b) Fees.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 7 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c) Indemnification.  The Company shall indemnify, save harmless, and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any act or omission, which attorneys’ fees may be paid as incurred, except to the extent the liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

Section 7.7.  Form of Liquidating Distributions.

For purposes of making Distributions required by Section 7.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds from the sale.

ARTICLE 8.
Miscellaneous

Section 8.1  Notices.

A notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing, facsimile or electronic communication, as determined by the Board, and shall be deemed to have been delivered, given, and received for all purposes: (1) if delivered personally to the Person or to an officer of the Business Entity to whom the same is directed; or (2) when the same is actually delivered to the recipient’s address on record with the Company. Notices, payments and demands shall be transmitted or sent: (1) if to the Company, to the address determined pursuant to Section 2.4; and (2) if to the Unitholders or Members, to the address of the Unitholder or Member on record with the Company.

Section 8.2  Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and Unitholders and their respective successors, transferees, and assigns, without the necessity of physical execution of this Agreement.

Section 8.3  Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or Unitholder.

Section 8.4  Time.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

Section 8.5  Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 8.6  Severability.

Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, the illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if the illegality or invalidity would be to cause the Members to lose the material benefit of their economic bargain, then the Members agree to negotiate in good faith to amend this Agreement in order to restore the lost material benefit.

Section 8.7  Incorporation by Reference.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to in this Agreement is not incorporated in this Agreement by reference unless this Agreement expressly provides that the exhibit, schedule or appendix is to be incorporated as part of this Agreement.

Section 8.8  Variation of Terms.

All terms and any variations of the terms shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the term may require.

Section 8.9  Governing Law.

The laws of the State of Missouri shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising under this Agreement.

Section 8.10  Specific Performance.

Each Member and Unitholder agrees that the other Members and Unitholders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedy to which the Company on behalf of the nonbreaching Members may be entitled, at law or in equity, the Company on behalf of the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 8.11  Consent to Jurisdiction.

All actions, suits or proceedings arising out of or based upon this Agreement or the subject matter of this Agreement if brought by a person other than the Company shall be brought and maintained exclusively in the federal courts located in the State of Missouri, provided that upon determination by the Board of Managers, the Company has the right to bring, maintain, or remove any action, suit, or proceeding arising out of or based on this Agreement or the subject matter of this Agreement to any state or federal court located in the State of Missouri. Each of the Unitholders and Members: (1) shall irrevocably be subject to the jurisdiction of the federal courts located in the State of Missouri for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter of this Agreement; and (2) waives to the extent not prohibited by applicable law, and shall not be entitled to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that he, she, or it is not subject personally to the jurisdiction of one of the above-named courts, that he, she, or it is immune from extraterritorial injunctive relief or other injunctive relief, that he, she, or its property is exempt or immune from attachment or execution, that any action, suit or proceeding may not be brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter of this Agreement may not be enforced in or by any one of the above-named courts. Each Unitholder, Member, or other party to this Agreement shall be subject to service of process in any suit, action or proceeding in any manner permitted by the laws of the State of Missouri, shall be subject to service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to this Agreement on the records of the Company (on grounds that it is reasonably calculated to give actual notice) and waives and shall not be entitled to assert by way of motion, as a defense or otherwise, in any action, suit or proceeding any claim that service of process made in accordance with this Agreement does not constitute good and sufficient service of process. The provisions of this Section shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal courts located in the State of Missouri.

Section 8.12  Waiver of Jury Trial.

To the extent not prohibited by applicable law which cannot be waived, the Company and each of the Unitholders and Members waive and shall not be entitled to assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter of this Agreement, whether now existing or arising later and whether sounding in tort or contract or otherwise.

Appendix A

PRINCIPAL PLACE OF BUSINESS
OF
BOOTHEEL AGRI-ENERGY, LLC

The principal place of business of Bootheel Agri-Energy, LLC is 1007 State Hwy EE, Chaffee, Missouri 63740 and other places as determined by the Board of Managers of Bootheel Agri-Energy, LLC.

A-1

Appendix B

AGENT FOR SERVICE
OF PROCESS
OF
BOOTHEEL AGRI-ENERGY, LLC

The name and address of the agent for service of process on Bootheel Agri-Energy, LLC in the State of Missouri is Ms. Teresa E. Steiner, 1214 Linn Street, Sikeston, MO 63801 and its initial registered agent at that address is Teresa E. Steiner.

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Appendix C

UNIT TRANSFER POLICY
OF
BOOTHEEL AGRI-ENERGY, LLC

Section 1.1.  Definitions, Applicability.

(a) Definitions.  The definitions of the Operating Agreement (the “Agreement”) of Bootheel Agri-Energy, LLC (the “Company”) and Appendix E of the Agreement apply to this Unit Transfer Policy (the “Policy”).

(b) Applicability.  This Policy and Section 3.8 of the Agreement and the other applicable provisions of the Agreement apply to all Transfers of Units of the Company.

(c) Intent of Policy.  It is the intent of this Policy as it relates to any Transfers that: (1) the tax status of the Company is the same as for a partnership; (2) this Company preserve its partnership tax status by complying with Regulations, Section 1.7704-1, et seq., and any amendments; and (3) to the extent possible, this Policy shall be read and interpreted to prohibit the free transferability of Units.

Section 2.1.  Complete Prohibition on Certain Transfers of Units.

Notwithstanding any other provisions of this Policy, the following Transfers will be prohibited and the Board of Managers will have no authority to approve any of the following Transfers:

(1) a Transfer in violation of the Securities Act or any state securities or blue sky laws applicable to the Company or the Interest to be transferred;

(2) a Transfer that would cause the Company to be considered a publicly traded partnership under Section 7704(b) of the Code;

(3) a Transfer that would cause the Company to lose its status as a partnership for federal income tax purposes; or

(4) a Transfer that would cause a termination of the Company for federal income tax purposes.

Section 3.1.  Conditions to Permitted Transfers.

(a) Requirement.  A Transfer shall not be treated as a Permitted Transfer unless and until the conditions in this Section are satisfied.

(b) Conveyance Documents.  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company documents and instruments of conveyance as may be necessary or appropriate in the opinion of legal counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of the Transfer, in form and substance satisfactory to legal counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with the Transfer.

(c) Tax Information.  The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. In addition, the transferee must consent to the use of the method and convention of allocating Profits and Losses and each item of profit and loss for the year of the transfer that is specified in the Unit Transfer Policy. Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in the Agreement with respect to any Transferred Units until it has received this information.

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(d) Securities Compliance.  Except in the case of a Transfer of Units involuntarily by operation of law, either (1) the Units are registered under the Securities Act, and any applicable state securities laws, or (2) if requested by the Board of Managers in its discretion, the transferor provides an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer is exempt from all applicable registration requirements and that the Transfer will not violate any applicable laws regulating the Transfer of securities.

(e) Does Not Cause Company To Be Investment Company.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its sole discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(f) Does Not Cause Company To Be Publicly Traded Partnership.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer will not cause the Company to be deemed to be a “publicly-traded limited partnership” under applicable provisions of the Code.

(g) Transferee Is Not A Competitor Of The Company.  Except in the case of a Transfer of Units involuntarily by operation of law, the Board must determine (in its sole discretion) that the transferee is not a competitor of the Company or the Company’s Affiliates, or an Affiliate of a competitor of the Company or a Person who as a Unitholder or Member would or may be detrimental to the interests of the Company. The Unitholder and proposed transferee shall submit information requested by the Board to make the determination.

(h) Tax Status Compliance.  Unless otherwise approved by the Board of Managers, a Transfer of Units shall not be made except upon terms which would not, in the opinion of legal counsel chosen by and mutually acceptable to the Board and the transferor, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. In determining whether a particular proposed Transfer will result in a termination of the Company, legal counsel to the Company shall take into account the existence of prior written commitments to Transfer and the commitments shall always be given precedence over subsequent proposed Transfers.

(i) Suspension Of Transfers After Dissolution Event.  No notice or request initiating the procedures contemplated by this Section may be given by a Unitholder after a Dissolution Event has occurred.

(j) Board May Waive Conditions.  Subject to Section 2.1 of this Policy, the Board of Managers shall have the authority to waive any legal opinion or other condition required in this Section.

Section 3.2.  Distributions and Allocations in Respect to Transferred Units.

If any Unit is transferred in compliance with the Transfer Restrictions, then Profits and Losses, each item of profit and loss, and all other items attributable to the Units for the fiscal year of the Transfer shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the fiscal year in accordance with Code Section 706(d). Solely for purposes of making the allocations, the Company shall use a monthly proration method and convention that divides and allocates the Profits, Losses and items between the transferor and transferee based on the portion of the year that has elapsed prior to the Transfer determined by recognizing the Transfer as of the beginning of the calendar month following the calendar month in which the notice, documentation and information and approval requirements of the Transfer have been substantially complied with. All Distributions on or before the end of the calendar month in which the requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to the allocations and Distributions by resolution or by amending this Section; provided, that reasonable notice of any change is given to the Unitholders in

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advance of the change. Neither the Company, the Board, any Manager nor any Unitholder shall incur any liability for making allocations and Distributions in accordance with the provisions of this Section, whether or not the Board or any Manager or the Company or any Unitholder has knowledge of any Transfer of ownership of any interest in the Company. The Unitholders acknowledge that the method and convention designated herein constitutes an “agreement among the partners” within the meaning of Regulations, Section 1.706-1.

Section 3.3.  Other Rules Regarding Transfers.

(a) Market Of Units Not Made.  A Unitholder may not: (1) make a market in Units; (2) Transfer its Units on an established securities market, a secondary market (or the substantial equivalent of those markets) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published); and (3) in the event the Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent of a secondary market, Transfer any Units through a matching service that is not approved in advance by the Company. A Unitholder may not Transfer any Units to any Person unless the Person agrees to be bound by the Transfer Restrictions and to Transfer the Units only to Persons who agree to be similarly bound.

(b) Units Acquired For Unitholder’s Account.  The acquisition of Units by a Unitholder shall be deemed to be a representation and warranty to the Company and the other Unitholders, that the Unitholder’s acquisition of Units is made as principal for the Unitholder’s own account and not for resale or distribution of the Units to others in violation of securities laws as determined by the Company and its legal counsel.

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Appendix D

BOARD OF MANAGERS
OF
BOOTHEEL AGRI-ENERGY, LLC

			Term
Manager and Address	Position	Classification	Expires

Bill Holmes 769 State Highway CC Oran, Missouri 63771	Manager	Class A Elected	2006
Ken Westrich 1280 State Highway PP Scott City, Missouri 63780	Manager	Class A Elected	2006
Charles E. Hurst 24662 Roth Cemetery Road St. Mary, Missouri 63673	Manager	Class A Elected	2006
Benny L. Wheeler 307 Wheeler Drive Scott City, Missouri 63780	Manager	Class A Elected	2006
Britton Ferrell 401 East Commercial Street Charleston, Missouri 63834	Manager	Class A Elected	2006
Edward Dement 322 Kennedy Drive Sikeston, Missouri 63801	Manager	Class A Elected	2006
E.E. (Gene) Dement 615 North Kingshighway Sikeston, Missouri 63801	Manager	Class A Elected	2006
Douglas Golden 2217 Brookwood Drive Cape Girardeau, Missouri 63701	Manager	Class A Elected	2006
David Herbst 1007 State Highway EE Chaffee, Missouri 63740	Manager	Class A Elected	2006
James LeGrand 1211 State Highway E Benton, Missouri 63736	Manager	Class A Elected	2006
Michael LeGrand 758 State Highway E Benton, Missouri 63736	Manager	Class A Elected	2006
Ed C. Marshall P.O. Box 3 Charleston, Missouri 63834	Manager	Class A Elected	2006
Norman B. Harty P.O. Box D Dexter, Missouri 63841	Manager	Class A Elected	2006
George Lewis Rone 711 Warren Avenue Portageville, Missouri 63873	Manager	Class A Elected	2006
Edward A. Riley P.O. Box 427 Dexter, Missouri 63841	Manager	Class A Elected	2006

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			Term
Manager and Address	Position	Classification	Expires

C.D. Stewart 25788 County Road 307 Bloomfield, Missouri 63825	Manager	Class A Elected	2006
Joe Schneider #1 Bienville Cape Girardeau, Missouri 63701	Manager	Class A Elected	2006
Russ A. Mothershead P.O. Box 1717 Cape Girardeau, Missouri 63701	Manager	Class A Elected	2006
Russ A. Mothershead II 2139 Belleridge Pike Cape Girardeau, Missouri 63701	Manager	Class A Elected	2006
Martin Priggel 2397 State Highway W Oran, Missouri 63771	Manager	Class A Elected	2006
Mike Geske 4694 State Highway E Matthews, Missouri 63867	Manager	Class A Elected	2006
Von Priggel 371 County Highway 267 Oran, Missouri 63771	Manager	Class A Elected	2006
Robert E. Hahs 1862 County Road 425 Friedheim, Missouri 63747	Manager	Class A Elected	2006

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Appendix E

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

The Sections in this Appendix E relate to allocations, distributions, tax matters, accounting, dissolution and other related matters. The numbering of the Sections is not sequential but the Sections are numbered to reflect the numbering conventions of certain forms.

ARTICLE I.

The Company

Section 1.10.  Definitions.

The definitions in this section (and the definitions in Section 1.2 of the Agreement) apply to this Appendix E. References to Articles and Sections refer to Articles and Sections in this Appendix E unless the context implies or it is stated otherwise.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in the Unitholder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to the Capital Account any amounts which the Unitholder is deemed to be obligated to restore pursuant to the next to the last sentences in Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to the Capital Account the items described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition is intended to comply and shall be interpreted consistently with the provisions of Regulations, Section 1.704-1(b)(2)(ii)(d).

“Capital Account” means the capital account maintained for each Unitholder in accordance with Section 2.4.

“Capital Contributions” means, with respect to any Unitholder, the amount of cash, property, services rendered, or a promissory note or other obligation to contribute cash or property or to perform services contributed to the Company with respect to the Units in the Company held or purchased by the Unitholder.

“Class Percentage” is 100%.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year, Depreciation shall be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the Fiscal Year bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of the Fiscal Year is zero, Depreciation shall be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Board.

“Fiscal Year” means, subject to a change in Fiscal Year pursuant to Section 8.1(b), the fiscal year of the Company, which shall be the Company’s taxable year as determined under Regulations, Section 1.441-1 or Section 1.441-2 and the Regulations under Section 706 of the Code or, if the context requires, any portion of a fiscal year for which an allocation of Profits, Losses or other allocation items or a Distribution is to be made; provided that the Board may designate a different fiscal year for GAAP reporting purposes but that designation shall not affect the taxable year of the Company or the provisions of this Agreement relating to Capital Accounts, allocations of Profits, Losses or other allocation items, or Distributions.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset, as determined by the Board;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the Distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g); and (iv) other times as the Regulations may permit; provided that an adjustment described in clauses (i), (ii), and (iv) of this subparagraph shall be made only if the Board determines that such adjustment is necessary to reflect the relative economic interests of the Unitholders in the Company;

(c) The Gross Asset Value of any item of Company assets distributed to any Unitholder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of Distribution as determined by the Board; and

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m) and subparagraph (d) of the definition of “Profits” and “Losses” or Section 3.3(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), the Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits, Losses and other allocation items.

“Liquidation Period” has the meaning set forth in Section 7.5 of the Agreement.

“Liquidation Provisions” means the provisions of Article XII of this Appendix E and Article 7 of the Agreement.

“Liquidator” has the meaning set forth in Section 7.6 of the Agreement.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debts, obligations and liabilities of the Company, including capital improvements, replacements, and contingencies, all as reasonably determined by the Board. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Deductions” has the meaning set forth in Regulations, Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning in Regulations, Section 1.704-2(b)(3).

“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to the taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations, Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from the taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of the Property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations, Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Unitholder’s interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as the regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.4.

“Unitholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations, Section 1.704-2(b)(4).

“Unitholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations, Section 1.704-2(i)(3).

“Unitholder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Regulations, Sections 1.704-2(i)(1) and 1.704-2(i)(2).

ARTICLE II.

Capital and Interests

Section 2.4.  Capital Accounts.

A Capital Account shall be maintained for each Unitholder in accordance with the following provisions. To facilitate the accounting for acquisitions, ownership and transfers of more than one Class of Units by a Unitholder, each Unitholder’s Capital Account shall be subdivided into separate Capital Accounts for each Class of Units owned, and the following adjustments to Capital Accounts shall be made by reference to Units of each Class of Units owned:

(a) To each Unitholder’s Capital Account there shall be credited (i) the initial Gross Asset Value of any Property, including money contributed to the Company as a Capital Contribution with respect to the Units in the Company held by the Unitholder, (ii) the Unitholder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by the Unitholder or which are secured by any Property distributed to the Unitholder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unitholder related to the maker of the note within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unitholder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations, Section 1.704-1(b)(2)(iv)(d)(2);

(b) To each Unitholder’s Capital Account there shall be debited (i) the Gross Asset Value of any Property including money distributed to the Unitholder pursuant to any provision of this Agreement, (ii) the Unitholder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any liabilities of the Unitholder assumed by the Company or which are secured by any Property contributed by the Unitholder to the Company;

(c) In the event Units are Transferred in accordance with the terms of Article 3 of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits, Losses and other allocation items, nonliquidating Distributions, liquidating Distributions, and the maintenance of Capital Accounts, including and subject to Section 12.1 of this Appendix E, are intended to comply with Regulations, Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulations. In the event the Board shall determine that it is prudent, the Board may modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unitholders), are computed in order to comply with the Regulations. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations, Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations, Section 1.704-1(b).

ARTICLE III.

Allocations

Section 3.1.  Profits.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, Profits for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to Unitholders of the Class in proportion to Units held. The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

Section 3.2.  Losses.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, and except as otherwise provided in Section 3.5 of this Appendix E, Losses for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to Unitholders of the Class in proportion to Units held. The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

Section 3.3.  Special Allocations.

The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations, Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations, Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Unitholder Minimum Gain Chargeback.  Except as otherwise provided in Regulations, Section 1.704-2(i)(4), notwithstanding any other provision of this Section, if there is a net decrease in Unitholder Nonrecourse Debt Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Nonrecourse Debt Minimum Gain attributable to the Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.3(b) is intended to comply and shall be interpreted consistently with the minimum gain chargeback requirement in Regulations, Section 1.704-2(i)(4).

(c) Qualified Income Offset.  In the event any Unitholder unexpectedly receives any adjustments, allocations, or Distributions described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to the Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unitholder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in this Appendix E.

(d) Gross Income Allocation.  In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unitholder is obligated to restore pursuant to the penultimate sentences of Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5), each Unitholder shall be specially allocated items of Company income and gain in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Appendix E.

(e) Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholders in the manner which Profits would be allocated under Section 3.1 determined without regard to the other provisions of this Article III.

(f) Unitholder Nonrecourse Deductions.  Any Unitholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations, Section 1.704-2(i)(1).

(g) Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Unitholder in complete liquidation of the Unitholder’s interest in the Company, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in accordance with their interests in the Company in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unitholder to whom the Distribution was made in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Issuance of a Capital Interest for Services.  If the Company issues Units in consideration of services that would entitle the recipient to share in liquidation proceeds if the Company were hypothetically liquidated immediately following the issuance (a capital interest for federal income tax purposes), gross receipts of the Company shall be specially allocated to the recipient in the amount of the entitlement.

(i)  Special Allocation of Gain.  Any net gain recognized during the Liquidation Period that otherwise would be allocable under Section 3.3(b) shall be specially allocated to the Unitholders of each Unit that was issued in connection with the initial capitalization of the Company the amount of the difference between the initial Capital Contribution made with respect to each such Unit and $2.00. If such gain is insufficient to satisfy the entire special allocation, such gain shall be specially allocated prorate among all such Units.

Section 3.4.  Curative Allocations.

The allocations set forth in Sections 3.3(a) through (i) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Board shall make the offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the Regulatory Allocations were not part of the Agreement.

Section 3.5.  Loss Limitation.

Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Unitholder to have an Adjusted Capital Account Deficit at the end of any Fiscal

Year. In the event some but not all of the Unitholders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2, the limitation set forth in this Section 3.5 shall be applied on a Unitholder by Unitholder basis among the Units, so as to allocate the maximum permissible Losses to each Unitholder under Regulations, Section 1.704-1(b)(2)(ii)(d).

Section 3.6.  Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined by the Board using any permissible method under Code Section 706 and the Regulations under Code Section 706.

(b) If additional Units are issued pursuant to Section 3.2(c) of the Agreement during a Fiscal Year, the Profits, Losses and other items allocated with respect to the Class of Units issued for that Fiscal Year will be allocated among the Unitholders of that Class in a manner that takes into account their varying interests in the Company during the Fiscal Year using any permissible methods under Code Section 706 and the Regulations under Code Section 706 and any conventions permitted by law as may be specified in the terms governing the issuance of the Units or, if not specified, as directed by the Board.

(c) The Unitholders agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(d) Solely for purposes of determining a Unitholder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations, Section 1.752-3(a) (3), the Unitholders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

(e) To the extent permitted by Regulations, Section 1.704-2(h) (3), the Unitholders shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Unitholder Nonrecourse Debt only to the extent that the Distributions would cause or increase an Adjusted Capital Account Deficit for any Unitholder.

Section 3.7.  Tax Allocations: Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations under Code Section 704(c), income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take into account any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

(b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b)(ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations under Code Section 704(c).

(c) Allocations pursuant to this Section shall be made as required or permitted by Regulations, Section 1.704-3 pursuant to such method provided therein as may reasonably be designated by the Board. Any elections or other decisions relating to allocations under this Section will be made in any manner that the Board reasonably determines to reflect the purpose and intention of this Agreement. Allocations under this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses and other allocation items or Distributions under any provision of this Appendix E or the Agreement.

ARTICLE IV.

Distributions

Section 4.1.  Net Cash Flow.

The Board may make Distributions of Net Cash Flow at times and in aggregate amounts determined by the Board in its sole discretion. When the Board determines that a Distribution is to be made, except as otherwise provided in the Liquidation Provisions, Net Cash Flow, if any, shall be distributed to each Class by Class Percentage and then to Unitholders of a Class in proportion to Units held. The Class Percentages are subject to change if additional Units are issued pursuant to Section 3.2 of the Agreement.

Section 4.2.  Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation to the Company or the Unitholders shall be treated as amounts paid or distributed, as the case may be, to the Unitholders with respect to which the amount was withheld pursuant to this Section for all purposes under this Agreement. The Company is authorized to withhold from payments and Distributions, or with respect to allocations to the Unitholders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unitholders with respect to which such amount was withheld.

Section 4.3.  Limitations of Distributions.

(a) The Company shall make no Distributions to the Unitholders except as provided in this Article IV, Article XII, Article 7 of the Agreement, and Section 3.6 of the Agreement.

(b) A Unitholder may not receive a Distribution from the Company to the extent that, after giving effect to the Distribution, all liabilities of the Company, other than liability to Unitholders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company’s assets.

ARTICLE V.

[Reserved]

ARTICLE VI.

[Reserved]

ARTICLE VII.

[Reserved]

ARTICLE VIII.

Accounting, Books and Records

Section 8.1.  Accounting, Books And Records.

(a) The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in the Agreement relating to Capital Contributions, Profits, Losses and other allocation items, Distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP. The books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain all of the following:

(i) a current list of the full name and last known business or residence address of each Unitholder set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Unitholder;

(ii) the full name and business address of each Manager;

(iii) a copy of the Articles of Organization and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles of Organization or any amendments thereto have been executed;

(iv) copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(v) a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(vi) copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

(vii) the Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

(b) The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board may, without any further consent of the Unitholders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company’s Fiscal Year.

Section 8.2.  Reports.

(a) In General.  The chief financial officer of the Company (or other officer determined by the Board or the CEO) shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

(b) Financial Statements.  The Company shall maintain the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unitholder’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and file with the Securities and Exchange Commission, if required, for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X).

(i) As soon as practicable following the end of each GAAP Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of the GAAP Fiscal Year) and at the time as Distributions are made to the Unitholders pursuant to the Liquidation Provisions following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of the GAAP Fiscal Year and the related statements of operations, statement of Unitholders’ Capital and changes therein, and cash flows for the GAAP Fiscal Year, together with appropriate notes to the financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding GAAP Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding GAAP Fiscal Years (in the case of the statements).

(ii) If required by the Securities and Exchange Commission, as soon as practicable following the end of the first three quarters of each GAAP Fiscal Year (and in any event not later than forty-five (45) days after the end of such quarter), an unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of operations and cash flows for such GAAP Fiscal Quarter and for the GAAP Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior GAAP Fiscal Year’s quarter and the quarter just completed.

Section 8.3.  Tax Matters.

(a) Generally.  The Board shall have the power and authority, without any further consent of the Members being required: (i) to cause the Company to make or revoke any and all elections for federal, state, local, and foreign tax purposes including an election pursuant to Code Section 754; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Company’s federal, state, local or foreign tax returns; (iii) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unitholders in their capacities as Unitholders; and (iv) to file or amend any tax returns and execute any agreements or other documents relating to or affecting tax matters, including agreements or other documents that bind the Unitholders with respect to tax matters. The Board shall designate a qualifying Member to act as the tax matters partner within the meaning of and pursuant to Regulations, Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

(b) Tax Information.  Necessary tax information shall be delivered to each Unitholder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

ARTICLE IX.

[Reserved]

ARTICLE X.

[Reserved]

ARTICLE XI.

[Reserved]

ARTICLE XII.

Dissolution and Winding Up

Section 12.1.  Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Company is “liquidated” within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g), Distributions shall be made pursuant to the Liquidation Provisions to the Unitholders who have positive Capital Accounts in compliance with Regulations, Section 1.704-1(b)(2)(ii)(b)(2). If any Unitholder has a deficit balance in his Capital Account (after giving effect to all Capital Contributions, Distributions and allocations of Profits, Losses and other allocation items for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the Distributions that would otherwise be made to the Unitholders pursuant to the Liquidation Provisions may be:

(a) Distributed to a trust established for the benefit of the Unitholders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unitholders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Unitholders pursuant to Section 7.2 of the Agreement; or

(b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that the withheld amounts shall be distributed to the Unitholders as soon as practicable.

Section 12.2.  Deemed Distribution and Recontribution.

Notwithstanding any other provision of the Liquidation Provisions, in the event the Company is liquidated within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the debts, obligations and liabilities of the Company shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in the new company, and immediately thereafter, the Company will be deemed to liquidate by distributing the interest in the new company to the Unitholders.

Section 12.3.  Character of Liquidating Distributions.

All payments made in liquidation of the interest of a Unitholder in the Company shall be made in exchange for the interest of such Unitholder in Property pursuant to Section 736(b)(1) of the Code, including the interest of the Unitholder in Company goodwill.

Appendix D

MEMBER SIGNATURE PAGE
ADDENDA TO THE OPERATING AGREEMENT OF BOOTHEEL AGRI-ENERGY, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Bootheel Agri-Energy, LLC, has received a copy of the Operating Agreement, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

INDIVIDUALS:
ENTITIES:

 Name of Individual Member (Please Print)
Name of Entity (Please Print)

 Signature of Individual
Print Name and Title of Officer

 Name of Joint Individual Member (Please Print)
Signature of Officer

 Signature of Joint Individual

AGREED AND ACCEPTED ON BEHALF OF THE COMPANY AND ITS MEMBERS:

BOOTHEEL AGRI-ENERGY, LLC

By:

Its:

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Directors and officers of the Company may be entitled to benefit from the indemnification provisions contained in the Company’s Operating Agreement and the Missouri Limited Liability Company Act. The general effect of these provisions is summarized below.

Our operating agreement provides that to the maximum extent permitted under the Missouri Limited Liability Company Act and any other applicable law, no member or director of Bootheel Agri-Energy, LLC shall be personally liable for any debt, obligation or liability of Bootheel Agri-Energy merely by reason of being a member or director or both. No director of Bootheel Agri-Energy shall be personally liable to Bootheel Agri-Energy or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, Operating Agreement, or the Missouri Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Missouri Limited Liability Company Act and other applicable law, Bootheel Agri-Energy, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of Bootheel Agri-Energy. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by Bootheel Agri-Energy in contradiction of the Missouri Limited Liability Company Act. Bootheel Agri-Energy may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether Bootheel Agri-Energy would otherwise be required to indemnify the person against the liability.

Generally, under Missouri law, a member or manager is not personally obligated for any debt or obligation of Bootheel Agri-Energy solely because they are a member or manager of Bootheel Agri-Energy. However, Missouri law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our Operating Agreement provides that no member or director of Bootheel Agri-Energy shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

The principles of law and equity supplement the Missouri Limited Liability Company Act, unless displaced by particular provisions of the Act.

There is no pending litigation or proceeding involving a director, officer, employee or agent of Bootheel Agri-Energy as to which indemnification is being sought. Bootheel Agri-Energy is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee	$11,770
Legal fees and expenses	$40,000
Miscellaneous Fees	$8,230
Accounting fees	$30,000
Blue Sky filing fees	$5,000
Printing expenses	$30,000
Total	$125,000

*	All of the above items except the registration fee are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

In October 2005, we issued and sold 420,000 membership units to our founders at a purchase price of $1.00 per unit, without registering the units with the Securities and Exchange Commission. In addition, in October 2005, we issued and sold 1,700,000 membership units to our seed capital investors at a purchase price of $1.00 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation D or received the information required for non-accredited investors and made representations to us regarding their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All purchases were made with cash and the total amount of cash consideration for those securities was $2,120,000. In March 2006, we initiated an offering under Rule 506 of Regulation D. The offering was terminated on June 5, 2006 without any sales being made.

ITEM 27.  EXHIBITS.

3.1	Certificate of Formation**
3.2	Certificate of Merger**
3.3	Operating Agreement**
4.1	Form of Subscription Agreement of registrant**
4.3	Escrow Agreement between Bootheel Agri-Energy, LLC and U.S. Bank**
5.1	Form of Opinion of Bryan Cave LLP as to certain securities matters**
8.1	Form of Opinion of Bryan Cave LLP as to certain tax matters**
10.1	Project Development Agreement (Revised) between Bootheel Agri-Energy, LLC and Delta-T Corporation**
10.2	Addendum to Project Development Agreement between Bootheel Agri-Energy LLC and Delta-T Corporation**
10.3	Option to Purchase Real Estate Agreement between Bootheel Agri-Energy LLC and the City of Sikeston**
23.1	Consent of Independent Registered Public Accounting Firm*

*	Filed herewith.

**	Previously filed.

ITEM 28.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, to undertake that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) (iv)any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 3 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sikeston, Missouri on January 3, 2007.

BOOTHEEL AGRI-ENERGY, LLC

By:	/s/ David M. Herbst
David M. Herbst, Manager, Chair
(principal executive officer)

/s/  Kenneth J. Westrich
Kenneth J. Westrich, Manager, Treasurer
(principal financial officer)

/s/  Edward A. Riley
Edward A. Riley, Manager
(principal accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated:

/s/ David M. Herbst David M. Herbst, Manager, Chair	/s/ Von P. Priggel Von P. Priggel, Manager, Vice Chair

/s/ Edward E. Dement Edward E. Dement, Manager, Secretary	/s/ Kenneth J. Westrich Kenneth J. Westrich, Manager, Treasurer

/s/ Eston E. Dement Eston E. Dement, Manager	/s/ Britton H. Ferrell Britton H. Ferrell, Manager

/s/ Michael D. Geske Michael D. Geske, Manager	/s/ Douglas L. Golden Douglas L. Golden, Manager

/s/ Robert E. Hahs Robert E. Hahs, Manager	/s/ Billy J. Holmes Billy J. Holmes, Manager

/s/ Charles E. Hurst Charles E. Hurst, Manager	/s/ James R. LeGrand James R. LeGrand, Manager

/s/ Michael C. LeGrand Michael C. LeGrand, Manager	/s/ Edgar C. Marshall Edgar C. Marshall, Manager

/s/ Martin A. Priggel Martin A. Priggel, Manager	/s/ Edward A. Riley Edward A. Riley, Manager

/s/ George L. Rone George L. Rone, Manager	/s/ Joseph M. Schneider Joseph M. Schneider, Manager

/s/ Clellen D. Stewart Clellen D. Stewart, Manager

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